Technical Report Summary, Wodgina Operation, Western Australia Albemarle Corporation Date: 10 February 2025 Exhibit 96.2 | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page i of vi | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 TABLE OF CONTENTS 1. EXECUTIVE SUMMARY .................................................................................................. 1 1.1 Summary .......................................................................................................................... 1 1.2 Report Scope .................................................................................................................... 1 1.3 Property Description and Location .................................................................................... 1 1.4 Geology and Mineralization ............................................................................................... 2 1.5 Exploration Status ............................................................................................................. 2 1.6 Development and Operations ........................................................................................... 2 1.7 Mineral Resources and Mineral Reserves ......................................................................... 4 1.8 Market Studies .................................................................................................................. 5 1.9 Environmental, Permitting, and Social Considerations ...................................................... 6 1.10 Economic Evaluation ........................................................................................................ 6 1.11 Recommendations ............................................................................................................ 8 1.12 Key Risks .......................................................................................................................... 9 2. INTRODUCTION ............................................................................................................ 10 2.1 Report Scope .................................................................................................................. 10 2.2 Site Visits ........................................................................................................................ 10 2.3 Sources of Information .................................................................................................... 11 2.4 Forward-Looking Statements .......................................................................................... 11 2.5 List of Abbreviations........................................................................................................ 11 2.6 Independence ................................................................................................................. 15 2.7 Inherent Mining Risks ..................................................................................................... 15 3. PROPERTY DESCRIPTION AND LOCATION ............................................................... 16 3.1 Location .......................................................................................................................... 16 3.2 Land Tenure ................................................................................................................... 19 3.3 Surface Rights and Easement ........................................................................................ 23 3.4 Material Government Consents....................................................................................... 23 3.5 Significant Limiting Factors ............................................................................................. 23 4. ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY .................................................................................................................... 24 4.1 Accessibility .................................................................................................................... 24 4.2 Climate ........................................................................................................................... 24 4.3 Local Resources ............................................................................................................. 24 4.4 Infrastructure................................................................................................................... 25 4.5 Physiography .................................................................................................................. 25 5. HISTORY ........................................................................................................................ 27 5.1 Exploration and Development History ............................................................................. 27 5.2 Past Production .............................................................................................................. 28 6. GEOLOGICAL SETTING, MINERALIZATION AND DEPOSIT ...................................... 30 6.1 Regional Geology ........................................................................................................... 30 6.2 Local Geology ................................................................................................................. 30 6.3 Pegmatite Geology ......................................................................................................... 32

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page ii of vi | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 6.4 Mineralization.................................................................................................................. 36 6.5 Deposit Types ................................................................................................................. 37 7. EXPLORATION .............................................................................................................. 38 7.1 Exploration ...................................................................................................................... 38 7.2 MRL Exploration ............................................................................................................. 38 7.3 Drilling............................................................................................................................. 40 7.4 Historical Drilling ............................................................................................................. 40 7.5 MRL and Company Drilling ............................................................................................. 41 7.6 Qualified Person Statement on Exploration Drilling ......................................................... 44 7.7 Hydrogeology.................................................................................................................. 44 7.8 Geotechnical Data, Testing, and Analysis ....................................................................... 46 8. SAMPLE PREPARATION, ANALYSES AND SECURITY ............................................. 48 8.1 Density Determinations ................................................................................................... 48 8.2 Analytical and Test Laboratories ..................................................................................... 48 8.3 Sample Preparation and Analysis ................................................................................... 49 8.4 Sample Security .............................................................................................................. 49 8.5 Quality Assurance and Quality Control............................................................................ 50 8.6 Field Duplicates .............................................................................................................. 50 8.7 Laboratory Duplicates ..................................................................................................... 50 8.8 Standard Reference Material .......................................................................................... 51 8.9 Certified Reference Materials .......................................................................................... 51 9. DATA VERIFICATION .................................................................................................... 52 10. MINERAL PROCESSING AND METALLURGICAL TESTING ....................................... 53 10.1 Mineralogy ...................................................................................................................... 53 10.2 Metallurgical Test Work .................................................................................................. 54 10.3 LOM Plan ........................................................................................................................ 55 11. MINERAL RESOURCE ESTIMATES ............................................................................. 56 11.1 Resource Areas .............................................................................................................. 56 11.2 Statement Of Mineral Resources .................................................................................... 56 11.3 Resource Initial Assessment ........................................................................................... 57 11.4 Resource Database ........................................................................................................ 58 11.5 Geological Interpretation ................................................................................................. 59 11.6 Compositing .................................................................................................................... 63 11.7 Resource Assays ............................................................................................................ 64 11.8 Block Model .................................................................................................................... 71 11.9 Classification................................................................................................................... 77 11.10 Comparison to Previous Mineral Resources Estimates ................................................... 80 11.11 Exploration Potential ....................................................................................................... 81 12. MINERAL RESERVE ESTIMATES ................................................................................ 83 12.1 Summary ........................................................................................................................ 83 12.2 Statement of Mineral Reserves ....................................................................................... 83 12.3 Approach ........................................................................................................................ 84 12.4 Planning Status ............................................................................................................... 85 | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page iii of vi | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 12.5 Modifying Factors ........................................................................................................... 85 12.6 Comparison to Previous Mineral Reserve Estimate ........................................................ 90 13. MINING METHODS ........................................................................................................ 91 13.1 Mining Method ................................................................................................................ 91 13.2 Mine Design .................................................................................................................... 91 13.3 Geotechnical Considerations .......................................................................................... 91 13.4 Hydrogeological Considerations...................................................................................... 94 13.5 Mining Strategy ............................................................................................................... 94 13.6 Life of Mine Plan ............................................................................................................. 97 13.7 Mining Equipment ........................................................................................................... 99 13.8 Equipment Estimate ........................................................................................................ 99 14. PROCESSING AND RECOVERY METHODS .............................................................. 100 14.1 Process Description ...................................................................................................... 100 14.2 Process Plant Design .................................................................................................... 109 15. INFRASTRUCTURE ..................................................................................................... 115 15.1 Site Access ................................................................................................................... 115 15.2 Airport ........................................................................................................................... 115 15.3 Port ............................................................................................................................... 115 15.4 Site Buildings ................................................................................................................ 117 15.5 Power Supply................................................................................................................ 118 15.6 Water Supply ................................................................................................................ 119 15.7 Tailings Disposal ........................................................................................................... 121 15.8 Design Responsibilities and Engineer of Record ........................................................... 123 15.9 Production Capacities and Schedule ............................................................................ 124 16. MARKET STUDIES ...................................................................................................... 126 16.1 Introduction ................................................................................................................... 126 16.2 Lithium demand ............................................................................................................ 126 16.3 Lithium Supply .............................................................................................................. 128 16.4 Lithium supply-demand balance.................................................................................... 130 16.5 Lithium prices................................................................................................................ 131 16.6 Contracts ...................................................................................................................... 134 17. ENVIRONMENTAL STUDIES, PERMITTING, AND PLANS, NEGOTIATIONS OR AGREEMENTS LOCAL INDIVIDUALS OR GROUP ............................................................. 135 17.1 Environmental Studies .................................................................................................. 135 17.2 Environmental Management ......................................................................................... 143 17.3 Mine Waste and Water Management ............................................................................ 143 17.4 Operation Permitting and Compliance........................................................................... 148 17.5 Social or Community Requirements .............................................................................. 153 17.6 Land Use ...................................................................................................................... 153 17.7 Mine Closure Requirements .......................................................................................... 155 18. CAPITAL AND OPERATING COSTS .......................................................................... 157 18.1 Capital Costs ................................................................................................................ 157 18.2 Mine Closure and Rehabilitation ................................................................................... 158

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page iv of vi | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 18.3 Operating Costs ............................................................................................................ 158 18.4 Safeguard Mechanism .................................................................................................. 159 19. ECONOMIC ANALYSIS ............................................................................................... 161 19.1 Economic Criteria ......................................................................................................... 161 19.2 Cash Flow Analyses ..................................................................................................... 161 19.3 Sensitivity Analysis ....................................................................................................... 164 20. ADJACENT PROPERTIES .......................................................................................... 165 21. OTHER RELEVANT DATA AND INFORMATION ........................................................ 166 22. INTERPRETATION AND CONCLUSIONS ................................................................... 167 22.1 Geology ........................................................................................................................ 167 22.2 Mining ........................................................................................................................... 167 22.3 Mineral Processing ....................................................................................................... 168 22.4 Environmental, Social, and Governance (ESG) ............................................................ 168 23. RECOMMENDATIONS ................................................................................................ 169 23.1 Geology and Mineral Resources ................................................................................... 169 23.2 Mining ........................................................................................................................... 169 23.3 Mineral Processing ....................................................................................................... 169 23.4 Environmental, Social, and Governance ....................................................................... 169 23.5 Tailings Storage ............................................................................................................ 170 24. REFERENCES ............................................................................................................. 171 25. RELIANCE ON INFORMATION PROVIDED BY REGISTRANT .................................. 176 25.1 Macroeconomic Trends ................................................................................................ 176 25.2 Marketing ...................................................................................................................... 176 25.3 Legal Matters ................................................................................................................ 176 25.4 Environmental Matters .................................................................................................. 176 25.5 Stakeholder Accommodations ...................................................................................... 176 25.6 Governmental Factors .................................................................................................. 177 26. DATE AND SIGNATURE PAGE .................................................................................. 178 | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page v of vi | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 LIST OF TABLES Table 1-1 LOM Physicals .......................................................................................................................... 3 Table 1-2 Statement of Mineral Resources at 30 June 2024 (Albemarle Share 50%) ................................ 4 Table 1-3 Statement of Mineral Reserves as at 30 June 2024 (Albemarle Share 50%) .............................. 5 Table 1-4 Summary of Economic Evaluation ............................................................................................. 7 Table 2-1 Site Visit Summary ..................................................................................................................10 Table 2-2 List of abbreviations .................................................................................................................12 Table 3-1 Land Tenure ............................................................................................................................21 Table 5-1 Production History ...................................................................................................................29 Table 5-2 Production since restart in 2022 ...............................................................................................29 Table 7-1 Drilling summary ......................................................................................................................44 Table 8-1 Density values for material types at Wodgina ...........................................................................48 Table 8-2 Density estimates for TSF's .....................................................................................................48 Table 8-3 Elements, Units and Detection Limits for Wodgina Analyses at NAGROM ................................49 Table 8-4 Comparison of CRM analysis ...................................................................................................51 Table 10-1 Mineralogical Documentation Reviewed ...............................................................................53 Table 10-2 Geometallurgy – Mineralogy Sample Texture Selection ........................................................54 Table 10-3 Metallurgical Test Work Documentation Reviewed ...............................................................54 Table 11-1 Statement of Mineral Resources at 30 June 2024.................................................................57 Table 11-2 Summary Statistics per Domain ...........................................................................................65 Table 11-3 Variogram Interpretation.......................................................................................................67 Table 11-4 Selected Optimal Parameters ...............................................................................................68 Table 11-5 Density values for material types at Wodgina .......................................................................69 Table 11-6 Density estimates for TSF's ..................................................................................................70 Table 11-7 Block Model Parameters ......................................................................................................71 Table 11-8 Search Parameters ..............................................................................................................71 Table 11-9 Comparison with Previous Mineral Resources Estimates......................................................80 Table 12-1 Statement of Mineral Reserves as at 30 June 2024 ..............................................................84 Table 12-2 MRL Pit Optimization Parameters ........................................................................................86 Table 12-3 Applied Ore Recovery Factor ...............................................................................................88 Table 12-4 Pit Design Parameters .........................................................................................................88 Table 12-5 Pit Ramp Parameters ...........................................................................................................89 Table 12-6 LOM Plant Feed Recovery ...................................................................................................89 Table 12-7 Reserves Marginal Cutoff Grade Assumptions .....................................................................90 Table 12-8 Comparison with Previous Mineral Reserves ........................................................................90 Table 13-1 LOM Physicals .....................................................................................................................97 Table 13-2 LOM Schedule as at 30 June 2024 ......................................................................................98 Table 13-3 Wodgina Major Earth Moving Fleet.......................................................................................99 Table 13-4 Major Mining Fleet Summary ................................................................................................99 Table 14-1 Process Design Criteria .....................................................................................................109 Table 14-2 Wodgina – Mass Balance ...................................................................................................113 Table 14-3 Wodgina – Mechanical Equipment List ...............................................................................114 Table 15-1 Fine Tailings Storage Capacity ...........................................................................................124 Table 17-1 Current Key Operation E&S Approvals and Licenses/Permits .............................................150 Table 17-2 Future Key Operation E&S Approvals and Licenses/Permits ..............................................151 Table 18-1 LOM Capital Cost Estimate ................................................................................................157 Table 18-2 Annual Capital Costs Summary ..........................................................................................158 Table 18-3 Annual Operating Costs Summary .....................................................................................158 Table 18-4 LOM Average Annual Cost* ...............................................................................................159 Table 19-1 Annual Discounted Cashflow..............................................................................................162 Table 19-2 Annual Cashflow ................................................................................................................163 Table 19-3 Sensitivities Applied to NPV Sensitivity Analysis .................................................................164

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page vi of vi | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 LIST OF FIGURES Figure 1-1 Lithium supply-demand balance ('000 tonnes LCE) ..................................................................... 6 Figure 3-1 Wodgina Lithium Operation General Location Plan ..................................................................17 Figure 3-2 Regional Location Plan ............................................................................................................18 Figure 3-3 Wodgina Land Tenure Layout ..................................................................................................20 Figure 4-1 Overview of the Operation .......................................................................................................26 Figure 6-1 Geological map of the Wodgina greenstone belt showing distribution of pegmatite fields ..........31 Figure 6-2 Simplified local geology map of Wodgina .................................................................................32 Figure 6-3 Generalized cross-section of the Mt Cassiterite and Mt Tinstone pegmatites ............................34 Figure 6-4 Stratigraphic Column of the Pegmatite .....................................................................................35 Figure 6-5 Upper Contact of the Basal Zone .............................................................................................37 Figure 7-1 Sample locations for re-assayed RC pulp (black) and new samples (red) from 2016 ................39 Figure 7-2 Drillhole Locations ...................................................................................................................43 Figure 7-3 Foliation controlling batter stability in the East Wall ..................................................................47 Figure 10-1 Geometallurgical Program – Metallurgical Testing Flowsheet ...............................................55 Figure 11-1 Interpreted Lithology Model ..................................................................................................60 Figure 11-2 Geological interpretation of In situ Pegmatites. .....................................................................61 Figure 11-3 Wireframe surfaces of TSF top and base .............................................................................62 Figure 11-4 Log Probability by Depth ......................................................................................................63 Figure 11-5 TSF Composite Histogram ...................................................................................................69 Figure 11-6 TSF Log Probability Plot.......................................................................................................70 Figure 11-7 Plan View of Interpreted Fault Zones ....................................................................................72 Figure 11-8 Cross Section Comparison of the Drill Holes Vs the Block Model. .........................................73 Figure 11-9 Swath Plots for Basal Pegmatites. ........................................................................................74 Figure 11-10 2024 Monthly Reconciliation.................................................................................................75 Figure 11-11 Section through the TSF rock model at 7,656,500 mN ..........................................................76 Figure 11-12 Classification of the Mineral Resources ................................................................................79 Figure 11-13 Depth Extension Beneath LOM Pit .......................................................................................82 Figure 12-1 Pit Optimization Shell ...........................................................................................................87 Figure 13-1 LOM Pit Design Shell ...........................................................................................................93 Figure 13-2 LOM Total Material Movement (ex-pit + tailings rehandle) ....................................................95 Figure 13-3 LOM Active Mining Areas .....................................................................................................95 Figure 13-4 LOM EWL Dump Sequence .................................................................................................96 Figure 13-5 LOM Stockpile Inventory ......................................................................................................97 Figure 14-1 Processing Overview – Block Flow Diagram .......................................................................100 Figure 14-2 Process Plant Overview – Aerial Image ..............................................................................101 Figure 14-3 Comminution Circuit – Block Flow Diagram ........................................................................102 Figure 14-4 Crushing Circuit – Aerial View ............................................................................................103 Figure 14-5 Processing Train Example – Block Flow Diagram ...............................................................105 Figure 14-6 Processing Trains 1 to 3 – Aerial View ...............................................................................106 Figure 15-1 Lumsden Point Port ...........................................................................................................116 Figure 15-2 Port Lumsden Product Storage ..........................................................................................117 Figure 15-3 Site Layout .........................................................................................................................118 Figure 15-4 Simplified Water Flow Sheet ..............................................................................................119 Figure 15-5 Potential Bore field locations ..............................................................................................120 Figure 15-6 Tailings Storage Facilities at Wodgina ................................................................................122 Figure 15-7 TSF3E ...............................................................................................................................123 Figure 15-8 Southern Sites 1 and 2 .......................................................................................................125 Figure 16-1 EV sales and penetration rates (‘000 vehicles, %) ..............................................................127 Figure 16-2 Lithium demand in key sectors ('000 LCE tonnes) ..............................................................127 Figure 16-3 Forecast mine supply ('000 tonnes LCE) ............................................................................130 Figure 16-4 Lithium supply-demand balance ('000 tonnes LCE) ............................................................131 Figure 16-5 Spodumene prices (6% lithia, spot, CIF China, US$/tonne) ................................................132 Figure 16-6 Spodumene long-term price forecast scenarios (6% Li2O spot, CIF China, US$/tonne, real (2024)) 134 Figure 19-1 Operation Cashflow and Pre Tax NPV Summary (100% Basis) ..........................................162 Figure 19-2 NPV Sensitivity Analysis ....................................................................................................164 | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 1 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 1. Executive Summary 1.1 Summary RPMGlobal USA, Inc. (RPM) was engaged by Albemarle Corporation (Albemarle, or the Client) to prepare a Technical Report Summary (TRS or the Report) on the Wodgina Lithium Operation (the Operation, or Wodgina), located approximately 110 km (by paved highway) south-southeast of Port Hedland, in the Pilbara region of the state of Western Australia, Australia. The Operation is owned by an unincorporated Joint Venture between Mineral Resources Limited (MRL) (50%) and Albemarle (50%), known as the MARBL JV Lithium Joint Venture (MARBL JV or the Company). MRL through various wholly owned subsidiaries, operates Wodgina on behalf of the MARBL JV including a life of mine crushing services. Each party individually manages the marketing and sales its attributable share of spodumene concentrate. RPM’s technical team (the Team) consisted of Senior, Principal and Executive level Consultants across geology, mining, processing, infrastructure and environment, health, safety & social (EHSS) with relevant experience in the styles of mineralization, mining method and regional setting of the Operation. RPM, as the QP, was responsible for compiling or supervising the compilation of this Report and the Statements of Mineral Resources and Mineral Reserves stated within. A single site visit was conducted by several of the Team members to the Operation, including the mine site and surface operations, to familiarize themselves with the Operation’s characteristics. The team also held a number of meetings with MRLs key operational staff in the areas of mining, processing and EHSS in Perth during the undertaking of the TRS. During the site visit and meetings, the Team had open discussions with MRLs operational personnel on technical aspects relating to the relevant issues. MRLs personnel were cooperative and open in facilitating RPM’s work. It should be noted that all costs and cashflow within this TRS are presented in Australian Dollars ($) (unless otherwise stated), the economics have been detailed and evaluated on a 100% equity basis (Albemarle 50%), and no adjustment has been made for inflation (real terms basis). 1.2 Report Scope The purpose of this Report is to provide a Technical Report Summary for Wodgina, which includes a statement of Mineral Resources and Mineral Reserves as at 30 June 2024 reported to reflect the 50% Albemarle ownership in the relevant holding companies that own the Operation. This TRS conforms to the United States Securities and Exchange Commission’s (SEC) Modernized Property Disclosure Requirements for Mining Registrants as described in Title 17 Subpart 229.1300 of Regulation S-K, Disclosure by Registrants Engaged in Mining Operations (S-K 1300) and Item 601 (b)(96) Technical Report Summary. The Report was prepared by RPM as a third-party firm in accordance with S-K 1300. References to the QP are references to RPM and not to any individual employed or engaged by RPM. In addition to work undertaken to generate independent Mineral Resources and Mineral Reserves estimates, the TRS relies largely on information provided by the Company, MRL or the Client, either directly from the sites and other offices or from reports by other organizations whose work is the property of the Company or the Client or its subsidiaries. The data relied upon for the Mineral Resources and Mineral Reserves estimates independently completed by RPM have been compiled primarily by the Client and Company and subsequently reviewed and verified as well as reasonably possible by RPM. The TRS is based on information made available to RPM as at 30 June 2024. Neither the Client, nor MRL has advised RPM of any material change, or event likely to cause material change, to the underlying data, designs, or forecasts since the date of asset inspections. It is noted that references to quarterly, half-yearly or annual time periods are based on a calendar year commencing 1 January each year, unless otherwise noted. 1.3 Property Description and Location Wodgina is a large-scale operating lithium mine that is contained within a series of adjacent concessions that contain numerous large-scale, medium-grade lithium-bearing pegmatites. The pegmatites have been the subject of multiple generations of exploration to define Mineral Resources and Mineral Reserves, as

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presented in this Report. Mining operations are undertaken via conventional truck and shovel methods which feed an on-site processing facility consisting of three identical train modules. This facility produces a 5.5% Li_2O concentrate (SC 5.5) which is subsequently transported to a third-party port facility in Port Hedland.

MRL, and subsequently the Company, has a history of operating in the Pilbara, acquiring the Operation in 2016 and commencing Direct Shipping Ore (DSO) production and sales in 2017, prior to the establishment of the MARBL JV Joint Venture in 2019. The Operation is currently ramping up production after restarting operations in May 2022. Wodgina has undergone a number of expansions to its current total nominal processing capacity of 5.6 million tonnes per annum (Mtpa) and is forecast to produce 460 kt of SC5.5 in 2025.

Wodgina operates under tenure issued by the State Government of Western Australia and granted under the provisions of the Mining Act 1978. Wodgina has a combined surface extent of 12,469.238 ha with a total of 19 Mining Leases, 1 Retention Licence, 7 General Purposes Leases, and 11 Miscellaneous Licenses. Most titles are held jointly by Albemarle Wodgina Pty Ltd and Wodgina Lithium Pty Ltd; however, four Mining Leases are held by third parties (Atlas Iron Pty Ltd and Global Advanced Metals Wodgina Pty Ltd) and used by MARBL JV under an agreement with the lease holders.

The Operation is accessible year-round via sealed bitumen roads, and there is sufficient road, air, and port infrastructure in place with sufficient capacity to support the planned mining operations. RPM considers there to be no limitations on mining or exploration at the site due to the climate other than cyclonic events typical for the region.

1.4 Geology and Mineralization

The Wodgina pegmatite deposit is hosted within the Wodgina Greenstone Belt of the Pilbara Craton: an Archean structural unit that is estimated to be more than 2.7 billion years old. The Pilbara Craton consists of intrusive granitic batholiths into mostly metamorphic greenstone terranes with associated tin-tantalum-lithium-beryllium pegmatites, ironstone (iron ore) formations, and gold mineralization. The Pilbara Craton was tectonically welded to other Archean cratons during the Proterozoic, eventually becoming the western half of the Australian continent (Jacobson, 2021).

The Mt Cassiterite-Tinstone pegmatite sheets of Wodgina Greenstone Belt are mostly zoned, which appears to increase in complexity at depth, with mineralogy dominated by phenocrysts of spodumene (10-30 cm long) and K-feldspar in a matrix of fine- to medium-grained albite, quartz, and muscovite. Veins of quartz up to 10 cm thick are common, as are 1 mm thick veinlets of green sericite-albite. Some mineralized zoning of the pegmatites has been observed, with higher concentrations of spodumene occurring close to the upper contact, and near-perpendicular alignment of crystals to the pegmatite contact exhibiting distinctive 'pull apart' structures. In the massive basal pegmatite, the spodumene is distributed within fine-grained quartz, feldspar, spodumene, and muscovite matrix. A weak zonation is evident in the development of finer-grained border units and occasionally in areas rich in microcline crystals. However, there is no obvious zoning associated with the minor occurrences of other minerals, including lepidolite, biotite, fluorite, white beryl, and lithium phosphate minerals.

1.5 Exploration Status

The Wodgina deposit is well explored and understood, with exploration drilling programs completing 2,295 holes since drilling commenced in the early 1980s. Exploration has been continuous throughout the life of the Operation, with recent exploration focused on the mining areas within the Life of Mine (LOM) pit limits.

These exploration programs have gathered geology and geochemical data, with all of this data collected from surface drilling activities. Wodgina's forward-looking exploration strategy focuses on increasing the geological confidence within current LOM pit and drilling has recently commenced to execute this.

1.6 Development and Operations

The Operation utilizes conventional open-cut mining techniques optimized for the deposit's geological characteristics, with targeted extraction from the pegmatites. Mining is forecast to be sourced from a single open cut with the final pit design incorporating staged cutbacks to balance cost efficiency, recovery and safety.

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 2 of 178 |

This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc. 2025

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The mining fleet is expected to remain fully owner-operated; however, managed by MRL, consisting of a mixed fleet of backhoe hydraulic excavators, 230-tonne and 140-tonne haul trucks. Contractors manage equipment supply, maintenance, replacement, and workforce logistics, and subsequently, all mining costs are based on unit rates.

Wodgina is operated 24 hours a day through all seasons and is supported by infrastructure including a crushing plant, three floatation trains, laboratory, process water ponds, water bore fields, gas fired power station, natural gas pipeline, accommodation village, administration buildings, maintenance facilities, diesel storage and refueling , aviation fuel storage, access roads, dedicated airport able to service A320 jets, water storage and tailings storage facilities (TSF).

The Operation features a single crushing circuit that feeds three identical flotation trains, each with a capacity of 1.85 Mtpa. Each train was designed to produce 250 ktpa of 6.0% spodumene concentrate (SC6.0), resulting in a total throughput of 5.6 Mtpa and a combined concentrate output of 750 ktpa (SC6.0); however, the Operation targets a SC5.5 concentrate for a total design capacity of approximately 810 ktpa of SC5.5. While the comminution circuit is shared, the flotation trains operate as standalone units, with a shared final concentrate destination. This provides the operation with significant flexibility and the ability to adjust processing throughput as required.

The currently operating Atlas InPit TSFs, with the proposed bunding, along with the planned southern TSF have a combined storage life suitable to meeting the LOM, provided the documentation for regulatory approval is completed by MRL.

There is single operating waste dump, which has a designed capacity to support the LOM. This waste dump is approved to 2030 with additional regulatory approvals required to meet the LOM.

1.6.1 Life of Mine Physicals

The key physicals relevant to the LOM plan are summarized in Table 1-1. Active mining and processing in the LOM plan extend to 2048. Total annual material movement is projected to progressively ramp up in 2025 and peak at 37.7 Mt in 2027, sustaining steady production rates thereafter. The LOM as presented in this Report includes production from only two of the three trains until 2027 after which time all three trains will be in operation for the remainder of the mine life. As such, it is forecast that in 2025 440 kt of dry concentrate ramping up to 810 kt by 2029.

Table 1-1 LOM Physicals

Parameter	Units (metric)	LOM
LOM Active Mine Period	Years	25
LOM Plant Period	Years	25
Waste Material Moved	Mt	733.9
Ore Mined (ex-pit)	Mt	101.0
Ore Mined (reprocessed tailings)	Mt	14.8
Ore Processed (Feed total)	Mt	115.8
Feed Grade (Total average)	%	1.3
Strip Ratio (ROM)	t:t	6.3
LOM Plant Recovery	%	56.7
Concentrate Tonnes (SC5.5)	dmt	16.4

The LOM plan underpinning the Mineral Reserves estimate outlined below is an independent assessment based on the estimate of Mineral Resources, and a LOM schedule and associated financial analysis completed by RPM. This LOM was based on the forecast mining sequence; however, RPM modified various aspects of the Company's LOM plan to align with appropriate and practical modifying factors. Of note, these changes include the plant throughput during 2024 and 2026 to 2 trains only and associated capital expenditure. RPM considers the estimation methodology to align with industry standards and the achievable production in the medium to long term. RPM considers the underlying studies, as well as capital and operating cost estimates, to be of a pre-feasibility level of accuracy.

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 3 of 178 |

This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc. 2025

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1.7 Mineral Resources and Mineral Reserves

The Mineral Resources as at 30 June 2024 for the Operation have been summarized in Table 1-2. The Mineral Resources have been estimated with reference to a cut-off grade (COG) based on mining method; the open cut COG is 0.5%, while the underground COG is 0.75%. The COGs were determined based on estimated mining and processing costs, product qualities, and long-term benchmark pricing. It is highlighted that the long-term price (as discussed in Section 16) of US$1,500 tonne of product over a timeline of 7 to 10 years is above the current spot price and was selected based on the reasonable long-term prospect based on independent marketing study by Fastmarkets, rather than the short-term viability (0.5 to 2 years).

RPM considers the geological model is based on adequate structural and geochemical data that has been reviewed and verified by geologists, over a long period of time, as well as RPM. Deposit modelling has been carried out using industry-standard geological modelling software and procedures. The estimation and classification of the Mineral Resource reflects the QP's opinion of in situ material with reasonable prospects for eventual economic extraction.

The COG of 0.5% Li_2O for open cut Mineral Resources is based on estimated mining and processing costs and recovery factors; however, RPM notes that 0.5% Li_2O is also the lowest grade to ensure a saleable product can be produced. RPM notes that the stockpiles and TSF material is included in Mineral Reserves, hence excluded from Mineral Resources.

Table 1-2 Statement of Mineral Resources at 30 June 2024 (Albemarle Share 50%)

Type	Classification	Quantity (100%) (Mt)	Attributable Quantity (50%) (Mt)	Li_2O (%)
Open Cut	Indicated	36.2	18.1	0.6
	Inferred	11.0	5.5	1.2
Underground	Indicated	10.5	5.3	1.3
	Inferred	15.5	7.8	1.2
TSF	Indicated			
	Inferred	2.4	1.2	0.4

Notes:
1. The Mineral Resources are reported exclusive of the Mineral Reserves.
2. The Mineral Resources have been compiled under the supervision of RPM as the QP.
3. All Mineral Resources figures reported in the table above represent estimates at 30 June 2024 based on a model completed in September 2024. Mineral Resource estimates are not precise calculations, dependent on the interpretation of limited information on the location, shape and continuity of the occurrence and on the available sampling results. The totals contained in the above table have been rounded to reflect the relative uncertainty of the estimate. Rounding may cause some computational discrepancies.
4. Mineral Resources are reported in accordance with S-K 1300.
5. The Mineral Resources reflect the 50% ownership in the relevant holding companies.
6. The Mineral Resources are reported above 0.5% Li_2O cut-off for in situ pegmatites within the open cut, 0.75% within the underground, and above 0% for TSF as all material would be mined and recovered. The basis for the COG is provided in Section 11.3.

Mineral Reserves were estimated using technical data available as of 30 June 2024 in accordance with the guidelines of Regulation S-K Subpart 1300 ("S-K 1300"), as summarized in Table 1-3.

Mineral Resources are reported exclusive of Mineral Reserves (that is, Mineral Reserves are additional to Mineral Resources). Mineral Reserves are subdivided into Proven Mineral Reserves and Probable Mineral Reserves categories to reflect the confidence in the underlying Mineral Resource data and modifying factors applied during mine planning. A Proven Mineral Reserve can only be derived from a Measured Mineral Resource, while a Probable Mineral Reserve is typically derived from an Indicated Mineral Resource as well as Measured Resources dependent on the QP's confidence in the underlying Modifying Factors. It is noted that no Measured Resources have been reported have been reported for the Operation and as such there are no Proven Reserves.

The conversion of Mineral Resources to Mineral Reserves incorporated systematic mine planning and analysis, including pit optimization, detailed pit design, the application of modifying parameters, LOM

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scheduling, and cost analysis. All reserve calculations are in metric units, with LI_2O grades reported in percentage (%).

Mineral Reserve quantities were estimated using a marginal cut of grade of 0.75% Li_2O and a selling price of US$1,300, based on Fastmarkets independent guidance in Section 16.

Table 1-3 Statement of Mineral Reserves as at 30 June 2024 (Albemarle Share 50%)

Type	Classification	Quantity (100%) (Mt)	Attributable Quantity (50%) (Mt)	Li_2O (%)
Open Cut	Proven			
	Probable	101.0	50.5	1.4
Stockpiles	Proven			
	Probable	0.1	0.05	1.5
TSF	Proven			
	Probable	14.8	7.4	1.0
Combined	Probable	115.8	57.9	1.3

Notes:
1. The Mineral Reserves are additional to the reported Mineral Resources
2. The Mineral Reserves have been estimated by RPM as the QP.
3. Mineral Reserves are reported in accordance with S-K 1300.
4. The Mineral Reserves have been reported at a 50% equity basis.
5. Mineral Reserves are reported on a dry basis and in metric tonnes.
6. The totals contained in the above table have been rounded with regard to materiality. Rounding may result in minor computational discrepancies.
7. Mineral Reserves are reported considering a nominal set of assumptions for reporting purposes:
   - Mineral Reserves are based on a selling price of US$1,300/t CIF CKJ of chemical grade concentrate (benchmark 6% Li_2O).
   - Mineral Reserves assume variable mining recoveries based on grade, oxidation, thickness, and search distance, sourced from MRL as presented in Table 12-3.
   - The total mining recoveries are 91.1% for the open cut pit and 100% for the TSF.
   - Mineral Resources were converted to Mineral Reserves using plant recovery equations, sourced from MRL and based on plant data. The plant processing recovery equations depend on the material type, weathering, and in some circumstances, the Li_2O% grade of the plant feed.
   - Costs estimated in Australian Dollars were converted to U.S. dollars based on an exchange rate of AU$1.00:US$0.68.
   - The economic COG calculation is based on US$2.8/t-ore incremental ore mining cost, US$33.57/t-ore processing cost, US$15.66/t-ore G&A cost, US$3.64/t-ore sustaining capital cost and US$6.80/t ore. Incremental ore mining costs are the costs associated with the ROM loader, stockpile rehandling, grade control assays and rockbreaker.
   - The price, cost and mass yield parameters produce a calculated economic COG of <0.75% Li_2O. However, due to the internal constraints of the current operations, an elevated Mineral Reserves COG of 0.75% Li_2O has been applied. The same COG was utilized for the TSF.
   - Waste tonnage within the Mineral Reserve pit is 733.9 Mt at a strip ratio of 6.3:1 (waste to ore – not including stockpiles)

1.8 Market Studies

Fastmarkets has developed a marketing study on behalf of Albemarle to support lithium pricing assumptions utilized in this Report. This market study does not consider by- or co-products that may be produced alongside the lithium production process.

Battery demand is now responsible for 85% of all lithium consumed. Looking forward, Fastmarkets expects demand from eMobility, especially battery electric vehicles (BEVs), to continue to drive lithium demand growth. Supply is still growing despite the low-price environment and some production restraint. This has coincided with a period of weaker-than-expected demand growth. Ironically, the industry is still growing healthily; Fastmarkets expects demand growth from electric vehicles (EVs) to average 25% over the next 10 years, but this is slower than >40% growth in demand from EVs the market was used to in the early post-Covid years. The high prices in 2021-2022 triggered a massive producer response with some new supply still being ramped up, while at the same time some high-cost production is being cut, mainly by non-Chinese producers.

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Based on Fastmarkets view in August 2024, the combination of weaker-than-expected demand at a time when supply is still rising means the market is likely to be in a supply surplus until 2026. Based on supply restraint and investment cuts, Fastmarkets forecasts the market to swing back into a deficit in 2027. This could change relatively easily should demand exceed expectations and supply expansion disappoint to the downside.

Fastmarkets recommends that a real price of US$1,300/tonne for spodumene SC6.0 CIF China should be utilized by Albemarle for Mineral Reserve estimation. Recommended prices are on the lower end of Fastmarkets' low-case scenario.

Figure 1-1 Lithium supply-demand balance ('000 tonnes LCE)


Total apparent demand
Balance
Total supply
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
-500
2022
2023
2024f
2025f
2026f
2027f
2028f
2029f
2030f
2031f
2032f
2033f
2034f

Source: Fastmarkets

Based on the Fastmarkets report, RPM has adopted the following to support Mineral Resource and Mineral Reserve Estimation:

- Mineral Resources: US$1,500/t for spodumene SC6.0 CIF China
- Mineral Reserves: US$1,300/t for spodumene SC6.0 CIF China; and
- Financial Modelling: US$1,300/t for spodumene SC6.0 CIF China from 2027, increased from spot price in line with the Fastmarkets forecast.

1.9 Environmental, Permitting, and Social Considerations

There are no material local environmental and social (E&S) concerns for the Operation that limit the footprint or current operations; however, several approvals are required to allow execution of the full LOM as presented in this Report. Of note are the potential biodiversity and cultural heritage limits associated with the development of the Southern Basin TSF; this potential has been included in the approvals process. The Company has plans in place to address these potential E&S heritage limits through the project assessment and approvals process.

The Operation has the required Environmental and Social (E&S) approvals and the licenses/permits for current operations and is generally operating in compliance with these current E&S approvals and permits with no material compliance issues noted.

The future E&S approvals required to support the LOM plan comprise approvals for a new water supply and water processing / brine disposal, waste rock landform expansions, and an expanded and new TSF. MARBL JV has a plan and schedule in place to secure these future E&S approvals. RPM consider that this plan and schedule to be appropriate and achievable based on the requirements of the LOM as presented in this Report.

1.10 Economic Evaluation

RPM highlights that the capital estimates for the next 5 years, along with the sustaining capital, are based on first-principles cost build-ups and are considered to be at least to a pre-feasibility level of accuracy. The

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remainder of the capital expenditures are built-up using typical costing methods for an operation of the scale, long mine life, and operational requirements to meet the LOM plan. In addition, various contingencies are built into the cost estimates.

Operating Costs

The LOM operating costs are built up from first principles with reference to historical actuals (cost and production performance), the LOM physical schedule, and forecast product estimates.

The total Free on Board (FOB) operating costs are $12,790 over the LOM and the average FOB cost, excluding state royalties, is $926/t product. Mine Closure of $112M is included in addition to the operating costs and allows for the total planned closure costs, ongoing closure holding costs and workforce redundancy. As such, RPM considers the basis of costs reasonable for the Operation.

Capital Costs

The economic evaluation includes:

- $690M in expansion capital to support the LOM
- $660M in sustaining capital for equipment purchase and replacement, and other general sustaining capital costs, which are typical for an operating asset of this scale.

RPM highlights that the majority of operating infrastructure is in place to support the 25-year mine life.

1.10.1 Economic Evaluation

The economic evaluation of the asset was completed using a discounted cash flow analysis and confirmed the LOM economics of Wodgina is positive; however, the current market environment shows a material negative cashflow until the beginning of 2027. Table 1-4 provides a summary of the economic evaluation.

Table 1-4 Summary of Economic Evaluation

Economic Evaluation	Units	LOM (AUDM)	LOM (USD#)	LOM (USD#)
		1	1	0.5
Gross Spodumene Revenue	$M	28,010	19,050	9,520
Free Cashflow***	$M	7,010	4,670	2,330
Total Operating Costs*	$M	12,790	8,700	4,350
Total Capital Costs	$M	2,510	1,710	860
Avg. Free on Board Costs*	$/Prod t	742	504	504
All-In Sustaining Costs**	$/Prod t	907	616	616
Discount Rate	%	10.0%	10.0%	10.0%
Pre-Tax NPV***	$M	3,780	2,570	1,290
Post-Tax NPV***	$M	2,640	1,800	900

* excluding royalties
** including royalties
*** rounding to nearest 2 significant figures. Rounding may cause computational discrepancies
# Based on an exchage rate of 1USD:0.68AUD

The economic model was tested for sensitivity regarding lithium prices and capital and operating cost estimates. The results indicate that the economics of the operation are most sensitive to changes in the spodumene price and least sensitive to changes in capital expenditure. All sensitivity scenarios assessed for Wodgina returned positive NPV results.

The results of the cash flow modelling show negative cashflows in most quarterly time periods from July 2024 to June 2026 (cumulative discounted cash flows of -$209M across this time period), predominantly driven by elevated levels of capital expenditure and a weak spodumene price environment, followed by mostly cash flow positive quarterly time periods to the end of the LOM plan.

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| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 8 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 1.10.2 Conclusions The Wodgina deposit is well explored with exploration drilling programs for lithium having been conducted since 1996. RPM considers that the geological model is based on adequate geology and geochemical data and has been sufficiently reviewed and verified. RPM has determined that the estimation and classification of the Mineral Resources have reasonable prospects for eventual economic extraction in-line with an Initial Assessment. The Operation is an established open cut mine that is a conventional truck and shovel operation employing industry-standard mining methods. RPM considers the major mining fleet assumptions to be reasonable when benchmarked to industry standards and historical performance. RPM is of the opinion that the Mineral Reserves, and associated equipment fleet numbers are reasonable to achieve the forecasts and reflect an appropriate level of accuracy. The geological model, detailed mine plans, and technical studies that underpin the LOM plan are supported by historical performance, well-documented systems and processes, and reconciliation and review. Where available, RPM has reviewed this data and determined it to be adequate to support the Statements of Mineral Resources and Mineral Reserves reported in this TRS. Tenure critical to the declared Mineral Resources and Mineral Reserves, the associated infrastructure and the LOM plan are currently in good standing and are subject to routine renewal processes. However, additional approvals are required to achieve the full LOM plan. The surface area of the existing operation is almost wholly owned by the Company, and RPM is of the opinion that there are no material surface rights and easement issues, with the exception of the required additional areas for future development plans beyond 2030. All permits and approvals are in place for mining to continue until 2030. However, receipt of approvals is a key risk associated with achieving the LOM plan. Documents associated with approvals required for ongoing works beyond 2030 have been submitted, and RPM is of the opinion that these approvals have fair prospects to be granted in line with the required timeframe to allow ongoing operations. If a delay occurs in granting these approvals, the LOM plan as presented in this Report will need to be revised. 1.11 Recommendations To further support the LOM plan, RPM has the following key recommendations by area. ▪ Drilling: It is recommended to complete additional drilling targeting two main areas: − Approximately 11 Mt of Inferred material is within the final pit design in later stages of the mine life. As the pit deepens, it is recommended that this material is converted to Indicated with additional drilling. − Targeted resource and grade control drilling via diamond and reverse circulation (RC) techniques given the geology risks noted in the mining activities to date. RPM notes that all grade control is currently via blast hole sampling but recommends that RC be undertaken at least in high risk zones to minimize issues and complexities in short-term planning. Furthermore, diamond drilling will provide detailed mineralogical information to enable further understanding of the fractionation and structural complexities of the deposit. ▪ Approvals: Carefully monitor and amend as required, the implementation of the proposed future approval strategy (including waste dump and tails storage) and schedule, taking into consideration the comments that RPM has made on the proposed future approval strategy and schedule in this review. ▪ Stakeholder Engagement: Continue with the key stakeholder engagement and community development measures, to ensure ongoing good relations with the Operation’s traditional owners. ▪ Ore Sorters: Complete technical studies for the placement of ore sorters and assess the potential economic benefits of processing contaminated ore with grades between 0.5% and 0.75%. RPM notes that there is approximately 18 Mt of material between these COG’s. This material is currently stockpiled. ▪ Alternative Feed Integration: Introduce the capability to directly feed at least one processing train with alternative material, enabling isolated tailings retreatment on a single train while others process conventional ROM feed. | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 9 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 ▪ Future Deposits Modelling: Conduct geometallurgical modelling for Stage 4 and Stage 5 deposits, supported by a dedicated drilling program, it is envisaged this would be undertaken during the resource and grade control drilling. ▪ Water Recovery and Chemistry: Prioritize water recovery around the processing plant and assess the impact of water chemistry on flotation performance. 1.12 Key Risks ▪ Geology uncertainty: In-pit mapping, sampling and grade control via blast holes have shown variations from the resource interpretation. While the 2024 model reflects these changes with the introduction of fault buffer zones, and ore recovery based on reconciliation factors in the Mineral Reserves, geology risk is high which reflects the classification of Inferred Mineral Resources and Indicated Mineral Resources in the estimation rather than Measured Mineral Resources. − To gain a more detailed understanding of the geology trends and performance of the resource model, a detailed end-to-end reconciliation is required to be undertaken. This will allow reviews of the interpretation, modelling practices and modifying factors applied to the Mineral Reserves. ▪ Forecast Ore Volumes: Reconciliation has shown significant variability in tonnage between the mining reserves model and actuals. While improvement has been shown in recent months following adjustments to the modifying factors, ongoing review is critical to the medium-term performance of the Operation. If ongoing variability continues and consistent feed blends are not achieved, this will impact the performance of the plants and likely decrease recoveries. ▪ Approvals: Granting of approvals is a key risk for the continued operations to achieve the LOM plan. Key milestones for achieving the LOM plan include securing regulatory approvals for the Eastern Waste Landform expansion (EWL2) dump, and the Southern Basin Tailings Storage Facility. ▪ Ore Types: While significant work has been undertaken to define the ore types within Stages 1 through to 3 of the pit sequence, additional studies and test work are required for Stages 4 to 6 to confirm no material changes are expected. RPM notes that the predominant ore type in Stage 4 to 6 are the basal lodes which are significantly thicker than with upper and vein lodes, and as such, variability in feed ore type is expected to increase on a short-term basis. Of note, the basal lode appears to have been subjected to less exploration than the upper lodes, and has only recently been exposed in the pit during mining. Recent mining indicates that reconciliation in this basal lode is reasonable; however, further work is required to confirm both the ore types and geology continuity assumed.

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 10 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 2. Introduction RPM, acting as the QP, was engaged by Albemarle to prepare a Technical Report Summary on the Wodgina Lithium Operation located in the state of WA, Australia (Figure 3-1). The purpose of this Report is to provide a Technical Report Summary (TRS, or the Report) in accordance with the Securities and Exchange Commission (SEC) S-K Regulations. The Operation is owned by an unincorporated Joint Venture between Mineral Resources Limited (MRL) (50%) and Albemarle (50%), known as the MARBL JV Lithium Joint Venture (MARBL JV or the Company). MRL through various wholly owned subsidiaries, is the operator on behalf of the MARBL JV including a life of mine crushing services. Each party individually manages the marketing and sales its attributable share of spodumene concentrate. 2.1 Report Scope This Report has been prepared for Albemarle to provide an independent view of the Wodgina Lithium Operation in the form of relevant public disclosure documentation. This Technical Report conforms to United States Securities and Exchange Commission’s (SEC) Modernized Property Disclosure Requirements for Mining Registrants as described in Subpart 229.1300 of Regulation S-K, Disclosure by Registrants Engaged in Mining Operations (S-K 1300) and Item 601 (b)(96) Technical Report Summary. This Report was prepared by RPM at the request of Albemarle and is intended for use by the Registrant subject to the terms and conditions of the contract with RPM and relevant securities legislation. The contract permits Albemarle to file this Report as a Technical Report Summary with the SEC. Except for the purposes legislated under United States securities law, any other uses of this Report by any third party are at that party’s sole risk. The Report was prepared by RPM representatives as a third-party firm consisting of mining, geology, processing and E&S experts in accordance with S-K 1300. RPM has used appropriate QPs to prepare the content summarized in this Report. References to the Qualified Person or QP are references to RPM and not to any individual employed or engaged by RPM. 2.2 Site Visits RPM’s team of specialists located in Australia completed a site visit of the Operation from 2-4 September 2024. Table 2-1 provides further details. Table 2-1 Site Visit Summary Technical Discipline Details of Inspection Resource / Geology Site Overview, meeting with resource / geology team, pit inspection, review of core, site laboratory Mining / Reserves Site Overview, meeting with mining team, pit inspection, inspection of area infrastructure and mining equipment Metallurgy / Process Site Overview, meeting with processing team, pit inspection, inspection of processing plant (3 trains), Tailings storage facility and projects overview. Pit-to-port logistics. Infrastructure / Water / Tailings Site Overview, meeting with infrastructure team, pit inspection, Tailings storage facility and proposed expansion. Inspection of road, buildings, water distribution and power system. Pit-to-port logistics. Environmental, Social Governance, Closure Site Overview, meeting with ESG team, pit inspection, inspection of processing facilities, Tailings storage facility, water infrastructure and future expansion areas. Environmental management & Mine approvals status | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 11 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 2.3 Sources of Information RPM's review was based on various reports, plans and tabulations provided by the Client either directly from the mine site and other offices, or from reports by other organizations whose work is the property of the Client, as cited throughout this Report and listed in Section 24 and Section 25. The types of information used to develop the report include feasibility studies, plans, maps, technical reports, independently verified test results, emails, memorandums, presentations and meetings completed with company personnel. The Client has not advised RPM of any material change, or event likely to cause material change, to the operations or forecasts since the date of assets inspections. The Report has been produced by RPM in good faith using information that was available to RPM as at the date stated on the cover page. 2.4 Forward-Looking Statements This TRS contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934, that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, statements regarding Albemarle‘s expectation for the Operation and any related development or expansions, including estimated cash flows, production, revenue, EBITDA, costs, taxes, capital, rates of return, mine plans, material mined and processed, recoveries and grade, future mineralization, future adjustments and sensitivities and other statements that are not historical facts. Forward-looking statements address activities, events, or developments that Albemarle expects or anticipates will or may occur in the future and are based on current expectations and assumptions. Although Albemarle’s management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Such assumptions include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of operations and projects being consistent with current expectations and mine plans, including, without limitation, receipt of export approvals; (iii) political developments in any jurisdiction in which Albemarle operates being consistent with its current expectations; (iv) certain exchange rate assumptions being approximately consistent with current levels; (v) certain price assumptions for lithium ore; (vi) prices for key supplies being approximately consistent with current levels; and (vii) other planning assumptions. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks that estimates of Mineral Reserves and Mineral Resources are uncertain and the volume and grade of ore actually recovered may vary from our estimates, risks relating to fluctuations in commodity prices; risks due to the inherently hazardous nature of mining-related activities; risks related to the jurisdictions in which the Wodgina operates, uncertainties due to health and safety considerations, including COVID-19, uncertainties related to environmental considerations, including, without limitation, climate change, uncertainties relating to obtaining approvals and permits, including renewals, from governmental regulatory authorities; and uncertainties related to changes in law; as well as those factors discussed in Albemarle’s filings with the U.S. Securities and Exchange Commission, including the factors described under the heading “Risk Factors” contained in Part I, Item 1A. in Albemarle’s latest Annual Report on Form 10-K for the period ended December 31, 2023, which is available on albemarle.com. Albemarle does not undertake any obligation to publicly release revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this document, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk. 2.5 List of Abbreviations A list of abbreviations used throughout the Report is presented in Table 2-2. The units of measurement conform to the metric system. All currency in this Report is Australian dollars ($) unless otherwise noted.

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 12 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 Table 2-2 List of abbreviations Abbreviation Description µ micron(s) µg microgram(s) µm micrometer(s) % Percent º Degrees a Annum A Ampere AC air core ANZECC Australian and New Zealand Environment and Conservation Council AQ diamond drill core with a nominal diameter of 27 mm ARMCANZ Agriculture and Resource Management Council of Australia and New Zealand ASL above sea level $ Australian Dollar(s) B Boron BIF Banded Iron Formation bgl below ground level BQ diamond drill core with a nominal diameter of 36.5 mm °C degrees Celsius CAPEX capital expenditure CIF Cost, insurance and freight CIM Categorical Indicator Modelling CJK China, Japan, Korea cm centimeter(s) cm2 square centimeter(s) CO2 Carbon dioxide COG cut-off grade CRM Certified Reference Materials CV Coefficient of Variation d Day D Disturbance Factor (Hoek-Brown) DD diamond drill DDH diamond drill hole(s) DEMIRS Department of Energy, Mines, Industry Regulation and Safety (Western Australia) dmt dry metric tonne(s) dmkt dry metric kilo-tonne(s) DMS dense media separation DN diameter (nominal) mm DPIRD Department of Primary Industries and Regional Development (Western Australia) DTM Digital Terrain Model dS/m deciSiemen(s) per metre DSO Direct Shipping Ore E East EC Electrical Conductivity F Fluorine FIFO fly-in/fly-out FOB Free on Board g gram(s) g/m3 grams per cubic meter | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 13 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 Abbreviation Description G giga (billion) G&A General & Administration Ga giga-annum (billion years) GL/yr gigalitre(s) per year GSI Geological Strength Index (Hoek-Brown) H1 Half one (first half of the calendar year) H2 Half two (second half of the calendar year) H2O Water ha hectare(s) hr Hour HQ diamond drill core with a nominal diameter of 63.5 mm HQ3 diamond drill core with a nominal diameter of 61.1 mm HV high voltage ISO International Organization for Standardization K Potassium k kilo (thousand) kg kilogram(s) km kilometer(s) km2 square kilometer(s) km/h kilometers per hour kN/m3 kilonewton(s) per cubic meter kt kilotonne(s) (thousand tonne(s)) ktpa kilotonne(s) (thousand tonne(s)) per annum (year) kVA kilovolt-ampere(s) kW kilowatt(s) kWh kilowatt-hour(s) L liter(s) LCT lithium-cesium-tantalum L/s liters per second Li Lithium Li2O lithium oxide LOM life of mine M mega / million Mt million tonne(s) Mtpa million tonne(s) per annum (year) m meter(s) m2 square meter(s) m3 cubic meter(s) m3/d cubic meters per day m3/h cubic meters per hour mASL meters above sea level Max. Maximum mE meters East mN meters North mg Magnesium mi Material constant (Hoek-Brown) min minute(s) Min. Minimum mm millimeter(s)

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 14 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 Abbreviation Description m/m meters per minute MPa megapascal(s) MRF Mining Rehabilitation Fund mRL Meters Relative Level (i.e., elevation) MRL Mineral Resources Limited MVA megavolt-amperes MW Megawatt MWh megawatt-hour N North NAF non-acid forming NAGROM NAGROM Laboratory, Perth NPV net present value NQ diamond drill core with a nominal diameter of 47.6 mm NQ3 diamond drill core with a nominal diameter of 45 mm OPEX operating expenditure P Phosphorus PAF potentially acid forming PEC Priority Ecological Community ppb parts per billion ppm parts per million PQ diamond drill core with a nominal diameter of 85 mm PQ3 diamond drill core with a nominal diameter of 83 mm Q1 Quarter one (first quarter of the calendar year) Q2 Quarter two (second quarter of the calendar year) Q3 Quarter three (third quarter of the calendar year) Q4 Quarter four (fourth quarter of the calendar year) QA/QC Quality Assurance/Quality Control QP Qualified Person RC Reverse Circulation RF Revenue Factor RL relative elevation RLE rehabilitation liability estimate ROM run-of-mine RQD Rock-quality Designation S South s second(s) SRM Standard Reference Materials t metric tonne(s) tCO₂-e tonne(s) of carbon dioxide (equivalent) TDS Total Dissolved Solids TEC Threatened Ecological Community TJ Terajoule(s) tpa metric tonnes(s) per annum (year) tpd metric tonnes(s) per day TSF tailings storage facility UCS Unconfined compressive strength US United States US$ United States Dollar(s) UTM Universal Transverse Mercator | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 15 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 Abbreviation Description V volt(s) W watt(s) W West WA Western Australia wmt wet metric tonne(s) WRL waste rock landform wt% weight percent yr year(s) 2.6 Independence RPM provides advisory services to the mining and finance sectors. Within its core expertise it provides independent technical reviews, resource evaluation, mining engineering and mine valuation services to the resources and financial services industries. RPM as the Qualified Person has independently assessed the Operation by reviewing pertinent data, including Mineral Resources, Mineral Reserves, manpower requirements and the LOM plans relating to productivity, production, operating costs and capital expenditures. All opinions, findings and conclusions expressed in this Report are those of RPM, the Qualified Persons and specialist advisors. Drafts of this Report were provided to the Client, but only for the purpose of confirming the accuracy of factual material and the reasonableness of assumptions relied upon in this Report. RPM has been paid, and has agreed to be paid, professional fees for the preparation of this Report. The remuneration for this Report is not dependent upon the findings of this Report. RPM has no economic or beneficial interest (present or contingent) in the Operation or in securities of the companies associated with the Operation or the Client. 2.7 Inherent Mining Risks Mining is carried out in an environment where not all events are predictable. Whilst an effective management team can identify the known risks and take measures to manage and mitigate those risks, there is still the possibility for unexpected and unpredictable events to occur. It is not possible therefore to totally remove all risks or state with certainty that an event that may have a material impact on the operation of a mine, will not occur. It is therefore not possible to state with certainty, forward-looking production and economic targets, as they are dependent on numerous factors that are beyond the control of RPM and cannot be fully anticipated by RPM. These factors include but are not limited to, site-specific mining and geological conditions, the capabilities of management and employees, availability of funding to properly operate and capitalize the operation, variations in cost elements and market conditions, developing and operating the mine in an efficient manner. Unforeseen changes in legislation and new industry developments could also substantially alter the performance of any mining operation.

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 16 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 3. Property Description and Location The Operation is currently ramping up production after restarting operations in May 2022. The manager of MARBL JV is MARBL JV Lithium Operations Pty Ltd; MRL operate the mine on behalf of the manager of the MARBL JV. Albemarle manages the marketing and sales of its share of spodumene concentrate (produced at Wodgina prior to care and maintenance and upon re-commencement of operations). The Operation is contained within a series of adjacent concessions that are characterized by numerous large-scale, medium-grade lithium-bearing pegmatites and has been the subject of multiple generations of exploration to define Mineral Resources and Mineral Reserves, as presented in this Report. Mining operations are undertaken via conventional truck and shovel methods which feed an on-site processing facility. This facility produces marketable Li2O concentrates. All concentrates are planned to be transported by truck 180 km (roundtrip) and subsequently transferred to a boat at a dedicated port facility at Port Hedland (Figure 3-1). The majority of infrastructure is in place to support the ramp-up of operations to full production, including a processing facility consisting of three train modules. At the effective date of this Report, all three constructed trains were operational; however, over the next 2 years only 2 trains are planned to be operated after which time all three trains will be in full production. At full production, the Operation is planned to produce up to 810 ktpa of SC 5.5 and is anticipated to accelerate production from July 2027 commensurate with an expected increase in price as forecast by independent experts Fastmarkets as set out in Section 16. While each train has a nameplate capacity of 250 ktpa (dmt) of lithium product at 6.0% Li2O concentrate (SC6.0), MARBL JV plans to continue to produce 5.5% Li2O concentrate (SC5.5). 3.1 Location The Operation is located approximately 110 km (by paved highway) south-southeast of Port Hedland, in the Pilbara region of the state of Western Australia (WA), Australia (Figure 3-1 and Figure 3-2). A major third party operated bulk handling port (operated by a Government Trading Enterprise, Pilbara Ports) is located 90 km to the Northwest in Port Hedland. Figure 3-1 provides details of the location of the Operation and key infrastructure locations. Figure 3-1 depicts key elements of the regional setting, incorporating natural and built features such as main roads and highways, rail lines, and towns and villages. The coordinates of the mine’s administration buildings are 673733 mE, 7656730 mN (UTM Zone 50K). CLIENT PROJECT NAME GENERAL LOCATION PLAN DRAWING FIGURE No. PROJECT No. ADV-DE-007023.1 February 2025 Date LEGEND DO NOT SCALE THIS DRAWING - USE FIGURED DIMENSIONS ONLY. VERIFY ALL DIMENSIONS ON SITE N 0 500 1000 km State Boundary State Capital Railway Town Highway 10 ° 0 0' 0 " S 12 ° 3 0' 0 " S 15 ° 0 0' 0 " S 17 ° 3 0' 0 " S 20 ° 0 0' 0 " S 22 ° 3 0' 0 " S 25 ° 0 0' 0 " S 27 ° 3 0' 0 " S 30 ° 0 0' 0 " S 35 ° 0 0' 0 " S 32 ° 3 0' 0 " S 10° 00' 0" S 12° 30' 0" S 15° 00' 0" S 17° 30' 0" S 20° 00' 0" S 22 ° 3 0' 0 " S 25° 00' 0" S 27° 30' 0" S 30° 00' 0" S 35° 00' 0" S 32° 30' 0" S 117° 30' 0" E115° 00' 0" E112° 30' 0" E 125° 00' 0" E122° 30' 0" E120° 00' 0" E 130° 00' 0" E127° 30' 0" E 117° 30' 0" E115° 00' 0" E112° 30' 0" E 125° 00' 0" E122° 30' 0" E120° 00' 0" E 130° 00' 0" E127° 30' 0" E Perth Kalgoorlie Albany Esperance Manjimup Margaret River Geraldton WilunaMeekatharra Mount Magnet Leinster Carnarvon Tom Price Karratha South Hedland Broome Derby Newman I N D I A N O C E A N 1 G R E A T A U S T R A L I A N B I G H T T I M O R S E A 95 95 94 1 1 1 1 1 SOUTH AUSTRALIA NORTHERN TERRITORY GREAT CENTRAL ROAD GOLDFIELDS HIGHWAY GREAT N ORTH ERN H IG HW AY G RE AT N O RT HE RN H IG HW AY GR EA T NO RT HE RN H IG HW AY NW CO ASTAL HIG HW AY GREAT EASTERN HIGHWAY SOUTH COAST HIGHWAY MOUNT MAGNET-SANDSTONE ROAD GERALDTON - MOUNT MAGNET ROAD W E S T E R N A U S T R A L I A Wodgina Lithium Mine Darwin Perth Adelaide Melbourne Canberra Sydney Brisbane Hobart A U S T R A L I A TASMANIA NORTHERN TERRITORY WESTERN AUSTRALIA SOUTH AUSTRALIA QUEENSLAND NEW SOUTH WALES VICTORIA ACT WODGINA TECHNICAL SUMMARY REPORT

CLIENT PROJECT NAME REGIONAL LOCATION PLAN DRAWING FIGURE No. PROJECT No. ADV-DE-007023.2 February 2025 Date LEGEND DO NOT SCALE THIS DRAWING - USE FIGURED DIMENSIONS ONLY. VERIFY ALL DIMENSIONS ON SITE N 0 20 40 km Wodgina Lithium Tenement Highway Road River / Creek Wodgina Pipeline Town Rail Power Yule River Turner River W odgina Gas Pipeli n e 640000E 660000E 680000E 700000E 720000E 740000E620000E 640000E 660000E 680000E 700000E 720000E 740000E620000E 76 20 00 0N 76 40 00 0N 76 60 00 0N 76 80 00 0N 77 00 00 0N 77 20 00 0N 77 40 00 0N 77 60 00 0N 76 00 00 0N 76 20 00 0N 76 40 00 0N 76 60 00 0N 76 80 00 0N 77 00 00 0N 77 20 00 0N 77 40 00 0N 77 60 00 0N 76 00 00 0N South Hedland Port Hedland Mungaroona Range Nature Reserve Utah Point / South West Creek North Bore Field Old Bore Field Breccia Bore Field Wodgina Mine Bore Field Turner River Bore Field WODGINA WODGINA to UTAH POINT HAUL ROUTE WODGINA AIRSTRIP G reat Northe rn Highw ay North W est C oasta l H ighway PORT HEDLAND AIRPORT WODGINA TECHNICAL SUMMARY REPORT | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 19 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 3.2 Land Tenure The total area of the Operation is 12,469.238 ha. Minerals tenure for the Operation as granted under Mining Act 1978 (WA) and recorded in the Department of Energy, Mines, Industry Regulation and Safety (DEMIRS)0F 1 database as of 30 June 2024 is summarized in Table 3-1 and shown in Figure 3-3. Table 3-1 identifies four lease types at Wodgina, these include: ▪ Mining Leases: The lessee of a Mining Lease may work and mine the land, take and remove minerals, and do all of the things necessary to effectually carry out mining operations in, on, or under the land, subject to conditions of title. ▪ Miscellaneous Licenses: For purposes such as roads, pipelines, power lines, a bore/bore field, and a number of other special purposes outlined in Section 42B of the Mining Regulation 1981 (WA). ▪ General Purpose Leases: For purposes such as operating machinery, depositing or treating tailings, etc., with a maximum area of 10 ha and are limited to a depth of 15 m (unless otherwise specified and agreed with the Minister for Mines and Petroleum). ▪ Retention Licenses: A ‘holding’ title for a mineral resource that has been identified but is not able to be further explored or mined. Mining Leases, Miscellaneous Licenses and General Purpose Leases may be renewed for terms of 21 years, subject to satisfactory compliance with tenement conditions, and are subject to: ▪ Mining Lease: $26/ha/year rent $100/ha/year minimum expenditure. ▪ Miscellaneous Licence: $24/ha/year rent; covenant in lieu of expenditure. ▪ General Purpose Lease: $24/ha/year rent; covenant in lieu of expenditure. The term of a Retention Licence cannot exceed five years and is renewable for further periods not exceeding five years. Fees payable for a Retention License are $9.80/ha/year rent and a minimum expenditure as per the approved exploration program. MARBL JV is required to pay a royalty of 5% on sales of Li2O concentrate at the first point of sale, and a levy to the WA Mining Rehabilitation Fund (MRF) for estimated outstanding rehabilitation liabilities, presently approximately $160,000 a year, as described in Section 17.5. Most titles are held jointly by Albemarle Wodgina Pty Ltd and Wodgina Lithium Pty Ltd; however, four Mining Leases are held by third parties (Atlas Iron Pty Ltd and Global Advanced Metals Wodgina Pty Ltd) and used by MARBL JV under an agreement with the lease holders. The majority of the tenements fall within the Kariyarra determination of native title, and access and use for mining is subject to an agreement originally made in March 2001 between the Kariyarra People and Gwalia Tantalum Ltd, and has since been transferred to the current tenement holders. The agreement entails a royalty payment of $450,000 a year, indexed from 2001. The tenements also fall within the Kangan, Wallareenya, and Mundabullangana pastoral leases and are subject to agreements with the leaseholders. RPM notes that several tenements, including mining lease M 45/50-I over the central mining and processing area, are due for their second renewal by July 2026, with most of the others due over the proposed LOM to 2048. The mining regulator (DEMIRS) has recently made clear its position (which RPM understands to be based on recent legal precedent), that second renewals are subject to negotiation and agreement with native title claimants. RPM is aware that the Company has current native title agreements and relations are sound, as such the prospects of timely tenure renewal without onerous new agreement conditions appear reasonable, although risk cannot be entirely discounted. 1 Department of Mines, Industry Regulation, and Safety: the state mining regulator.

CLIENT PROJECT NAME SITE LAYOUT PLAN DRAWING FIGURE No. PROJECT No. ADV-DE-007023-3 February 2025 Date LEGEND DO NOT SCALE THIS DRAWING - USE FIGURED DIMENSIONS ONLY. VERIFY ALL DIMENSIONS ON SITE N WODGINA TECHNICAL SUMMARY REPORTWodgina Lithium Tenement Haulroad Wodgina Gas Pipeline 0 500 1000m Proposed IV PadPower Station G4500271 L4500532 M4500949 To G rea t N or the rn H igh wa y M4500254 M4500381 M4500365 M4500382 G4500269 M4500353 M4500086 M4500887 M4501252 M4500923 L4500443 L4500058 M4500050 M4500888 R4500004 M4500050 TSF2 TSF2 TSF3 TSF3E TSF1 M4500050 LOM Pit Limits Waste Dump L4500383 G4500321 M4500924 Atlas Pits G4500270 Covered Crushed Product Primary Crusher Admin. Camp MEM Original Wodgina Pit Concentrate Shed Crushed Product Stockyard Processing 674000E672000E 674000E672000E 7656000N 7658000N 7654000N 7656000N 7658000N 7654000N GLOBAL ADVANCED METALS WODGINA PTY LTD ATLAS IRON PTY LTD | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 21 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 Table 3-1 Land Tenure Tenement Tenure Type Status Holder 1 Holder 2 Area (ha) Granted Ends G 45/269 GENERAL PURPOSE LEASE LIVE ALBEMARLE WODGINA PTY LTD WODGINA LITHIUM PTY LTD 9.612 27/01/2005 28/01/2026 G 45/270 GENERAL PURPOSE LEASE LIVE ALBEMARLE WODGINA PTY LTD WODGINA LITHIUM PTY LTD 9.043 27/01/2005 28/01/2026 G 45/271 GENERAL PURPOSE LEASE LIVE ALBEMARLE WODGINA PTY LTD WODGINA LITHIUM PTY LTD 9.3595 27/01/2005 28/01/2026 G 45/29 GENERAL PURPOSE LEASE LIVE ALBEMARLE WODGINA PTY LTD WODGINA LITHIUM PTY LTD 9.6505 18/07/1990 25/07/2032 G 45/290 GENERAL PURPOSE LEASE LIVE ALBEMARLE WODGINA PTY LTD WODGINA LITHIUM PTY LTD 9.945 22/01/2010 21/01/2031 G 45/291 GENERAL PURPOSE LEASE LIVE ALBEMARLE WODGINA PTY LTD WODGINA LITHIUM PTY LTD 9.677 22/01/2010 21/01/2031 G 45/321 GENERAL PURPOSE LEASE LIVE ALBEMARLE WODGINA PTY LTD WODGINA LITHIUM PTY LTD 296.55 5/10/2011 4/10/2032 L 45/105 MISCELLANEOUS LICENCE LIVE ALBEMARLE WODGINA PTY LTD WODGINA LITHIUM PTY LTD 1,682 1/06/2001 31/05/2043 L 45/108 MISCELLANEOUS LICENCE LIVE ALBEMARLE WODGINA PTY LTD WODGINA LITHIUM PTY LTD 1,560 29/06/2001 28/06/2043 L 45/437 MISCELLANEOUS LICENCE LIVE ALBEMARLE WODGINA PTY LTD WODGINA LITHIUM PTY LTD 733.23 11/04/2018 10/04/2039 L 45/441 MISCELLANEOUS LICENCE LIVE ALBEMARLE WODGINA PTY LTD WODGINA LITHIUM PTY LTD 0.82 21/11/2018 20/11/2039 L 45/443 MISCELLANEOUS LICENCE LIVE ALBEMARLE WODGINA PTY LTD WODGINA LITHIUM PTY LTD 196.40 5/11/2018 4/11/2039 L 45/451 MISCELLANEOUS LICENCE LIVE ALBEMARLE WODGINA PTY LTD WODGINA LITHIUM PTY LTD 1.674 5/02/2019 4/02/2040 L 45/452 MISCELLANEOUS LICENCE LIVE ALBEMARLE WODGINA PTY LTD WODGINA LITHIUM PTY LTD 5.992 5/02/2019 4/02/2040 L 45/58 MISCELLANEOUS LICENCE LIVE ALBEMARLE WODGINA PTY LTD WODGINA LITHIUM PTY LTD 95 9/12/1988 9/12/2028 L 45/64 MISCELLANEOUS LICENCE LIVE ALBEMARLE WODGINA PTY LTD WODGINA LITHIUM PTY LTD 1 18/05/1990 17/05/2025 L 45/9 MISCELLANEOUS LICENCE LIVE ALBEMARLE WODGINA PTY LTD WODGINA LITHIUM PTY LTD 12.5 19/10/1984 3/07/2026 L 45/93 MISCELLANEOUS LICENCE LIVE ALBEMARLE WODGINA PTY LTD WODGINA LITHIUM PTY LTD 134.9 25/03/1998 24/03/2023 M 45/254 MINING LEASE LIVE ALBEMARLE WODGINA PTY LTD WODGINA LITHIUM PTY LTD 77.97 19/10/1987 28/10/2029 M 45/353 MINING LEASE LIVE ALBEMARLE WODGINA PTY LTD WODGINA LITHIUM PTY LTD 35.395 15/05/1988 18/05/2030 M 45/365-I MINING LEASE LIVE ALBEMARLE WODGINA PTY LTD WODGINA LITHIUM PTY LTD 206.6 2/10/1988 9/10/2030 M 45/381 MINING LEASE LIVE ALBEMARLE WODGINA PTY LTD WODGINA LITHIUM PTY LTD 287.65 5/07/1988 11/07/2030 M 45/382 MINING LEASE LIVE ALBEMARLE WODGINA PTY LTD WODGINA LITHIUM PTY LTD 58.24 5/07/1988 11/07/2030 M 45/383-I MINING LEASE LIVE ALBEMARLE WODGINA PTY LTD WODGINA LITHIUM PTY LTD 110.6 5/07/1988 11/07/2030 M 45/49 MINING LEASE LIVE ALBEMARLE WODGINA PTY LTD WODGINA LITHIUM PTY LTD 85.95 28/06/1984 3/07/2026 M 45/50-I MINING LEASE LIVE ALBEMARLE WODGINA PTY LTD WODGINA LITHIUM PTY LTD 364.5 28/06/1984 3/07/2026 M 45/886 MINING LEASE LIVE ALBEMARLE WODGINA PTY LTD WODGINA LITHIUM PTY LTD 6.81 22/03/2001 21/03/2043 M 45/887-I MINING LEASE LIVE ALBEMARLE WODGINA PTY LTD WODGINA LITHIUM PTY LTD 30.575 22/03/2001 21/03/2043

Tenement	Tenure Type	Status	Holder 1	Holder 2	Area (ha)	Granted	Ends
M 45/888	MINING LEASE	LIVE	ALBEMARLE WODGINA PTY LTD	WODGINA LITHIUM PTY LTD	12.755	22/03/2001	21/03/2043
M 45/924-I	MINING LEASE	LIVE	ALBEMARLE WODGINA PTY LTD	WODGINA LITHIUM PTY LTD	520.1	26/03/2001	25/03/2043
M 45/925-I	MINING LEASE	LIVE	ALBEMARLE WODGINA PTY LTD	WODGINA LITHIUM PTY LTD	612.55	26/03/2001	25/03/2043
M 45/949	MINING LEASE	LIVE	ALBEMARLE WODGINA PTY LTD	WODGINA LITHIUM PTY LTD	804.15	11/07/2001	10/07/2043
M 45/950-I	MINING LEASE	LIVE	ALBEMARLE WODGINA PTY LTD	WODGINA LITHIUM PTY LTD	677.8	11/07/2001	10/07/2043
R 45/4	RETENTION LICENCE	LIVE	ALBEMARLE WODGINA PTY LTD	WODGINA LITHIUM PTY LTD	2,469	21/07/2017	21/07/2027
M 45/1188-I	MINING LEASE	LIVE	ATLAS IRON LIMITED		51.985	12/11/2009	11/11/2030
M 45/1252-I	MINING LEASE	LIVE	ATLAS IRON PTY LTD		193.8	23/03/2016	22/03/2037
M 45/351-I	MINING LEASE	LIVE	GLOBAL ADVANCED METALS WODGINA PTY LTD		362.2	15/05/1988	18/05/2030
M 45/923-I	MINING LEASE	LIVE	GLOBAL ADVANCED METALS WODGINA PTY LTD		723.25	26/03/2001	25/03/2043

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 22 of 178 |
This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025

3.3 Surface Rights and Easement

The mining leases entitle the tenement holder to operate a mining operation. As noted above, the rights all lithium minerals are jointly held on these tenements, while Global Advanced Metals (GAM) holds the mining rights to all minerals other than lithium through a reserved mineral right. All mining leases have been surveyed and constituted under the Mining Act 1978 (WA). The Company actively reviews the conditions of the leases to ensure compliance with requirements and has paid the appropriate fees to maintain the tenements.

RPM is not aware of any material encumbrances that would impact the current Mineral Resource or Mineral Reserve disclosure as presented herein.

The Western Australia State Government require a feedstock royalty rate of 5% for lithium hydroxide and lithium carbonate, where those are the first products sold and the feedstock is spodumene concentrate. The royalty is prescribed under the amendments to Regulation 86 of the Mining Regulations 1981 (WA) which were gazetted on 27 March 2020.

The royalty value is the difference between the gross invoice value of the sale and the allowable deductions on the sale. The gross invoice value of the sale is the Australian Dollar value obtained by multiplying the amount of the mineral sold by the price of the mineral as shown in the invoice. Allowable deductions are any costs in Australian Dollars incurred for transport of the mineral quantity by the seller after the shipment date. For minerals exported from Australia, the shipment date is deemed to be the date on which the ship or aircraft transporting the minerals first leaves port in WA.

3.4 Material Government Consents

Development of the tenements is subject to submission and approval of mining proposals and closure plans under Western Australia's Mining Act 1978, in addition to regulatory permitting under several other state or federal acts, addressed in Section 17. The Operation is not subject to a State Agreement[2], and RPM is not aware of any other special consent from or arrangement with the state.

3.5 Significant Limiting Factors

RPM is unaware of any significant factors or risks that may affect property access, title, or the right to perform work at the Operation. RPM has relied upon the legal information regarding titles provided by MARBL JV as noted in Section 25 and is unaware of any encumbrances upon the Operation.

[2] A special contract between proponents and the state of Western Australia intended to support the development of large or complex mining projects and related infrastructure.

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 23 of 178 |
This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 24 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 4. Accessibility, Climate, Local Resources, Infrastructure and Physiography 4.1 Accessibility The Operation is located approximately 110 km (by paved highway) south-southeast of Port Hedland, in the state of WA, Australia (Figure 3-1). The Operation is in the north of WA’s Pilbara Region, known for its vast mineral deposits and active mining operations. As such, there is sufficient road, air, and port infrastructure in place for the mining operation. Road access to the Operation is via a short (6.5 km) unnamed mine access road that intersects with the Great Northern Highway (National Highway 95) – the major road that connects Port Hedland to the state’s capital city of Perth, which is just over 1,500 km to the south-southwest of the mine. All roads to the Operation are sealed bitumen. The Wodgina Airport (YWGA), operated by MRL, is a regional airport that is approximately 20 km north of the mine by road and supports the local mineral resources operations. It has a tarmac airstrip, and aircraft as large as the Airbus A320 can be used to transport mining and construction personnel from Perth. Port Hedland International Airport in Port Hedland accommodates larger aircraft and is the main center for freight and cargo to the region. Port Hedland also hosts an international deep-water port facility. The Operation is located between the Turner River (east) and Yule River (to the west) that discharge into the Indian Ocean approximately 40 and 60 km south of Port Hedland, respectively. However, both rivers are ephemeral and not sufficient for transportation. The Operation does not utilize the rail network; however, there are three major rail lines passing within 5 km of the eastern side of the Operation, operated by Fortescue Metals Group (FMG), BHP Billiton and Roy Hill Mine respectively. 4.2 Climate According to the Government of Western Australia’s Department of Primary Industries and Regional Development (DPIRD), the Pilbara region has very hot summers (average 30°C to 45°C), mild winters (average 20°C) and low and variable rainfall (300-350 mm per year). It is classified as a hot desert. In the Pilbara, tropical cyclones cause the most extreme rainfall events and can generate approximately 20– 25% of the total annual rainfall for the area near the Operation and up to 86% of summer rainfall. Historically, tropical cyclones have caused considerable damage and loss of life in the Pilbara, and as a result, modern design regulations ensure that buildings and other infrastructure are now far less susceptible to damaging winds. Even the threat of a tropical cyclone can cause substantial economic losses to the mining industry through halted production or disruptions to shipping activities. Operations at Wodgina are maintained all year round; however, they are subject to shutdowns during the summer cyclone season. 4.3 Local Resources Wodgina’s accommodation village is located within the boundaries of the mining tenure and is subject to the laws outlined in Western Australian’s Mining Act 1978 and the Mining Regulation 1981. It is managed by MRL for the exclusive use of the Operation’s employees and contractors, which are generally on fly-in/fly-out (FIFO) arrangements. The village can accommodate 750 guests; it has a dry and wet mess (meals and bar), a convenience store, and a gymnasium. The village is currently being refurbished to modernize rooms and facilities and to include Wi-Fi capabilities. A greater range of general services are available in Port Hedland, and all goods and services for the operations are brought in by road from this town. | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 25 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 The mine operates on a FIFO basis from Perth with the majority of on-site personnel employed to allow for ongoing ramp-up and mining operations. Personnel is typically sourced from the broader Western Australian labor market in Perth rather than locally. However, as detailed further in Section 15, RPM is of the opinion that given the scale and size of its business, MRL as the operator has the ability to source additional personnel internally as well as externally of its group of companies. 4.4 Infrastructure A general list of infrastructure is as follows: ▪ Administration buildings. ▪ Wodgina Village accommodation camp for site personnel. ▪ Sealed access roads for site access. ▪ A dedicated airstrip (Wodgina Airport) to the north of the mine for transporting FIFO workers from Perth. ▪ Water bore fields. ▪ A gas lateral supplies gas to the on-site gas supply station. ▪ 48 MW gas power station. ▪ A fuel farm. ▪ Open cut mine. ▪ Waste rock dumps. ▪ ROM stockpiles. ▪ A three-stage crushing plant capable of sustaining 5.65 Mtpa of ore feed to the spodumene concentration plant. ▪ Three-train processing plant. ▪ Tailings storage facilities for wet tailings. ▪ Dry tailings stockpiles; and ▪ Product load-out facility. This includes all three constructed trains and the mining fleet which was newly acquired. While the camp facilities are from previous operations, these are undergoing modernization which is planned to be completed in 2025. Further details are provided in Section 15, including the capacity and state of equipment. 4.5 Physiography The topography on site varies between 150 m above sea level (ASL) and 330 m ASL and is described as rolling hills (prominent greenstone ridges) and valleys surrounded by granitic plains. The general topography and site elevation is demonstrated in Figure 4-1. The dominant vegetation recorded across Wodgina is the widespread Hummock Grasslands of Triodia species. These are not listed as Threatened Ecological Community (TEC) or Priority Ecological Community (PEC) under State or Commonwealth legislation (Purves, 2022).

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 26 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 Figure 4-1 Overview of the Operation Source: MRL, 2022 | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 27 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 5. History The Wodgina and Mt Cassiterite pegmatite field was discovered in 1902. Since 1905, these pegmatites have been mined primarily for tantalum and small amounts of tin, beryl and niobium, and most recently explored for their lithium potential. The main Wodgina Pit was the primary target for tantalum extraction until mineralization was exhausted in 1994. The Mt Cassiterite Pit tantalum operations were established in 1989 and progressively expanded to encompass the Mt Tinstone Pit during the 1990s, as the Wodgina pegmatite resource became depleted. Lithium resource potential was not realized until 2016 when MRL acquired the Operation and re- assayed samples. All current in situ Mineral Resources are contained within the Mt Cassiterite and Tinstone Pit areas. 5.1 Exploration and Development History There have been numerous changes in ownership throughout the Operation’s history, owing mostly to the availability of funding, project economics and commodity price fluctuations. A summary of development activities is presented below. There have been numerous governmental and academic studies on the occurrences of pegmatite, variable mineralogy, and mineralization in the Wodgina pegmatite district. Work has included regional scale mapping by the Geological Survey of Western Australia (GSWA, 2001), scientific publications from Geoscience Australia, and various technical studies by several companies. ▪ 1901 – 1909: Francis & William Michell - Discovery of Wodgina pegmatite bodies in 1902 and the first extraction of tantalum in 1905. - Most production at Wodgina was sourced from alluvial and eluvial workings, with minor production from small underground and open cut workings from the main-lode pegmatite. ▪ Most of the cassiterite and tantalum mining at Wodgina had ceased by 1909, although minor production continued until 1918. ▪ Towards the end of the 1920s, there was a revival of interest with the discovery of new uses for tantalum that led to increased mining activity. ▪ 1925 – 1943: Tantalite Ltd - Extraction and export of tantalum ore concentrate, mainly to the United States. - Large masses of cesium-bearing white beryl were identified at the northern end of the Wodgina pegmatite in 1927. ▪ 1943 – 1945: Australian Commonwealth Government - Significant production from alluvial and eluvial deposits, as well as hard-rock pegmatite deposits. - Extraction and export of tantalum ore concentrate and beryl during wartime efforts. ▪ After the end of the Second World War, sporadic mining of tantalum continued until the mid-1980s by numerous companies: - 1945 – 1953: Tantalite Ltd. - 1953 – 1957: Northwest Tantalum Ltd. - 1957 – 1963: L. J. Wilson - 1963 – 1967: J.A. Johnson and Sons Pty Ltd. - 1967: Avela - 1968 – 1989: Goldrim Mining in partnership with Goldfield Corp (New York) and Chemalloy Minerals Ltd (Toronto) ▪ In 1988, full-scale hard-rock mining of the Wodgina main-lode pegmatite commenced (for tantalum). ▪ 1989 – 1996: Goldrim Mining and Pan West Tantalum Pty Ltd. Joint Venture - Commencement of Mt Cassiterite Pit operations in 1989. - Exhaustion of tantalum in the Wodgina Pit resources in 1994. ▪ 1996 – 2005: Sons of Gwalia - Expansion of Mt Cassiterite Pit to include Mt Tinstone Pit in 1997.

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- Major expansion to the mine's capacity was completed in 2002.
- 2005 – 2009: Talison Minerals Pty Ltd
  - The Operation was placed into care and maintenance in 2008.
  - In February 2008, Atlas purchased the iron ore rights from Talison Minerals Pty Ltd and shared the on-site processing facilities.
- 2009 – 2016: Global Advanced Metals (GAM; previously known as Talison Tantalum, a subsidiary of Talison Minerals)
  - In January 2011, GAM recommenced mining at Wodgina (in the Mt Cassiterite-Tinstone Pit).
  - In 2012, the mine was placed into care and maintenance.
  - Infill drilling of the in situ pegmatite resource continued, and a Mineral Resource Estimate of the remaining tantalum resource was carried out in September 2013 by Cube Consulting.
- 2016 – 2019: MRL.
  - In June 2016, MRL completed the acquisition of the Mt Cassiterite-Tinstone Pit from GAM, but this excluded the mineral rights for tantalum and iron ore; this signaled the conversion of operations at Wodgina from tantalum mining to spodumene mining for lithium.
  - Re-assaying of a limited number of in situ pegmatite samples indicated a potential for lithium extraction (spodumene). In March-April 2016, RC pulp samples held in reserve from the previous exploration were re-assayed for Li_2O %.
  - In 2017, Atlas exhausted the nearby iron ore reserves, which provided MRL with full access to the processing facilities. MRL mined spodumene at the Mt Cassiterite–Tinstone pit and exported the product as a Direct Shipping Ore (DSO).
  - In 2018, a decision was made to upgrade the processing plant to produce a high-grade spodumene concentrate.
  - The MRL 2016-2018 drilling programs identified extensive new mineralization beneath the north-eastern end of Mt Cassiterite-Tinstone Pit. In addition, geological logging and assay from 82,800 blast holes have been used to further refine the delineation of the pegmatite bodies.
- 2019 – present: MARBL JV
  - On 1st November 2019, MRL completed a partial sale of its Operation to Albemarle and established MARBL JV, with MRL retaining a 40% interest.
  - Immediately after MARBL JV was formed, mining, processing, and ore shipments were suspended due to weaker lithium prices, and the Operation was put into care and maintenance.
  - On 5th April 2022, MRL announced it would move to a 50% ownership stake in Wodgina. This ownership change was finalized in 18 October 2023.
  - Production from Train 1 restarted in May 2022, with all three constructed trains fully commissioned at the effective date of this Report.

5.2 Past Production

Due to the complex nature of production and limited historical data available, a high-level account of production history has been compiled from various sources and summarized in Table 5-1.

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This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc. 2025

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Table 5-1 Production History

Years	Owner	Production
1905 – 1909	Francis & William Michell	Tantalum was produced mainly from alluvial and eluvial deposits totaling 231 t. Hard-rock mining from small open cuts and underground workings in the southern end of the Wodgina main-lode pegmatite produced 112 t of tantalum. The total tantalum produced during this time is estimated to be 343 t. In addition, it is estimated that 193 t of tin, 85 t of beryl and 39 t of niobium were extracted.
1925 – 1943	Tantalite Ltd	
1943 – 1945	Australian Commonwealth Government	
1945 – 1953	Tantalite Ltd.	
1953 – 1957	Northwest Tantalum Ltd.	
1957 – 1963	L. J. Wilson	
1963 – 1967	J.A. Johnson and Sons Pty Ltd.	
1967	Avela	
1968 – 1989	Goldrim Mining, in partnership with Goldfield Corp (New York) and Chemalloy Minerals Ltd (Toronto)	
1989 – 1996	Goldrim Mining and Pan West Tantalum Pty Ltd. Joint Venture	Wodgina Pit was mined to produce 269 t of tantalum and exhausted in 1994. The Mt Cassiterite Pit was mined to produce 240 t of tantalum.
1996 – 2005	Sons of Gwalia	Mt Cassiterite operations expanded to include the Tinstone Pit, and 442 t of tantalum concentrate was extracted.
2005 – 2009	Talison Minerals	Mine was placed into care and maintenance.
2009 – 2016	Global Advanced Metals (previously known as Talison Tantalum)	Approximately 317.5 t of tantalum was produced in 2011 from the Mt Cassiterite-Tinstone Pit until the mine was placed into care and maintenance in 2012.
2016 – 2019	Mineral Resources Ltd.	Operations centered on spodumene extraction from the Mt Cassiterite-Tinstone Pit from April 2017. Approximately 16 Mt of ore was mined, with approximately 8.8 Mt shipped as a DSO product.
2019 – present	MARBL JV (JV between Mineral Resource Ltd. and Albemarle Corp.)	Mining operations recommenced in April 2022, with the first train of spodumene concentrate of 20 kt dmt shipped in June 2022. Production to the 30th June 2024 is summarized in Table 5-2.

Table 5-2 Production since restart in 2022

Measure	Units	Calendar Year		
		2022	2023	H1 2024
Throughput	kt	1,675	3,095	1,911
Feed Grade	%	1.61	1.61	1.31
Mass Yield	%	9	14.6	12.2
Concentrate Production	dmkt	196	442	224

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 29 of 178 |

This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc. 2025

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6. Geological Setting, Mineralization and Deposit

6.1 Regional Geology

The Wodgina pegmatite deposit is hosted within the Wodgina Greenstone Belt of the Pilbara Craton: an Archean structural unit that is estimated to be more than 2.7 billion years old. The Pilbara Craton consists of intrusive granitic batholiths into mostly metamorphic greenstone terranes with associated tin-tantalum-lithium-beryllium pegmatites, ironstone (iron ore) formations, and gold mineralization. The Pilbara Craton was tectonically welded to other Archean cratons during the Proterozoic, eventually becoming the western half of the Australian continent (Jacobson, 2021).

The granitoid-greenstone terrane of the Pilbara Craton has been subdivided into tectonostratigraphic domains with boundaries defined by north-northeast, south-southwest (NNE-SSW) to northeast-southwest (NE-SW) trending structural lineaments that regionally have a sinistral shear sense.

The Wodgina Greenstone Belt is largely a north-to-northeast plunging synformal to monoclinal structure that is approximately 25 km long and 5 km wide. It is comprised principally of interlayered mafic and ultramafic schists and amphibolite, with subordinate komatiite, clastic sediments, band iron formation (BIF) and chert. Although the supracrustal rocks are structurally complex, the primary stratigraphic units may be correlated with nearby greenstone belts in the Pilbara.

The granitoid complexes that border the greenstone belts are slightly younger (between 3.47 and 2.80 Ga). These intrusions deformed and metamorphosed the greenstone belts, and late-stage granitic intrusions resulted in the emplacement of both simple and complex pegmatite sills and barren quartz veins. A geological map of the Wodgina Greenstone Belt is presented in Figure 6-1.

6.2 Local Geology

The Wodgina pegmatite field lies immediately to the east of the axial plane of the synform in the Wodgina Greenstone Belt and adjacent to and within splay structures related to a major craton-scale NE-SW trending lineament. The Wodgina pegmatite field contains three major pegmatite groups, each hosted within a different lithology and subject to different structural/rheological controls:

- A complex zoned group, belonging to the lepidolite sub-class of the complex pegmatite type. This pegmatite type encompasses the Wodgina main-lode, Rockhole and Camp pegmatite bodies, hosted by meta-komatiites and meta-basalts of the Kunagunarrina Formation.
- Variably altered, weakly zoned to internally homogeneous pegmatites of dyke and stacked-sheet morphology, belonging to the albite-spodumene pegmatite class. This pegmatite type encompasses the Mt Cassiterite and Mt Tinstone bodies as well as the Eastern Pegmatites (most probably part of the same stacked sequence of sheets); hosted within the psammitic to pelitic interbedded metasediments of the Leilira Formation.
- Simple zoned albite-muscovite-quartz pegmatites, with pale green beryl and columbite mineralization. They are usually of limited thickness and extent, occurring on the margins of the greenstone belt in a sheared metavolcanic to ultramafic unit.

The pegmatites that have been mined in Wodgina's history are the Wodgina main-lode pegmatite and the Mt Cassiterite and Mt Tinstone pegmatites (Figure 6-2). A major regional shear zone separates the two main pegmatite groups. Both pegmatite groups have been emplaced syntectonically into fault/shear zones, with a predominantly reverse sense of movement. The Wodgina main lode pegmatite appears to be related to a major inclined fold hinge, while the pegmatites of the Mt Cassiterite group appear to be sheets joined by a number of parasitic fold hinges.

As outlined in Section 11, a geological model was constructed for the deposit based on geological logging and grade. Given the style of mineralization, this model is reflected as the pegmatite body (which hosts all the mineralization), as shown in Figure 6-3, with only minor influence from other host rocks. Further discussion as to the geological interpretation and methods is set out in Section 11.

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 30 of 178 |

This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc. 2025


LEGEND
Greenstones
Metamorphosed chert, iron formation, and pelitic units
Metamorphosed greywacke, sandstone, and conglomerate
Metamorphosed basalt, tuff, and agglomerate
Metamorphosed ultramafics
Yule Granitoid Complex 'Younger Granites'
Marginal leucocratic phase
Medium-grained granite to adamellite
Numbana Granite
Undifferentiated porphyritic granite to adamellite
Older Complex
Undifferentiated migmatite and gneissic granodiorite
LEGEND
Synformal fold axis
Antiformal fold axis
Fault, with sense of movement
Shear zone
Mills Find Be
Pegmatite field/group with commodities
Wodgina Mine Area
118 °40'
21 °10'
Rock Hole Lode Ta, Be
West Wodgina Sn (Ta)
Wodgina Ta (Cs)
Referenda (Sn)
Mt Cassiterite Ta, Sn
Beryl pegmatite Be (Nb)
Comet Sn
Neilsons Sn
Stannum Sn, Be
Sn (Li)
Sifleetes Reward Sn
Mills Find Be
Bright Star Sn
Numbana Be (Ta, Nb)

SOURCE: Sweetapple_etal_2001_gswa2001-11

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LEGEND	CLIENT	PROJECT
N; 0 4 8km; DO NOT SCALE THIS DRAWING - USE FIGURED DIMENSIONS ONLY. VERIFY ALL DIMENSIONS ON SITE	Albemarle	NAME: WODGINA TECHNICAL SUMMARY REPORT; DRAWING: REGIONAL GEOLOGY OF WODGINA MINE; FIGURE No. 6.1; PROJECT No. ADV-DE-00702; Date February 2025

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Figure 6-2 Simplified local geology map of Wodgina


Wodgina Pit
Mill Site
Crusher Site
Mt Cassiterite Pit
Mt Tinstone Pit
Legend
N
400 Meters
Granite
Greywacke-unclassified
Turbidite-massive bedded-proximal
Turbidite-thin bedded distal
Basalt-seafloor altered
Basalt
Dolorite
Komatiite
Ultramafic
pegmatite

6.3 Pegmatite Geology

The Wodgina main-lode pegmatite strikes essentially north-south and dips 40° to 45° to the east; it is exposed over a strike length of 670 m and varies in width generally from 3 to 15 m, although at one place on the north end, it reached 91 m in width. Lithium mineralization at Wodgina is concentrated in the Mt Cassiterite-Tinstone Pit area (Figure 6-2), which contains the in situ Mineral Resources reported in this Report.

The Mt Cassiterite and Mt Tinstone pegmatites, which form the basis of the Mineral Resources reported in this Report, located directly south of the historically mined Wodgina main-lode pegmatite, consist of a group of subparallel, interfingered, un-zoned albite-spodumene pegmatites that intrude the mafic volcanic and meta-sedimentary host rocks of the surrounding greenstone belt. Individual pegmatites vary in thickness (as described below), with an average dip of 22° to the southeast. These pegmatites are abundant in albite and primary spodumene with subordinate K-feldspar and minor muscovite in near-homogeneous sheeted bodies and lepidolite. The pegmatite sheets display a massive to comb-textured internal structure, which is regarded as being characteristic of albite-spodumene type pegmatites.

The pegmatites can be grouped into an upper thinner swarm (10-30 m in thickness), a middle thicker swarm (30-80 m in thickness), and a thick basal unit (120-200 m in thickness) (Figure 6-3) and are typically exposed prior to mining) over an area 1,100 x 800 m. The upper sheets are generally hosted by weathered and oxidized

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 32 of 178 |

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meta-greywacke, whereas the lower pegmatite sheets intrude fresh pyrrhotite/pyrite-rich meta-greywacke, as noted in the stratigraphic column in Figure 6-4.

In addition to the dipping pegmatites, a number of vertical to sub-vertical pegmatite dykes that trend northwest-to-southeast and northeast-to-southwest occur. These dykes vary in width from 10 to 50 m and have been interpreted to extend 600 m along strike and up to 250 m in depth. The pegmatite sheets usually have a coarse-grained (up to 1 cm) massive biotite alteration selvage up to 1 m thick along the footwall and hangingwall contacts where the contact is conformable with the country rock. However, where the contact is structural (generally along thrust-faulted contacts), this selvage zone is absent.

Immediately north of the Mt Cassiterite Pit (outside of the current Mineral Resources), under the area known locally as North Hill, pegmatites intercepted in drilling are hosted in amphibolite schist and generally display thicker individual pegmatite dykes with different chemistries than those observed and previously mined in the metasediments-hosted pegmatite sheets of the Mt Cassiterite Pit. The geometry and mineralization of these bodies is under investigation and present a future opportunity for the Operation.

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 33 of 178 |

This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc. 2025

400mRL
300mRL
200mRL
100mRL
0mRL
Vein Lenses
Upper Lenses
Basal Lenses
100 m
SOURCE: Modified after Sweetapple et al (2001)
LEGEND
Drillhole
Pegmatite
Original land surface
Metasedimentary rock (host unit)
Pit outline
N
0
100
200m
DO NOT SCALE THIS DRAWING - USE FIGURED DIMENSIONS ONLY. VERIFY ALL DIMENSIONS ON SITE
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CLIENT
Albemarle
PROJECT
NAME
WODGINA TECHNICAL SUMMARY REPORT
DRAWING
GENERALISED CROSS SECTION
FIGURE No.
6.3
PROJECT No.
ADV-DE-00702
Date
February 2025


Fine-grained psammitic metasediments, with pelitic (biotite) interbeds.
Fine- to medium-grained exomorphic mica (?rare alkali muscovite), randomly orientated.
Fine-grained albite > (annealed) quartz + muscovite, grading to pseudo-gneissic texture, with perthitic microcline relicts. Zones of dark-grey strained quartz of variable size (?quartz cores), and relict microcline in matrix of fine-grained quartz > albite.
Layered fine-grained albite > quartz + muscovite.
Megacrystic comb-textured spodumene with pull apart structures, subordinate megacrystic microcline (concentrated toward the centre), in a matrix of fine–medium-grained quartz–albite > muscovite. Some replacement by fine-grained sugary albite.
Fine-grained albite > muscovite; grading to relict perthitic microcline + quartz at the top. Basal foliated pseudo-gneissic banding and augen texture, associated with massive dark-grey quartz.
Coarse to megacrystic perthitic microcline, in a fine-grained albite > quartz + muscovite matrix, grading to sugary albite > muscovite.
Fine-grained annealed black quartz replacing sugary albite. Aggregates of medium-grained muscovite, associated with quartz.
Fine- to medium-grained exomorphic mica (?rare alkali muscovite), randomly orientated. Sheared along pegmatite contact.
Fine-grained psammitic metasediments, with pelitic (biotite) interbeds.
Fine-grained albite (sugary texture)
Megacrystic spodumene with pull-apart structures
Medium- to coarse-grained disseminated quartz
Fine-grained recrystallized quartz > mica/albite
Coarse to megacrystic perthitic microcline (incl. relicts)
Fine-grained blue tourmaline (elbaite) mass
Sugary albite > fine-grained quartz
Fine- to medium-grained muscovite
Sharp internal contact
Annealed quartz, replacing albite
Pseudo-gneissic muscovite–albite
Gradational internal contact
Dark-grey, massive, strained quartz
Lensoidal (augen) pseudo-gneissic texture
Primary (aplitic) layering
Source: Sweetapple et al (2001)
4IAS DLH23
Approximate vertical scale : 1 m
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LEGEND
N
0
200
400m
DO NOT SCALE THIS DRAWING - USE FIGURED DIMENSIONS ONLY. VERIFY ALL DIMENSIONS ON SITE
CLIENT
Albemarle
PROJECT
NAME
WODGINA TECHNICAL SUMMARY REPORT
DRAWING
STRATIGRAPHIC COLUMN OF THE MT CASSITERITE PEGMATITE
FIGURE No.
6.4
PROJECT No.
ADV-DE-00702
Date
February 2025

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 36 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 6.4 Mineralization The Mt Cassiterite-Tinstone upper pegmatite sheets are mostly un-zoned, with mineralogy dominated by phenocrysts of spodumene (10-30 cm long) and K-feldspar in a matrix of fine- to medium-grained albite, quartz, and muscovite. Zonation caused by fractionation appears to increase with depth, and varies between the three main domains used in the Mineral Resource estimate. Veins of quartz up to 10 cm thick are common, as are 1 mm thick veinlets of green sericite-albite. These secondary features often occupy parallel fractures adjacent to the main dyke swarms. Texturally the pegmatite is extremely complex, showing evidence of multiple silicification and albitization events. Some mineralized zoning of the pegmatites has been observed, with higher concentrations of spodumene occurring close to the upper contact, and near-perpendicular alignment of crystals to the pegmatite contact exhibiting distinctive 'pull apart' structures. In the massive basal pegmatite, the spodumene is distributed within fine-grained quartz, feldspar, spodumene and muscovite matrix. A weak zonation is evident in the development of finer-grained border units and occasionally in areas rich in microcline crystals. However, there is no obvious zoning associated with the minor occurrences of other minerals, including lepidolite, biotite, fluorite, white beryl and lithium phosphate minerals. RPM considers the regional geology setting within the deposit to be well understood, however given the style of mineralization, significant variability is seen on a local scale. This variability is noted within the active mining areas, particularly in the upper lenses with recent mining exposing the upper portions of the basal zone. This variability is highlighted on the contacts of the pegmatite with the host rock as shown in Figure 6-5. This contact variability results in mining difficulties, along with geological interpretation complexities when based solely on drillholes. As such, the 2024 Mineral Resource estimate has incorporated mapping, and mining observations into the interpretation. As noted in the Section 11.10 this has resulted in material changes to interpretation from previous years. Of note is the fractionation within the pegmatites which appears to be changing both with depth and within the different zones within the pegmatite field. Fractionation impacts both the mineral assemblages (spodumene, quartz feldspars, and micas) and crystal sizes, both of which impact the recovery within the plant. These variations are reflected in the classification that is applied to the Mineral Resources with no Measured Mineral Resources being reported. Further discussion is provided in Section 11.9 on impacts to the estimate. RPM understands gaining an increased understanding of the local variability is a key focus of the operators, both at a corporate and mine site level. Additional works planned include additional drilling and in-pit sampling and mapping, along with rip lines on the bench floors to guide in grade control and ore mark outs. These works are strongly recommended by RPM. | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 37 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 Figure 6-5 Upper Contact of the Basal Zone Source: RPM, 2024 6.5 Deposit Types The pegmatites which form the Mineral Resources are interpreted to be relatively un-zoned albite-spodumene pegmatites in the upper portions, with increased fractionation at depth of the LCT (Li-Cs-Ta) type. It is generally accepted that pegmatites form by a process of fractional crystallization of an initially granitic composition melt. The fractional crystallization concentrates incompatible elements, such as light ion lithophile elements and volatiles (such as B, Li, F, P, H2O and CO2) into the late-stage melt phase. The volatiles lower the viscosity of the melt and reduce the solidification temperature to levels as low as 350°C to 400°C. This permits fractional crystallization to proceed to extreme levels, resulting in highly evolved end member pegmatites. The fluxing effect of incompatible elements and volatiles allows rapid diffusion rates of ions, resulting in the formation of very large crystals characteristic of pegmatites. The less-dense pegmatitic magma may rise and accumulate at the top of the intrusive granitic body. However, typically the more fractionated pegmatitic melt phases escape into the surrounding country rock along faults or other structures to form pegmatites external to the parent intrusive, which is the case at Wodgina.

7. Exploration

Historical exploration details are presented in Section 5.1. While extensive exploration works have been completed over the Operation, Mineral Resources are only reported in the Mt Cassiterite areas; as such, the exploration of the Mt Cassiterite area is the only exploration work that is presented in this Report.

7.1 Exploration

Drilling in the Mt Cassiterite area has been carried out by a number of different drilling contractors and by a variety of different methods over the years. Since Sons of Gwalia Ltd purchased the Operation in 1995, six development-drilling programs were completed at Mt Cassiterite prior to MRL acquiring the property in 2016.

The first, in 1996, involved a track-mounted RC rig completing a 3,464 m drilling program. This was followed by a resource extension program during 1998-99, which comprised 17,586 m of RC drilling and 2,225 m of diamond drilling. A further resource extension program was completed in 2001 and comprised 18,694 m of RC drilling, while an RC infill-drilling program in the Mt Tinstone area was commenced in February 2002 and totaled 5,432 m. These programs were followed by further resource drilling in 2002-2003, consisting of 12,805 m of RC drilling. A continuation of this program included infill drilling, which totaled 2,948 m. Additional resource drilling, completed in March 2004, consisted of 3,866 m RC drilling and later infill-drilled for a total of 12,930 m.

Following the acquisition of the Operation, MRL carried out RC drilling of 295 holes between September 2016 and August 2018 (including 10 with diamond tails) for a total of 76,849 m. Since 2018 an additional 19 diamond holes, 4 RC and 7 RC with diamond tailed have been undertaken.

MRL RC drilling was carried out using a face sampling hammer and a 142 mm diameter bit.

In addition to the in situ drilling, a blast hole (BH) drilling program was carried out with Atlas Copco BH rigs using a 140 mm diameter bit targeting the historical TSF.

7.2 MRL Exploration

MRL commenced exploration for lithium mineralization at Wodgina in 2016 and has completed exploration on behalf of the Company since its formation as the operator. Since no previous exploration had targeted lithium, the initial stage of determining lithium prospectivity (other than desktop research) was to re-assay the RC pulps held in reserve from the drilling campaigns of previous operators as described above.

To identify which samples could be used to quantify the lithium content of the remaining in situ pegmatites, the geological model previously generated for tantalum resource estimation was interrogated. The modelled pegmatites were clipped to a surveyed surface of the total mined-out area of the pit, and the drill holes that intersected the remaining pegmatites were flagged to generate a list of the samples for re-assay. A total of 3,390 samples were re-assayed by NAGROM laboratory for lithium content.

Drilling for the original data set was generally on a 25 x 25 m grid; however, as shown by the black markers in Figure 7-1, the spatial extent of the samples that represent the in situ pegmatite was not consistent. There was a 200 m void in the central part of the pit and low data availability in the northeast. As such, MRL targeted new holes in these areas to assess lithium prospectivity, as represented by the red markers in Figure 7-1.

MRL did not complete any geological mapping, geophysical surveys, or surface geochemistry. New exploration targets are conceptualized in the geological model and refined through drilling and further model iterations. The Company applies a staged approach to drilling these targets; initially, RC holes are used to test the structural and grade continuity, and if a second stage drilling campaign is warranted, then geometallurgy (mineralogy and ore characterization for beneficiation, etc.) and geotechnical characteristics are investigated through diamond drilling.

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 38 of 178 |

This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc. 2025


7656000N
7655800N
7655600N
7655400N
673200E
673400E
673600E
673800E
674000E
674200E
674400E
SOURCE: MRL (2017)
LEGEND
RC Pulp
2016 Drilling
N
0
200
400m
DO NOT SCALE THIS DRAWING - USE FIGURED DIMENSIONS ONLY. VERIFY ALL DIMENSIONS ON SITE
CLIENT
Albemarle
PROJECT
NAME
WODGINA TECHNICAL SUMMARY REPORT
DRAWING
LOCATIONS FOR RE-ASSAYED PULP SAMPLES
FIGURE No.
7.1
PROJECT No.
ADV-DE-00702
Date
February 2025
RPMGLOBAL

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 40 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 7.3 Drilling A summary of the drilling completed at Wodgina is presented in Table 7-1. 7.4 Historical Drilling For the purposes of this Report, historical drilling is considered to be all drilling completed prior to MRL acquiring the Operation. The earliest documented drilling at Wodgina was undertaken in 1989; however, this was not included in the Mineral Resource estimate reported in this Report. The following is a summary of the drilling and sampling procedures for historical drilling: ▪ The historical dataset comprises 1,691 drill holes, of which 1,510 were geologically logged in detail by operators at the time, for use in MRL’s geological interpretation. Most of the holes were drilled to explore the Mt Cassiterite-Tinstone Pit area and covered an area of approximately 1,100 x 800 m. Some holes were targeted outside of this area; however, they had no mineralization. The average hole spacing is 25 x 25 m because of six (6) different drilling campaigns. ▪ Hole coordinates were surveyed using Differential GPS (dGPS), with ±0.01 m accuracy. ▪ The hole types were mostly RC (~90%), with limited rotary air blast (RAB) (~8%) & Diamond Drilling (DDH) at HQ size (~2%). RPM highlights that the RAB holes are excluded from the Mineral Resource estimation as they occur only in the upper portions and outside the resource area. More than half of the holes were drilled with a vertical orientation, with the remainder varying between -50° and -80° to the east and west. ▪ Holes were drilled by various contractors throughout exploration history; however, all utilized similar equipment. In moist/wet ground conditions, the cyclone was washed out between sample intervals to prevent cross-contamination. The rigs had a dust collection system that involved the injection of water to prevent fines from being lost. ▪ RC recoveries were recorded as a percentage based on visual analysis and the weight of the samples, while the core recovery was physically measured for each drill run. Sample loss was noted predominantly at the start of the hole in the weathered horizon, near shear zones, or at the host rock contact. The average sample recovery was noted as nearly 100% across all historical drilling campaigns. ▪ All holes were geologically logged with detailed logging of primary and secondary (where present) rock types, contacts description, mineralization, alteration and accessory minerals. Logs were originally in hard- copy format and have been transcribed into Excel in recent years. ▪ Holes drilled prior to 2008 were downhole surveyed with single-shot Eastman’s. DDH were shot every 20 m and at the end of the hole, and RC holes were shot every 40-50 m and at the end of the hole. All shots were taken inside stainless steel starter rods. All 2010-2012 RC holes (except for a few that collapsed) were downhole surveyed using a gyroscopic tool. ▪ Prior to 2008, a riffle splitter was used in the collection of RC samples, while a cone splitter was used post- 2008. The length of sampled interval for RC holes was consistently 1 m, while diamond drilling core was sampled at 1 m spacing which honored geological boundaries. ▪ Quality control measures included the insertion of Standard Reference Material (SRM) samples at a rate of 1 in 11 samples. Laboratory repeats and splits represent 1 in 10 samples. ▪ Historical analysis was completed at the Wodgina laboratory or sent to the Greenbushes laboratory for testing; however, this did not include lithium content. Importantly, sample pulp duplicates were stored in air-tight containers at the mine site. ▪ A review of the documentation indicates that suitable procedures were utilized to collect samples from within the holes, along with a survey system to accurately position holes. While data collection methods were via paper methods at the time of exploration, RPM is aware of the procedures of MARBL JV and considers that there is no reason a systematic bias may have occurred. Importantly, pulp samples were stored in a suitable location to minimize deterioration. As such, RPM considers the underlying data to be suitable for use in a Mineral Resource estimation given the classifications applied. | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 41 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 7.5 MRL and Company Drilling 7.5.1 Resource Definition Drilling Resource definition drilling by MRL commenced in 2016, and has been overseen by MRL since the formation of the Company. The following is a summary of the drilling and sampling procedures for resource definition drilling: ▪ The resource definition drilling dataset comprises 2,295 drill holes that infilled specific areas within the deposit prior to 2018. The hole types were mostly RC (~95%), with limited full DDH HQ (~1%) and RC drilling with diamond tails (4%). The average hole spacing is 25 x 25 m, with holes typically drilled at a - 60° orientation (though some holes were vertical) so as to make a perpendicular intersection with the pegmatites. Since 2018, an additional 19 diamond holes, 4 RC and 7 RC with diamond tailed have been undertaken to the date of sample cut off on the 30 June 2024 resulting in a total of 2,295 holes being used for the Mineral Resource estimate. ▪ Hole coordinates were surveyed using dGPS, with ±0.01 m accuracy. ▪ Holes were drilled by various contractors throughout exploration history with rig-mounted cyclone splitters. ▪ All 2016-2022 RC holes (except for a few minor holes that collapsed, which do not impact the reported resource areas) were downhole surveyed using a gyroscopic tool, with records taken every 5 m and at the end of the hole. North-seeking (NS) gyroscopes were used to survey both vertical and inclined drill holes. The NS gyro-surveyed data was accepted as the most accurate of the downhole surveys, and this data was loaded to assist with geological modelling. ▪ The drillers and offsiders were responsible for placing the drill core in core trays, completing depth reconciliation and recording recovery details, marking the core orientation, and marking both natural and man-made core breaks. ▪ The average sample recovery was almost always 80% based on the estimated weight of the samples. Further discussion is provided in Section 11. ▪ Geological logging included details of lithology type and unit boundary depths, color, mineralogy, grain size, texture, alteration, weathering and hardness. DDH were orientated, and the core was logged for geotechnical qualities (e.g., RQD, rock strength, structural defect characteristics & angles). Holes were logged into Excel spreadsheets. ▪ For RC sampling, a cyclone-mounted cone splitter was used to bag 10% of the sample for assay; the remaining 90% was laid on the ground for logging. Sampling of diamond drill holes was completed on quarter cores for the length of the mineralized intervals, as selected by the Senior Resource Geologist. ▪ The length of each sampled interval for RC holes was 1 m. 2 m of waste sample adjacent to the pegmatite was also collected. The sample size was generally 2-3 kg each. All RC samples are bagged in numbered calico bags, grouped into larger polyweave bags, and placed in a large bulka bag with a sample submission sheet. DDH samples are boxed for dispatch. These are transported via freight truck to Perth with a consignment note and receipted by NAGROM laboratory. ▪ The length of each sampled interval for RC holes was 1 m within the pegmatites and 2 m of waste adjacent to the pegmatite. This is an important aspect in the definition and inclusion of waste with ore is important for the mineral processing. ▪ Quality control measures included the insertion of duplicate samples at an incidence of 1 in 20. Certified Reference Materials (CRMs) represent 1 in 36 samples. Repeat analysis of field duplicates and pulps at an incidence of 1 in 20. ▪ The Database Geologist was responsible for validating the data and providing a complete dataset for import into the geological modelling software. Drilling information is stored in a structured directory and backed up on a central server in Perth. Several factors could influence the quality of the drilling and sampling to result in no systematic bias. This includes the equipment type, sample recoveries, sampling methods and sampling security prior to arrival at the laboratory. RPM is of the opinion that industry-standard methods were applied to both the drilling and sample preparation and assaying procedures which results in no identifiable systematic bias. While it is noted that low recoveries were achieved in several holes, RPM considers there to be no material concerns for systematic bias in the samples.

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 42 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 7.5.2 TSF Drilling Blast hole drilling was utilized within the historical TSFs. The following is a summary of the drilling and sampling procedures for the blast hole drilling: ▪ The TSF dataset comprises 360 blast holes covering TSF1, TSF2 and TSF3 and is approximately 1,100 x 1,700 m with an average hole spacing of 50 x 50 m (Error! Reference source not found.). ▪ Hole coordinates were surveyed using dGPS, with ±0.01 m accuracy. ▪ The holes are typically drilled vertically using an Atlas Copco D65 rig, with a nominal hole diameter of 165 mm. ▪ Sample recovery was not quantifiable; however, visually noted to be reasonably good. ▪ Geological logging was not completed, given tailings material in the TSF has no geological context or structure; however, all holes were photographed after drilling and sampling. ▪ 29 holes spaced evenly across the TSFs were selected for gamma logging by Surtron for bulk density determination. ▪ Given the vertical orientation and depth, no downhole survey was completed. ▪ The hole cuttings were cone sampled using a hand scoop, with the length of each sampled interval equivalent to 2-3 m. This varied due to the depth of each hole that was drilled to the base of the TSF. The sample weights were generally 2-3 kg each. ▪ Quality control measures included the insertion of field duplicates at approximately 1 in 4 samples; 8 SRMs have been used at an incidence of approximately 1 in 9, and laboratory repeats at approximately 1 in 11 samples. ▪ All samples are bagged in numbered calico bags, grouped into larger polyweave bags, and placed in a large bulka bag with a sample submission sheet. These are transported via freight truck to Perth with a consignment note and receipted by NAGROM laboratory. ▪ The Database Geologist was responsible for validating the data and providing a complete dataset for import into the geological modelling software. Drilling information is stored in a structured directory and backed up on a central server in Perth. CLIENT PROJECT NAME DRILLHOLE LOCATION PLAN DRAWING FIGURE No. PROJECT No. ADV-DE-007027-2 February 2025 Date LEGEND DO NOT SCALE THIS DRAWING - USE FIGURED DIMENSIONS ONLY. VERIFY ALL DIMENSIONS ON SITE N WODGINA TECHNICAL SUMMARY REPORTWodgina Lithium Tenement Haulroad Wodgina Gas Pipeline 0 500 1000m RC Hole with Diamond Tail Reverse Circulation Hole Diamond Drill Hole Rotary Air Blast Hole Proposed IV PadPower Station G4500271 L4500532 M4500949 To G rea t N or the rn H igh wa y M4500254 M4500381 M4500365 M4500382 G4500269 M4500353 M4500086 M4500887 M4501252 M4500923 L4500443 L4500058 M4500050 M4500888 R4500004 M4500050 TSF2 TSF2 TSF3 TSF3E TSF1 M4500050 Waste Dump L4500383 G4500321 M4500924 Atlas Pits G4500270 Covered Crushed Product Primary Crusher Admin. Camp MEM Original Wodgina Pit Concentrate Shed Crushed Product Stockyard Processing 674000E672000E 674000E672000E 7656000N 7658000N 7654000N 7656000N 7658000N 7654000N GLOBAL ADVANCED METALS WODGINA PTY LTD ATLAS IRON PTY LTD ROM Pit Limits

RPMGLOBAL

Table 7-1 Drilling summary

Type	Holes	Meters
RAB	289	24,224
DD	60	13,328
RC	1,934	236,092
RCD	7	3,708
RD	5	1,546
Total	2,295	278,898

Note: RC = Reverse circulation drilling; RAB = Rotary Air Blast drilling; DD = Diamond drilling; RCD/RD= RC at top of hole with diamond drilling through pegmatite

7.6 Qualified Person Statement on Exploration Drilling

The QP is not aware of any drilling, sampling, or recovery factors that could materially affect the accuracy and reliability of the results of the historical or recent exploration drilling.

The review of the drilling and sampling procedures indicates that international standard practices are being utilized with no material issues being noted by RPM. While the historical drilling is not in line with current procedural record keeping and digital recording, RPM was aware of the procedures of the operators at the time. Furthermore, historical pulp samples are consistent with the infill drilling undertaken using current procedures, and a visual comparison does not indicate any systematic bias. It is noted that no twin holes have been completed.

RPM considers that there is sufficient geological logging, assay data and bulk density determinations to enable estimation of the geological and grade continuity of the deposit to accuracy suitable for the classification applied. RPM does however note that the majority of drilling has been undertaken by RC drilling which limits the ability to gain critical mineralogy and structural data from the drilling. RC drilling also has issues defining the boundaries of the mineralization; however, all samples are on 1m intervals. As such the impact of this is not considered material. Several DDH and diamond tails have been completed in recent years; however, the majority of these are targeted at depth. RPM recommends an increase in DDH to enable additional geological understanding of the mineralization and fractionation within the deposit.

The data has been organized into a current and secure spatial relational database. The data has undergone thorough internal data verification reviews, as described in Section 9 of this TRS.

7.7 Hydrogeology

The Wodgina area is a fractured rock environment, with groundwater resources being associated with bedrock aquifers. Groundwater occurs within both the greenstone and granite of the Wodgina Greenstone Belt and in the alluvium adjacent to the Turner River. Depth to groundwater is related to topographic relief; in low-lying relief, the depth to groundwater is very shallow (<10 m bgl) compared with the higher relief metasediments of the greenstone belt, where groundwater can be >40 m bgl.

The Mt Cassiterite Pit is mostly dry, and water in the pit is predominantly surface water run-off from rain events. The water supply for the mine is, therefore, from the bore fields that surround the Operation. The lack of prospective groundwater targets and the distal location of water infrastructure for the Operation indicates that Wodgina itself is likely to have low permeability and porosity in the rock strata. This is supported by a very limited amount of aquifer testing conducted across the site.

Groundwater drilling has targeted eight areas (listed below), and only twelve of the bores are productive in the various geological environments at Wodgina. Drilling techniques were predominantly RAB and RC, and pump testing was performed to derive yield and transmissivity for the estimation of groundwater supply potential and an indication of porosity and permeability of the aquifers. These techniques are industry-standard and are suitable for deriving information about the groundwater conditions at Wodgina. However, the derived transmissivities from production bores are biased towards the higher expected range as production bores are only completed where economically viable groundwater intersections occur.

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 44 of 178 |

This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc. 2025

RPMGLOBAL

- The Old Borefield is approximately 8 km north of the Operation and is comprised of three bores drilled in the 1980s by Main Roads WA that target fractured quartz veins. Transmissivity varies from 172-426 m^2/day, which indicates high groundwater supply potential; however, the bore field is low yielding, with a proposed abstraction rate of approximately 3.4 L/s derived from pump tests.
- The Breccia Borefield is approximately 26 km east of the Operation and provides the Operation's main water supply. It targets the contact zones between ultramafics, quartzites and conglomerate along Chinnamon Creek. Three operational bores were drilled in 1994, and a fourth bore was added in 1996. Yields range from 6 L/s to 14 L/s in this bore field, even though the transmissivity varies from 6-165 m^2/day, which is typically designated as an intermediate potential for groundwater supply.
- The North Borefield is approximately 18 km to the north of the Operation and was established in 1997 to provide supplementary potable water and raw water supply for the mine. It targets fractured granite. Six holes were drilled, but only three remain operational, with an average yield of 12.5 L/s and transmissivity ranging from 408-667 m^2/day, making it the most prospective aquifer for groundwater supply potential in the vicinity of Wodgina mine.
- The Turner River Borefield is immediately east of the Old Borefield and comprises two bores drilled in 2012 that target fractured granite. Yields are between 10 L/s and 12 L/s, with transmissivity ranging from 77-180 m^2/day, indicating an intermediate potential for groundwater supply.
- A new borehole drilled in the 2018-2019 groundwater drilling program at Top Dump North East (TDNE) is located approximately 1 km northeast of the Mt Cassiterite Pit. This hole targets fractured mafic schist and quartzite. It was drilled near the process plant and ore stockpile so that any water supply located could be transferred to the raw water pond for use in processing, with a high yield of approximately 20 L/s. Transmissivity values range from 114-187 m^2/day, indicating an intermediate potential for groundwater supply.
- Approximately 2 km south of the Old Borefield, a new bore was drilled at the abandoned Airstrip. This hole was part of the 2018-2019 groundwater drilling program and targeted fractured granite. Pump tests indicated a high yield of approximately 25 L/s, and transmissivity ranges from 418-575 m^2/day (high potential for groundwater supply through the aquifer).
- Two areas make up the Southern Borefields: Referender and Carbine. Two bores in Referender (approximately 4 km southwest of Mt Cassiterite Pit) and one bore in Carbine (approximately 3 km west of the Mt Cassiterite Pit) were drilled in the 2018-2019 groundwater drilling campaign. These target fractured pegmatites, granites, mafic schists and quartzites. However, the low and/or unsustainable yields were not enough to justify the pumping distance to the mine and are not considered to be of use to the Operation. Air-lift pump results from the Referender holes were 3.8 L/s and 22 L/s respectively, with the Carbine hole not able to yield any recordable result. While it was noted that a high yield was achieved in one of the Referender holes, the TDNE site was chosen as a raw water supply source due to its proximity to the processing infrastructure. Transmissivity also ranged from 2.8-122 m^2/day at Referender, indicating a low to intermediate groundwater supply potential. No transmissivity could be tested at Carbine as no groundwater flow was detected.
- Four monitoring bores were acquired by the Operation at Atlas Pit. These target schist, basalt and metasediments. No yields were achieved in these holes and are used to monitor drawdown only.

Groundwater samples from the Old, Breccia and North bore fields have been routinely collected on an annual basis for hydrochemistry parameters and biannually for salinity, electrical conductivity, total hardness and pH. Groundwater samples were also collected from the bores drilled in the 2018-2019 drilling program. Samples were analyzed by ALS Global Environmental Division (ALS) in Perth, who is accredited in compliance with ISO/IEC 17025 - Testing standards under the National Association of Testing Authorities (NATA). Quality control reports from the laboratory indicate all duplicate sample results were within expected and acceptable ranges for reproducibility.

Overall, the analysis indicates that groundwater across the region is moderately alkaline and moderately brackish. The results are compared to the thresholds indicated in the ANZECC & ARMCANZ 2000 guidelines for livestock (beef cattle) drinking water. Water used for potable purposes at the camp is treated by Reverse Osmosis (RO).

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 45 of 178 |

This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc. 2025

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 46 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 7.8 Geotechnical Data, Testing, and Analysis Geotechnical data, testing and analysis at Wodgina is limited as the majority of drilling completed has been via RC methods. Two geotechnical drill holes have been completed in the Mt Cassiterite Pit (DGET0604 and DGET0605), though their positions are considered sub-optimal for rock mass conditions as they intersect major structures. Therefore, geotechnical characterization has been on the basis of pit inspections and mapping only. In March 2022, MARBL JV conducted a pre-entry inspection and mapping exercise of the current Cassiterite Pit to confirm that there are no recent and/or impending failures that could impact personnel and equipment movements upon mine restart. Numerous (but manageable) geotechnical failures have been identified in pit walls. Some minor rockfalls have been induced by blasting, and the capacity of the catch berms has decreased by 30-50%. These will need to be cleaned upon restart. RPM notes the orientation of the East Wall (Figure 7-3) with respect to the dip angles of foliation and joint sets. The wall’s slope dip direction is approximately 315º (to the west). The foliation dip angle ranges from 42°- 54°, with a dip direction ranging from 318º to 346º (also to the west). Joint Set 1 is generally perpendicular to foliation. The dip angle ranges from 78º to 89º, with a dip direction ranging from 16º to 65º (to the northeast). Structural analysis suggests that these conditions are likely to result in planar and/or wedge failure of the highwall, requiring management controls to be put in place to prevent the failure. RPM is aware MARBL JV understands these issues and will address and mitigate risk during the recommencement of mining in the area and the slope angles for the pit design. Kinematic analysis of the foliation identified that batter angles of 50° will not allow planar or wedge failures to form in this wall. Therefore, to minimize the effect of foliation on pit wall stability, the pit has been designed at 40o to minimize any risk. During the site visit, a drilling campaign was also in progress to further inform the geotechnical model, improve the information from face mapping and allow the pit slope design criteria to be optimized. At the effective date of this Report, the drilling was complete, with all holes logged and awaiting geotechnical test work to be completed. While limited historical test work is available regarding soil testing and rock strength, as noted above this work is underway. These planned test studies are considered appropriate to support the planning mining activities. Further details are provided in Sections 12 and Section 13. | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 47 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 Figure 7-3 Foliation controlling batter stability in the East Wall Source: Hobles, 2022

RPMGLOBAL

8. Sample Preparation, Analyses and Security

8.1 Density Determinations

8.1.1 in situ Pegmatites

In May 2006, a study of bulk density was undertaken using the industry-standard Archimedes method. Specific gravity determinations were obtained from over 200 samples from diamond core drilling across the deposit to derive bulk density values for use in Mineral Resource estimations. These results were compared to core bulk density measurements and values used historically. Subsequent to this study, RPM understand MRL obtained downhole geophysical data to revise the bulk density applied to fresh pegmatites and use separate values for the Mt Cassiterite Pit and North-east Cassiterite Pit respectively. This information was not been provided to RPM as at the time of reporting. The densities assigned to the resource model are presented in Table 8-1 and are considered reasonable.

Table 8-1 Density values for material types at Wodgina

Material	Density (g/m^3)
Fill	1.80
Oxide Waste	2.32
Fresh Waste	2.96
Oxide Pegmatite	2.32
Transition/Fresh Pegmatite (Cassiterite Pit)	2.73
Transition/Fresh Pegmatite (North-east Pit	2.80

Source: Widenbar, L. (2018)

Given the style of mineralization and the historical mining and reconciliation, RPM considers these densities to be reasonable for the classification applied. However, additional determination from core drilling and detailed reconciliation is recommended to be undertaken to support these assumptions for future estimates.

8.1.2 Tailings storage facilities

A total of 29 holes have been geophysically logged by Surtron for density. The holes represent a reasonably even spatial distribution across TSF1, TSF2 and TSF3. Density data has been collected at 10 cm intervals down the hole. These values have been statistically reviewed to determine the average density for each TSF (Table 8-2).

Moisture content has been reviewed and is stated to be approximately 5% to 6%; however, the samples have been stored and transported in calico then plastic bags and have likely lost some moisture, and consequently, a value of 8% has been applied to the raw density to arrive at a dry density.

Table 8-2 Density estimates for TSF's

Mean Surtron Density (m^3/t)				Moisture (%)	Estimated Dry Density (m^3/t)
TSF1	TSF2	TSF3	Average of All		
1.88	1.90	1.80	1.88	8	1.73

Source: Widenbar, L (2018)

For Mineral Resource estimation purposes, density has been rounded to 1.70 m^3/t, which is considered reasonable by RPM.

8.2 Analytical and Test Laboratories

Prior to 2016, all analysis was conducted using a combination of the on-site laboratories at Wodgina and Greenbushes mines. Lithium was not analyzed for any samples prior to 2016; as such, the techniques applied are not included in this Report.

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Since MRL acquired the Operation, analysis for lithium content has been completed at an external laboratory. NAGROM is a privately owned laboratory in Kelmscott, Western Australia. All of NAGROM's analytical procedures have International Organization for Standardization (ISO) accreditation, and they participate in round-robin testing and supply of CRMs.

8.3 Sample Preparation and Analysis

Sampling and quality control methods have been described in Section 7.2. Once samples are collected, the following sample preparation methods for analysis were followed (excluding the re-sampled historical holes):

- RC drill chips were dried at 100°C. All samples below approximately 4 kg were pulverized in an LM5 mill to nominally 85% passing a 75 µm screen. Samples generated above 4 kg were crushed to less than 6 mm, and riffle split first prior to pulverization in the LM5 mill.
- Samples from the TSF were crushed to break up tailings agglomerates and then riffle split in half prior to pulverization. The tails are sized at 95% passing 500 µm.
- Core is quartered lengthwise using a diamond core saw, with the quarter core sent for X-Ray Fluorescence (XRF) analysis. For metallurgical testing, half-core is analyzed. The length of the sample is determined by the extent of mineralization to be tested.

Analytical testing is performed using a combination of inductively coupled plasma (ICP) and XRF. Table 8-3 presents the analyzed elements, units, and detection limits for analyzes at NAGROM.

Table 8-3 Elements, Units and Detection Limits for Wodgina Analyses at NAGROM

Element	Description	Method	Units	Detection Limit
Li_2O	Lithium Oxide	ICP005	ppm	10
Al_2O_3	Aluminium Oxide	XRF007	%	0.001
CaO	Calcium Oxide	XRF007	%	0.001
Cr_2O_3	Chromium (III) Oxide	XRF007	%	0.001
Fe	Iron	XRF007	%	0.001
K_2O	Potassium Oxide	XRF007	%	0.001
MgO	Magnesium Oxide	XRF007	%	0.001
MnO	Manganese (II) Oxide	XRF007	%	0.001
Na_2O	Sodium Oxide	XRF007	%	0.001
P	Phosphorus	XRF007	%	0.001
S	Sulphur	XRF007	%	0.001
SiO_2	Silicon Dioxide	XRF007	%	0.001
TiO_2	Titanium Dioxide	XRF007	%	0.001
V_2O_5	Vanadium Pentoxide	XRF007	%	0.001
Ta_2O_5	Tantalum Pentoxide	XRF007	%	0.001
Nb_2O_5	Niobium Pentoxide	XRF007	%	0.001
Sn	Selenium	XRF007	%	0.001
LOI1000	Loss of Ignition at 1000°C	TGA002	%	0.01
Rb	Rubidium	ICP005	ppm	1
Cs	Cesium	ICP005	ppm	1

8.4 Sample Security

All drilling activities have been undertaken by contractors independent of the MRL and the Client. MRL's personnel have mostly undertaken RC and DDH core sample handling post collection. The sample security measures undertaken include the following:

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- Samples for the Mineral Resource estimates have been derived from surface drilling. The independent drilling crews are responsible for delivering the core to the storage facilities, and MARBL JV's personnel are responsible for cutting the core and placing the cut core in bags for delivery to the preparation laboratory facilities, which is also managed by MARBL JV's Geology Department. Together with the cores and RC samples, the geology staff provide to the laboratory a report with the amount and the numbers of samples and sample tickets to each core is provided. Prior to submission, duplicate and CRMs were included in the batches and documented within the sample runs. Batches are sent to the analytical laboratories with a report detailing the analysis method required for each element. Chain of custody is kept all the time by MARBL JV personnel.
- Following submission, samples are managed and prepared by independent, internationally-accredited laboratory personnel.
- RPM notes that although MARBL JV's personnel are responsible for handling the samples during the sampling process, all personnel are supervised by senior site geologists. In addition, photos are taken of all core trays prior to sampling. The core is clearly labelled for sampling; a suitable paper trail of sampling can be produced, and duplicate samples are taken to ensure no sample handling issues arise. Half core rejects, core rejects and pulps are appropriately stored inside the core shed and are available for further checks.

RPM considers these procedures to be industry standard and regards the sample security and the custody chain to be adequate. RPM also notes that the potential for sample degradation of historic pulps is low due to having adequate weather-proof storage on site.

8.5 Quality Assurance and Quality Control

Quality Assurance and Quality Control (QA/QC) programs were applied during all types and stages of data acquisition during the MRL/Company exploration and resource drilling programs. They include written MARBL JV-defined protocols for sample location, logging and core handling, sampling procedures, laboratories and analysis, and data management and reporting.

The procedures detail measures to ensure sample numbers correspond with metre number and hole ID, that there is a standardized method for drill chip collection and preparation, chip tray annotation, dealing with wet samples or no sample recovery, rate of insertion of quality control checks such as standards and duplicates, sample selection and tracking for analysis, and the method of data capture for upload to MARBL JV database.

In addition to material handling and sample collection, QA/QC programs were designed to assess the quality of analytical assay results for accuracy, precision and bias. This is accomplished through the regular submission of SRM and/or CRM and field duplicates with regular batches of samples submitted to the laboratory.

Quality control procedures were described in Section 7.2 as they related to the sampling procedures. Below is a summary of the outcomes of the sample analysis for the post 2016 drilling only. RPM has not been provided with the earlier data. As expected, precision improves as duplicates and repeats are taken further along the preparation process due to sample material becoming more homogenised with each advancing stage of preparation. Overall, RPM considers that the QA/QC regime is in line with industry standards. The level of accuracy and precision of the assay determination is considered to be sufficient to form the basis for the Mineral Resource estimation and is reflected in the classification levels proposed in the Mineral Resource estimate.

8.6 Field Duplicates

Field duplicates have been used to monitor for contamination. The field duplicates (split off the cyclone) have a low-moderate level of precision, with the majority of duplicate Li_2O grades differing by no more than 30% from the original samples. The majority of outliers occur where the grade was analyzed to be less than 1%.

8.7 Laboratory Duplicates

Laboratory duplicates were prepared for each of the samples. With increasing preparation, the coarseness of the sample decreases and becomes more homogenous, and there is a decreased risk that spodumene crystal size will have an impact on the results. Both coarse repeats and pulp repeats of the laboratory duplicates for

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all lithium assay programs at Wodgina have a high level of precision, with the majority of samples showing no more than a 5% difference from the original samples; and where there is a deviation, the relative difference is no more than 10% of the original sample result. As such, these results are considered reasonable and in line with expectations for the style of the mineralization, and no systematic bias has been displayed.

8.8 Standard Reference Material

SRMs have been used to quantify analytical bias during the re-assay of historical pulps and the TSF sample analysis.

Two SRMs were used for the historical pulps; however, these were not industry supplied. No recommended mean or standard deviation values were provided, though there appears to be no significant bias or erratic data in the set of standards.

Eight SRMs were used for the TSF campaign, and similarly, these were not industry supplied. As such, no recommended mean or standard deviation values were provided, though there appears to be no significant bias or erratic data for the standard used to assess bias in the TSF samples.

8.9 Certified Reference Materials

CRMs have been used to quantify analytical bias during MRL/Company's resource drilling campaign. Three CRM samples were used for Wodgina lithium assay campaigns, comprised of ore sourced from the Mt Cattlin Spodumene Mine, situated at Ravensthorpe – 430 km east-southeast of Perth in Western Australia. Table 8-4 presents the mean results of the analysis at NAGROM compared with the manufacturer's specifications.

Table 8-4 Comparison of CRM analysis

Sample ID	Description of Li_2O grade	**Manufacturer's** Mean Li_2O grade	NAGROM Mean Li_2O grade	% of samples outside of		
				1 SD	2 SD	3 SD
AMIS0339	High Grade	2.15%	2.23%	28%	0.4%	0.4%
AMIS0340	Medium Grade	1.43%	1.39%	10%	0%	0%
AMIS0343	Low Grade	0.70%	0.71%	3%	0%	0%

*SD = Standard Deviation

All of the samples (except for one outlier) returned results within two standard deviations, but the majority of the results were within one standard deviation of the expected mean. This is well within the limitations stipulated by the manufacturer of the CRMs. Slight variations in analytical procedures between the CRM manufacturer and NAGROM are the likely cause of the slight bias observed (i.e., the difference in mean Li_2O %).

Overall, RPM considers that the QA/QC regime is in line with industry standards. While some issues were noted, the level of accuracy and precision of the assay determination is considered to be sufficient to form the basis for the Mineral Resource estimation and is reflected in the classification levels proposed in the Mineral Resource estimate.

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9. Data Verification

Further information on the drilling and sampling procedures is provided in Section 7.5. The original RC pulps were subject to stringent QA/QC and laboratory preparation procedures and are considered reliable for the purposes for which they are being used. The level of accuracy and precision of the assay determination is considered to be sufficient to form the basis for the Mineral Resource estimation and is reflected in the Mineral Resource classification. While the historical drilling is not in line with current procedural record keeping and digital recording, RPM is aware of the procedures of the operators at the time. Furthermore, these pulp samples are consistent with the infill drilling undertaken using current procedures, and a visual comparison does not indicate any systematic bias.

The review of the drilling and sampling procedures by RPM indicates that standard practices were being utilized by MRL for the recent drilling, which underpins a large portion of the Indicated Mineral Resource, with no material issues being noted by RPM. The QA/QC samples all showed suitable levels of precision and accuracy to ensure confidence in the sample preparation methods employed onsite and the primary laboratory and notes that re-sampling programs have been completed by MRL on previous drilling programs to ensure accuracy.

The selective original data review and site visit observations carried out by RPM did not identify any material issues with the data entry or digital data. In addition, RPM considers that the on-site data management systems meet industry standards which minimizes potential 'human' data-entry errors and has no systematic fundamental data entry errors or data transfer errors; accordingly, RPM considers the integrity of the digital database to be sound.

In addition, RPM considers that there is sufficient geological logging and bulk density determinations to enable estimation of the geological and grade continuity of the in situ deposit to accuracy suitable for the classification applied.

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10. Mineral Processing and Metallurgical Testing

The Wodgina process department has established an ongoing geometallurgical testing program to predict how Wodgina ore will perform in the processing plant. Using drill core samples from a 2021 metallurgical campaign, primarily from Stages 1, 2, and 3 of the pit sequencing, the program assessed mineralogy, geochemistry, lithology and alteration to select samples for grinding and flotation tests.

Test results were correlated with ore body characteristics to forecast processing performance. Both diamond and geotechnical cores were analyzed, with a focus on pegmatite intersections. The program predicts outcomes up to and including Stage 3, with data for Stages 4 and 5 awaiting further drilling. Details of the pit stages are provided in Section 12 and 13.

10.1 Mineralogy

The mineralogy of the ore and host rocks was poorly understood before the construction and initial operation of processing facilities. Challenges during commissioning and early operations in achieving nameplate recovery highlighted the need for a detailed geometallurgical model, with a strong focus on mineralogical aspects. This program is in its early stages, aiming to improve the understanding of how mineralogy affects processing performance. Mineralogical testing has been integrated with geometallurgical studies, using duplicate samples for metallurgical testing.

The mineralogical component employs advanced analytical methods, including core logging, Laser Ablation Inductively-Coupled Plasma Mass Spectrometry (LA-ICP-MS), hyperspectral logging, X-Ray Diffraction (XRD), and Scanning Electron Microscope (SEM) to study mineralogical and textural properties. These analyzes reveal how mineralogy and texture influence processing, helping to build a comprehensive geometallurgical model. While ongoing, the program is expected to significantly improve ore processing efficiency and recovery outcomes.

Table 10-1 shows a list of the mineralogy documentation reviewed.

Table 10-1 Mineralogical Documentation Reviewed

Report Title	Provider	Year
Lithium content in various minerals in eight samples for ALS	University of Tasmania	2023
Wodgina Flotation Report	JK Tech	2023
A23533 / A25001 Wodgina Test Work	ALS	2024

Key findings from the geometallurgical program include the classification of samples from four drill holes into three textures:

1. Coarse to fine acicular spodumene in a grey quartz matrix,
2. Fine granulated pegmatite, and
3. Megacrysts in a mixed stockwork/graphic complex.

Table 10-2 shows a summary samples selection and textures.

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Table 10-2 Geometallurgy – Mineralogy Sample Texture Selection

Hole	Texture type	Composite No	Test work	Depth from (m)	Depth to (m)	Length (m)	Li_2O(wt%)	Fe (%)
WL21DD001	1	C1	Test work program	70.00	120.60	50.60	1.26	3.45
		C2	Leave	156.30	186.00	29.70	-	-
	2	C3	Test work program	201.44	291.72	90.28	1.59	0.60
		C4	C3 subset - Variability test	291.72	318.32	26.60	1.00	0.56
		C5	C3 subset - Variability test	318.32	340.52	22.20	0.83	0.51
	2	C6	Test work program	360.70	418.38	57.68	1.59	1.18
WL21DD004	1	C7	Original test program	70.50	101.81	31.31	1.49	1.04
		C8	Low grade section	172.34	212.87	40.53	0.65	1.95
		C9	Low grade section	227.27	309.20	81.93	0.57	0.78
	3	C10	Original test program	333.60	426.00	92.40	1.68	0.69
WL21DD010	1	C11	Test work program	86.80	98.40	11.60	0.86	2.59
		C12	Leave	-	-	-	-	-
	3	C13	Test work program	204.70	255.43	50.73	1.5	1.68
WL21DD007	2	C14	Test work program	160.40	178.70	18.30	2	0.87
				-	-	-	-	-
	3	C15	Test work program	207.07	259.13	52.06	1.32	0.72

Spodumene, the primary lithium-bearing mineral, constitutes about 20% of mineralized material by weight and hosts 95% of the lithium. Gangue silicates include quartz, albite, and K-feldspar, with minor contributions from micas.

Variations in spodumene composition, particularly in Stage 3 samples, show higher iron content, which lowers the α-β conversion temperature during calcination and increases fragmentation risks. Lithium is also found in host rocks, primarily in holmquisite and trace amounts in other amphiboles. Micas are more common near the surface but decrease in abundance in deeper samples.

Mineralogical testing is ongoing and will be updated with future planned drilling in Stages 4 and 5 of the LOM plan.

10.2 Metallurgical Test Work

Wodgina has actively pursued metallurgical testing and process optimization since commissioning when it became clear the process plant could not meet nameplate recovery and concentrate grade targets. Although the concentrate grade was adjusted from SC6.0 to SC5.5, and some recovery improvements were achieved, the design recovery target remained unmet. Ongoing site-level testing, supported by external consultants, highlighted the need to advance geometallurgical program samples alongside metallurgical testing to guide capital projects and retrofits for improving recovery, stability, and product grade.

Table 10-3 shows a list of the metallurgical test work documentation reviewed.

Table 10-3 Metallurgical Test Work Documentation Reviewed

Report Title	Process Area	Provider	Year
Wodgina Flotation Report	Flotation	JK Tech	2023
Wodgina Modelling and Simulation Report	Grinding	Orway Mineral Consultants	2023
Wodgina Lithium - Courier 8 Test Report	On Stream Analysis	Metso	2023
A23533 / A25001 Wodgina Test Work	Flotation	ALS	2024
Wodgina Test Work	Geomet	Mineral Resources Ltd	2024

The geometallurgical program has progressed from mineralogical analysis to physical testing and verification of the original Process Design Criteria. The program has also explored potential improvements, including Dense Media Separation (DMS) and optimization of grinding, desliming, and magnetic separation within the existing flowsheet. These findings have informed several approved capital projects aimed at enhancing plant stability, throughput, recovery, and concentrate quality. Given the inability of the plants to achieve product specification this program targeted increased understanding the ore types to ensure the process design criteria

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remains valid and identifying overall improvement in the performance. As noted in Section 13 the recovery forecast is consistent with recent actuals in the mid-50's with increased based on growth projects planned. RPM is of the opinion these forecast are reasonable.

Figure 10-1 shows the main geometallurgical testing program, which includes parallel mineralogical testing.

Figure 10-1 Geometallurgical Program – Metallurgical Testing Flowsheet



Selected drill core
Crushing work index
Controlled crush
(<32mm)
• SMC drop tests
• Abrasion index
• Bond roll mill work index
Bond work index
Master composite
Head assay
Wet screen
(2mm, 1mm, 0.5mm)
Size by size assay
Wet screen
-3.35mm+0.60mm -0.60mm
Heavy liquid separation
SG 2.7, 2.8, 2.9 & 3.0
Assay
Grind determination
(P80 = 212µm)
Grind
(P80 = 212µm)
Wet screen
0.425-0.020mm
Assay
Deslime
Optimise
LIMS & Longi 500 WHIMS
Magnetics
Assay
Non-magnetics
Flotation tests
Assay
Ageing and Reproducibility
Confirmatory flotation tests
• Batch rougher
• 3 stage cleaner
• Prefloat & slimes tests
Sighter tests
Batch Rougher - water quality
Lock cycles
8 cycles
Assay conc, & tails
Assay conc, & tails

Flotation testing is ongoing, with preliminary results already being integrated into the operation of the existing flotation circuit. These tests, alongside other geometallurgical and metallurgical programs, continue to shape strategies for long-term process improvements and plant upgrades.

10.3 LOM Plan

The LOM plan anticipates a feed grade exceeding both the current average and the design target of 1.25% Li_2O as Stage 2 processing concludes and Stage 3 production begins. With higher-than-design feed grades and a stable ore supply from the first two processing trains before transitioning to three, combined with insights from the geometallurgical program and targeted plant improvements, the process conditions are expected to stabilize and optimize. This should enhance Li_2O recovery while maintaining the SC5.5 concentrate grade.

The LOM also projects stepwise recovery increases of 5–10% through several process improvement projects, including On-Stream Analysis (OSA), Particle Size Determination (PSD), High-Intensity Conditioning (HIC), and other initiatives. Successfully achieving these process improvements and recovery gains will require a consistent supply of high-quality ore to fully maximize the benefits of these enhancements.

RPM is of the opinion that the plant recoveries forecast are reasonable and achieved based on the test work completed and the operations since restart in 2022.

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11. Mineral Resource Estimates

This section of the Report summarizes the main considerations in relation to the preparation of the Wodgina Mineral Resource estimate and provides references to the sections of the study where more detailed discussions of particular aspects are covered. Detailed technical information provided in this section relates specifically to this Mineral Resource estimate and forms the basis of the Mineral Reserve estimate as reported in Section 12.

A "Mineral Resource" is defined in S-K 1300 as "a concentration or occurrence of material of economic interest in or on the Earth's crust in such form, grade or quality, and quantity that there are reasonable prospects for economic extraction". The location, quantity, grade (or quality), continuity and other geological characteristics of a Mineral Resource are known, estimated or interpreted from specific geological evidence and knowledge, including sampling. Mineral Resources are sub-divided, in order of increasing geological confidence, into Inferred, Indicated and Measured categories.

Mineral Resource estimates are not precise calculations, being dependent on the interpretation of limited information on the location, shape and continuity of the occurrence of mineralization and on the available sampling results.

The Mineral Resource estimates were compiled with reference to S-K 1300 by RPM acting as the QP in accordance with S-K 1300.

For a Mineral Resource to be reported, it must be considered by the QP to meet the following criteria:

- There are reasonable prospects for eventual economic extraction.
- Data collection methodology and record-keeping for geology, assay, bulk density and other sampling information is relevant to the style of mineralization, and quality checks have been carried out to ensure confidence in the data.
- Geological interpretation of the resource and its continuity has been well defined.
- Estimation methodology that is appropriate to the deposit and reflects internal grade variability, sample spacing and selective mining units.
- Classification of the Mineral Resource has taken into account varying confidence levels and assessment, and whether the appropriate account has been taken for all relevant factors, i.e., relative confidence in tonnage/grade, computations, confidence in the continuity of geology and grade, quantity and distribution of the data and the results reflect the view of the QP.

For discussion on conversion of Mineral Resource to Mineral Reserves are presented in Section 12.2.

11.1 Resource Areas

The reported Mineral Resource can be separated into three areas:

- in situ Pegmatites: These Mineral Resources are the material within the ground with no mining occurring as yet.
- Tailings storage facilities: Three TSFs have been the subject of drilling, two small TSFs (TSF1 and TSF2) and a larger TSF3 (Figure 3-3).
- Ore stockpiles: several stockpiles occur within the Operation.

11.2 Statement Of Mineral Resources

Results of the Mineral Resources estimate for the Operation are tabulated in the Statement of Mineral Resources in Table 11-1, which are reported in line with the requirements of S-K 1300; as such, the Statement of Mineral Resources is suitable for public reporting. Table 11-1 presents the Mineral Resources exclusive of and additional to the Mineral Reserves presented in Section 12. The stated Mineral Resources account for mining depletion and stockpile movements that have occurred during the period to 30th June 2024 based on a

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resource model completed in September 2024 and depleted using the mining surface. The Mineral Resources are reported to reflect the 50% Albemarle ownership in the relevant holding companies.

The in situ Mineral Resource is reported at a COG based on the mining method; the open cut COG is 0.5% Li_2O and the underground COG is 0.75%. The COGs are based on estimated mining and processing costs and recovery factors; however, RPM notes that 0.5% Li_2O is also the lowest grade to ensure a saleable product can be produced. It is highlighted that the price (as discussed in Section 11.3) of US$1,500/t of SC6.0 product was utilized based on independent expert advice provided by Fastmarkets. This price is over a timeline of 7 to 10 years and well above the current spot price and was selected based on the reasonable prospect of the Mineral Resource rather than the short-term viability (0.5 to 2 years) as defined by the Initial Assessment. This price differs from the price used for Mineral Reserves.

Table 11-1 Statement of Mineral Resources at 30 June 2024.

Type	Classification	Quantity (100%) (Mt	Attributable Quantity (50%) (Mt)	Li_2O (%)
Open Cut	Indicated	36.2	18.1	0.6
	Inferred	11.0	5.5	1.2
Underground	Indicated	10.5	5.3	1.3
	Inferred	15.5	7.8	1.2
TSF	Indicated	-	-	-
	Inferred	2.4	1.2	0.4

Notes:
1. The Mineral Resources are reported exclusive of the Mineral Reserves.
2. The Mineral Resources have been compiled under the supervision of RPM as the QP.
3. All Mineral Resources figures reported in the table above represent estimates at 30 June 2023. Mineral Resource estimates are not precise calculations, being dependent on the interpretation of limited information on the location, shape and continuity of the occurrence and on the available sampling results. The totals contained in the above table have been rounded to reflect the relative uncertainty of the estimate. Rounding may cause some computational discrepancies.
4. Mineral Resources are reported in accordance with S-K 1300.
5. The Mineral Resources reflects the 50% Albemarle ownership
6. The Mineral Resources are reported above 0.5% Li_2O cut-off for in situ pegmatites within the open cut, 0.75% within the underground, and above 0% for TSF as all material would be mined and recovered. The basis for the COG is provided in Section 11.3.

11.3 Resource Initial Assessment

11.3.1 in situ Pegmatites

Open Pit

The reporting COG for open cut mineable resources is based on some assumptions as well as a significant amount of actual performance of the operation for costs and productivity.. The following assumptions have been utilized to calculate the COG:

- Mining costs (drill and blast, load/haul/dump, incr. depth) – US$5.70/t ore.
- Processing costs (incl. overheads) – US$33.57/ore
- General and Administration – US$15.66/t ore
- Selling Costs – US$6.80/t
- Payable Metal – 98%
- Selling Price – US$1,500/t SC6.0
- Processing recovery – 56.7%
- 5% royalty

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| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 58 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 The open cut Mineral Resource is reported at a COG of 0.5% Li2O within the pit designed for Mineral Reserves estimates detailed in Section 12 and 13. The Mineral Reserves LOM pit design was utilized due to infrastructure and heritage impediments at the Operation; an increase in pit size would be material cost as it would require the relocation of critical infrastructure. RPM highlights that the Operation is in production producing a saleable product from within the currently defined Mineral Resources, and has a long life Mineral Reserve defined as reported in this Report. As such, is considered to be well advanced beyond an Initial Assessment as defined by S-K 1300. Underground The underground Mineral Resource is reported at a COG of 0.75% Li2O in areas of >10 m thickness below the open cut Mineral Resources. The COG is based on estimated mining costs of $40/t-ore and all other costs and factors as noted above. While no stope optimization was utilized, the Underground Mineral Resource was restricted to areas of the basal pegmatite which displays geological continuity and thickness >10 m. Given the proximity to mining and processing infrastructure and that 0.75% Li2O is considered suitable for an underground Mineral Resource, RPM is of the opinion that the reporting of the Mineral Resources meets the criteria for an Initial Assessment. 11.3.2 Tailings Storage Facilities A significant number of drill holes further supported by trenches were used to estimate the TSF Mineral Resource (see Section 11.4.2). A composite sample was analyzed to determine the mineral content of the TSFs. Spodumene is estimated to make up approximately 11% of the sampled mass with quartz (25%), albite (25%), K-feldspar (13%), muscovite and biotite (11%), and a complex group of iron silicates dominated by grunerite (7%) making up much of the remainder of the sample. Assay data indicates that up to 10% of the lithium may be hosted in other minerals, with XRD data indicating that lepidolite, polylithionite, zinnwaldite, lunijianlaite, holmquisite and/or lithium-bearing cordierite may be present. Based on this analysis, it can be interpreted that lithium mineralization is similar to the ore types within the in situ material, albeit at a smaller fraction size. As such, based on the information available, it is expected that lower recoveries will be achieved, which is estimated to be 25% as outlined in Section 12. As the deposit is a TSF, deposition of the material is via pipes and pumps in slurry form. While some form of gravitation separation is likely, deposition typically occurs layer over layer until the TSF is full. A statistical review indicates there is minimal grade variability between the top, middle and bottom portions of the TSFs. Furthermore, given the mining method will not likely be able to separate the material into ore and waste, no Li2O cut-off grade is applied to Mineral Resource estimates for the TSFs. RPM notes that during 2022 and 2023, up to 200 kt of tailings material has been processed, with saleable product being produced and sold to market. While variability is known to occur within the TSF, given that production shows a saleable product is able to be produced, RPM is of the opinion that the TSF material is suitable quality to be reported and classified as a Mineral Resource. 11.4 Resource Database All drilling data which is collected directly through field activities or provided by third parties have been validated and uploaded for storage within the acQuire database; however, the historical data was reviewed and uploaded through a validation process. The final dataset used for the Resource model was downloaded from the acQuire database on 30 June 2024. Collar, downhole survey, geology and assay interval data were imported into the Vulcan software platform. The data has been validated and checked in Vulcan, using the following procedures: ▪ Checks for duplicate collars. ▪ Checks for missing samples. ▪ Checks for downhole from-to interval consistency. ▪ Checks for overlapping samples; and ▪ Checks for samples beyond hole depth. | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 59 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 There were no validation issues with the dataset. The following stoichiometric element to oxide and oxide to element conversion factors were used: ▪ Li_ppm * 0.00021527 = Li2O_pct ▪ Fe2O3_pct / 1.4297 = Fe_pct ▪ P2O5_pct / 2.2916 = P_pct ▪ SO3_pct / 2.4972 = S_pct ▪ Ta_ppm * 0.00012211 = Ta2O5_pct 11.4.1 In situ Pegmatites The dataset provided to RPM comprised 2,295 RC and DDH drill holes, of which 85% were geologically logged in detail for use in the geological interpretation. In addition, all grade control and mapping was included in the model dataset, with samples from 82,886 blast holes utilized. Importantly these blast hole samples only supported the material that is already mined out and not reported in this Report. 11.4.2 Tailings storage facilities A total of 360 holes for a total of 6,197 m were utilized in the Mineral Resource estimate, resulting in 1,011 samples in the assays across the 3 TSFs. RPM notes that in addition to the drill holes, seven (7) trenches with a total of 78 assays were completed; however, these were not included in the Mineral Resource estimate. RPM considers this to be suitable, given the trenches are not representative of the full TSF profile. 11.4.3 Stockpiles No drilling has been undertaken on the stockpiles with volumes and grade based on mining actuals. 11.5 Geological Interpretation 11.5.1 In situ Pegmatites Geological interpretation was carried out using Leapfrog implicit modelling for the upper and intermediate domains. The basal domains were created using numeric modelling with assigned trend and dip based on the overall trend of the upper domains. The pegmatite domains were assigned using lithology logging in combination with SiO2 and MgO analyte grades to pinpoint the pegmatite-waste boundary in each drill hole. To be defined as pegmatite, SiO2 must be >65%. Based on their orientation, position and style, the pegmatites were grouped into Vein (minzones 1000 and 2000), Upper (minzone 3000), Intermediate (minzone 4000), Basal Pegmatites (minzones 5000, 5500), and Feeder (minzone 6000) (Figure 11-2). The pegmatite shapes were snapped to each assigned domain on all drillholes that fully pass through the domain. The pegmatite-waste boundary has been treated as ‘hard’, with lithium, iron and magnesium values changing abruptly across the boundary. Waste rock was divided into sedimentary, mafic and ultramafic rocks based on geological logging and regional mapping. Leapfrog implicit modelling was used to create the lithological domains (Figure 11-1). The pegmatite interpretation was constructed with a minimum intercept of 1 m and a maximum internal waste intercept of 3 m. Where internal waste is continuous both along and across drill lines, internal waste was excluded from the mineralization envelope. Lateral extents were limited to half the nominal drill spacing where the mineralization remains open in that given direction. The numeric domains were limited using a ratio of 3:1 (length : width). The lithological waste rock model was divided into sedimentary, mafic and ultramafic rocks was also created using Leapfrog implicit modelling. Lithology logging and regional mapping was used to define the rock types. Two surfaces have been created: one for the base of complete oxidation (BOCO) which separates oxidized material from transitional material, and a second for the top of fresh rock (TOFR) which separates transitional material from fresh material. There are only minor quantities of oxidized and transitional pegmatite remaining

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 60 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 within the mine plan, with the majority of the pegmatite being fresh rock due to the resistance of the pegmatite to weathering. In general, the depth of weathering is shallow for the pegmatites (20 to 30 m) and more pronounced for the volcanic country rock where it can reach depths of up to 50 m. Figure 11-1 Interpreted Lithology Model 11.5.2 Tailings storage facilities As the deposit is a tailing dump, there is no geological interpretation, rather wireframe surfaces have been constructed to represent the top and base of the tailings material – the source data is a Digital Terrain Model (DTM) of the natural surface at the location of the TSF and the current TSF level (Figure 11-2). Based on the information provided, the basal surface for all the TSF material was not surveyed accurately or currently available; as such, is considered an uncertainty. For example, TSF1 was already in place on the earliest survey plans available. This is reflected in the Mineral Resource categorization (in Section 11.9). In addition, as would be expected during the construction of the TSF, several changes were made to the natural surface, such as the formation of bunds, etc. As a result, while the original survey was provided, the base of TSF3 has been re-interpreted following the basal DTM where it appears correct; however, it also takes into account hole depths (holes stopped at the base of tailings) and the likely location of bunds at the edges of the tailings. In addition, a nominal 1 m layer has been excluded from the top surface to account for the variability in the surfaces as a result of probable surficial sheeting and material movements. In addition to the TSF top and basal surfaces, based on the known material movement, a surface fill surface was created for known material on top of the current TSF3. CLIENT PROJECT NAME GEOLOGICAL INTERPRETATION OF IN SITU PEGMATITES WITH DOMAINS DRAWING FIGURE No. PROJECT No. ADV-DE-0070211.2 February 2025 Date LEGEND DO NOT SCALE THIS DRAWING - USE FIGURED DIMENSIONS ONLY. VERIFY ALL DIMENSIONS ON SITE N Plan View of Domains Typical Cross Section 0 400 800m WODGINA TECHNICAL SUMMARY REPORT

CLIENT PROJECT NAME WIREFRAME SURFACES OF TSF TOP AND BASE DRAWING FIGURE No. PROJECT No. ADV-DE-0070211.3 February 2025 Date LEGEND DO NOT SCALE THIS DRAWING - USE FIGURED DIMENSIONS ONLY. VERIFY ALL DIMENSIONS ON SITE N 0 500 1000m TSF Natural Surface TSF Current Surface Source: Widenbar, L (2016) Source: Widenbar, L (2016) WODGINA TECHNICAL SUMMARY REPORT | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 63 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 It is noted that the mineralization is highly variable on a local scale, as seen in recent mining activities. This is difficult to incorporate into the estimate with the drill spacing on a resource model scale, which is common for this style of mineralization. Furthermore, mining and processing to date has shown that the state of oxidation has direct implications for the beneficiation process, with oxidized and transitional country rock passing through the plant without issue, however, fresh country rock causes, specifically the inclusion of iron (Fe), reflects issues in the flotation circuit and the recoveries. Specifically, when the density of the fresh waste rock is equal to or greater than the density of the spodumene crystals, the flotation circuit is unable to separate spodumene crystals from waste rock at the same recovery, with both ore and waste reporting to the ore concentrate stockpile. This waste rock inclusion has resulted in the introduction of ‘contact ore’ in the mine planning process to allow for incorporation into the LOM. This is further discussed in the Section 10, Section 12 and Section 13. 11.6 Compositing 11.6.1 in situ Pegmatites The sets of mineralized wireframes (objects or mineralized domains) were used to code the assay database to allow for the identification of the resource intersections. A review of the assay sample lengths shows that approximately 89% are 1 m in length, 11% between to 0-6 m in length. As such, a 1 m composite length was selected. The samples inside the domains were then composited to 1 m lengths, and Vulcan software was used to extract the composites. Separate composite files were generated for each resource object and checked visually for spatial correlation with the wireframed mineralized objects. 11.6.2 Tailings Storage Facilities Compositing the entire drill hole was undertaken for each drill hole within the TSF samples due to the style of deposition. That is, the overall thickness of the TSF Mineral Resource and the likely non-selective mining method would result in the entire vertical thickness being mined in one bench. To verify that this method does not have a material impact on the Mineral Resource estimate, the Li2O content data has also been reviewed by depth in the TSFs, i.e., top, middle and base layers of the TSF (based on sample location in the drill holes). As can be seen in Figure 11-4, there is no significant difference in the grade of material from the top, middle and base layers of the tailings. While some variability would be expected, RPM does not consider this a material issue given the likely mining method and classification applied. Figure 11-4 Log Probability by Depth

11.7 Resource Assays

While other elements have been estimated, the below focused on the primary Li_2O content only.

11.7.1 In Situ Pegmatites

Unfolding

An "unfolding" process has been applied to both the composite data and the rock model blocks prior to geostatistical analysis, variography and interpolation. This process is used to handle situations where there are complex and varying dip and or plunge orientations in the mineralization body. Some pegmatites at Wodgina change in dip by up to 60° or 70°. While the process is termed "unfolding", it is effectively a way to introduce continuously variable search ellipse orientations.

Statistical Analysis

The composites were imported into statistical software to analyze the variability of the assays within the mineralized envelopes per domain. Summary statistics for the combined basal, upper and vein domains are provided in Table 11-2.

Overall, population peaks are roughly symmetrical unimodal for the larger data sets (mean approximates the median) and satisfy the assumption of normality required for the modelling purposes. The combined Basal domain contains spatially localized zones of pegmatite depleted in Li_2O content, resulting in bimodal populations. This could also be attributed to internal country rock xenoliths. Given the spatially localized nature of the Li_2O depletion, no special treatment has been applied to the estimation of these domains. The estimation process has faithfully honored the Li_2O sample composite grades with respect to the block model grades, transitioning from high to low Li_2O grades as one transects from the mineralized zone into the un-mineralized zone.

Mineralized 'boundary' composite samples composed of pegmatite and waste rock with elevated MgO or Fe values exceeding 1.5% or 2% have been placed into the Mafic or Ultramafic domains

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Table 11-2 Summary Statistics per Domain

Minzone	Raw Data (Li_2O %)					Composite Data (Li_2O %)				
	Variable	Count	Min	Max	Mean	Count	Min	Max	Mean	Mean %
6000	Al_2O_3	11,545	0.2	23.8	15.4	11,452	0.2	23.8	15.6	100.7
	Fe	11,544	0.2	34.4	1.7	11,452	0.2	34.4	1.4	87.1
	Li_2O	10,679	0.0	8.0	1.0	10,473	0.0	8.0	1.0	101.1
	SiO_2	11,545	0.0	98.7	72.2	11,452	0.0	98.7	72.4	100.3
	Ta_2O_5	11,212	0.0	0.2	0.0	11,207	0.0	0.2	0.0	99.7
5500	Al_2O_3	3,689	0.7	24.6	15.0	3,747	0.7	24.6	15.0	99.9
	Fe	3,689	0.4	31.7	1.4	3,747	0.4	31.7	1.5	101.6
	Li_2O	3,625	0.0	8.3	0.5	3,687	0.0	8.3	0.5	99.7
	SiO_2	3,689	0.0	97.4	71.6	3,747	0.0	97.4	71.6	100.0
	Ta_2O_5	3,680	0.0	0.3	0.0	3,739	0.0	0.3	0.0	98.7
5000	Al_2O_3	12,327	0.0	34.4	15.4	12,299	0.0	34.4	15.4	100.1
	Fe	12,327	0.1	35.0	1.5	12,299	0.2	35.0	1.5	97.4
	Li_2O	11,707	0.0	9.9	1.2	11,603	0.0	9.9	1.2	100.1
	SiO_2	12,327	0.0	97.7	65.3	12,299	0.0	97.7	65.4	100.2
	Ta_2O_5	11,722	0.0	0.3	0.0	11,705	0.0	0.6	0.0	100.1
4000	Al_2O_3	4,527	24.9	0.1	14.6	4,487	0.1	24.9	14.5	99.3
	Fe	4,527	35.5	0.1	3.1	4,487	0.1	35.5	3.1	102.2
	Li_2O	3,385	7.4	0.0	1.0	3,253	0.0	8.5	1.0	99.7
	SiO_2	4,527	95.5	0.0	66.8	4,487	0.0	95.5	66.8	99.9
	Ta_2O_5	4,415	1.3	0.0	0.0	4,399	0.0	1.3	0.0	97.8
3000	Al2O3	30,653	0.1	30.0	15.5	30,210	0.1	30.0	15.5	100.5
	Fe	30,649	0.0	54.2	2.5	30,206	0.0	54.2	2.3	92.6
	Li_2O	4,812	0.0	6.2	1.3	4,619	0.0	6.2	1.3	100.0
	SiO_2	30,653	0.3	97.5	68.5	30,210	0.3	97.5	68.8	100.5
	Ta_2O_5	30,533	0.0	2.1	0.0	30,081	0.0	2.1	0.0	98.8
2000	Al_2O_3	10,495	0.2	68.6	15.1	10,521	0.2	68.6	15.1	99.7
	Fe	10,494	0.1	45.6	2.6	10,520	0.1	45.6	2.7	103.6
	Li_2O	3,774	0.0	7.7	0.9	3,776	0.0	7.7	0.9	98.9
	SiO_2	10,495	0.0	93.2	68.7	10,521	0.0	93.2	68.7	99.9
	Ta_2O_5	10,366	0.0	4.8	0.0	10,378	0.0	4.8	0.0	100.7
1000	Al_2O_3	633	0.8	21.2	14.5	642	0.8	21.2	14.6	100.8
	Fe	633	0.3	36.9	2.3	642	0.2	36.9	2.2	92.7
	Li_2O	106	0.0	3.4	0.4	101	0.0	3.4	0.4	100.0
	SiO_2	633	27.9	84.8	69.7	642	27.9	84.8	69.9	100.3
	Ta_2O_5	633	0.0	0.1	0.0	642	0.0	0.1	0.0	98.3

Treatment of High-Grade Assays

The statistical analysis of the composited samples inside the domains were used to determine the high-grade cuts that were applied to the grades in the mineralized objects before they were used for grade interpolation. This is done to eliminate any high-grade outliers in the assay populations, which would result in conditional bias within the Mineral Resource estimate. Based on analysis of the probability plots and statistical analysis, no high-grade cuts were applied.

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Geospatial Analysis

For each domain, a geospatial analysis was undertaken to determine the spatial variability of each element. Three orthogonal directions (axes) of the ellipsoid were set using variogram fans of composite data and an understanding of the geological orientation of each domain. RPM notes that the variogram models generated were based on the June 2024 data in unfolded space, using Isatis geostatistical software.

A mathematical model was interpreted for each domain to best-fit the shape of the calculated variogram in each of the orthogonal directions. Three components were defined for each mathematic model: the nugget effect, the sill, and the range. For simplicity, the modelled variogram components per analyte within the parameter files tabulated in Table 11-3 have been normalized to a value of 1. Evaluation was carried out on traditional variograms rather than using normal score variograms. The dataset skews per domain for the Li_2O analyte were considered acceptable with variograms providing reasonably clear views of the range of continuity.

The variograms show reasonable structure, with a relatively low nugget effect (ranging between 10 and 20%), and have been used to define parameters for an Ordinary Kriging Estimation Methodology. Of note is the relatively short range for the first structure and significantly longer range for structure 2. This is consistent with the variability observed in the local geology, particularly in respect to the fractionation.

RPM notes that the geospatial analysis was undertaken only on Li_2O; however, similar trends are observed within the other elements. RPM does not consider this to be material to the estimate; within the pegmatite the detrital elements are minimal with the exception of silica. The key detrital elements of iron and magnesium result from the inclusion of the host rock in the feed to the plants and has significant impacts on the product recoveries and quality. The increased grades of these elements within the pegmatite bodies are the result of the primary use of RC drilling. RPM notes the contact zone results in complexities during mining, as such is scheduled differently and stockpiled. As noted in Section 6, this contact zone is separated from the clean ore.

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Table 11-3 Variogram Interpretation

Structures				Direction 1			Direction 2			Direction 3		
MINZONE	Nugget	Sill 1	Sill 2	Azi/Dip	Range 1 (m)	Range 2 (m)	Azi/Dip	Range 1 (m)	Range 2 (m)	Azi/Dip	Range 1 (m)	Range 2 (m)
Feeder	0.1	0.7	0.2	300/ 45	65	160	300/ 45	85	72	300/ 45	80	20
Basal Lenses	0.2	0.5	0.3	130 / 25	60	120	130 / 25	25	50	130/ 25	12	45
Intermediate Lenses	0.2	0.2	0.35	130 / 15	25	70	130/ 15	40	80	130/ 15	5	40
Upper Lenses	0.1	0.55	0.35	40 / 15	70	250	40/ 15	35	105	40/ 15	5	35
Vein Lenses	0.1	0.55	0.35	50 / 90	80	200	50 / 90	20	70	50 / 90	30	50

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Kriging Neighborhood Analysis

Kriging neighborhood analysis (KNA) is conducted to minimize the conditional bias that occurs during grade estimation as a function of estimating block grades from point data. Conditional bias typically presents as overestimation of low-grade blocks and underestimation of high-grade blocks due to the use of non-optimal estimation parameters and can be minimized by optimizing estimation parameters.

The following estimation parameters have been analyzed using KNA:

- Minimum/maximum number of samples; and
- Discretization configuration.

To analyze the minimum and maximum number of samples, the following parameters were fixed:

- Samples from a minimum of two (2) holes, a maximum of four (4) samples per drill hole, kriging parameters and search ellipse were setup based on the total sill and a discretization configuration of 3 x 3 x 2.

To analyze discretization configuration, the following parameters were fixed:

- Samples from a minimum of two (2) holes, a maximum of four (4) samples per drill hole, kriging parameters and search ellipse set up based on the total sill range and directions listed in Table 11-3, a minimum of 8 samples for both domains, a maximum of 24 samples .

The degree of conditional bias present in a model can be quantified by computing the theoretical regression slope and kriging efficiency of estimation at multiple test locations within the region of estimation. These locations are selected to represent portions of the deposit with excellent, moderate and poor drill (sample) coverage.

KNA was conducted on the Wodgina pegmatite to inform the Mineral Resource estimation. Analysis was carried out on a single unfolded block. The KNA has looked at variations in discretization and sample numbers used in estimation and assessed the optimal values on the basis of minimizing Kriging Variance, maximizing Kriging Efficiency, and achieving a Slope of Regression close to 1.

The outcome of KNA indicated the parameters listed in Table 11-4 should be applied to the estimation grade interpolation pegmatites.

Table 11-4 Selected Optimal Parameters

Parameter	Pass 1	Pass 2	Pass 3
Maximum Samples	40	40	40
Minimum Samples	12	10	8
Maximum Samples Per Octant	5	5	No Octants
Maximum Samples Per Hole	5	5	5
Block Discretization Configuration	3X by 3Y by 2Z		

Bulk Density

In May 2006, a study of bulk density was undertaken using the industry-standard Archimedes method. Specific gravity determinations were obtained from over 200 samples from diamond core drilling across the deposit to derive bulk density values for use in Mineral Resource estimations. These results were compared to core bulk density measurements and values used historically. Subsequent to this study, the Company obtained downhole geophysical data to revise the bulk density applied to fresh pegmatites and use separate values for the Mt Cassiterite Pit and North-east Cassiterite Pit respectively. The densities assigned to the resource model are presented in Table 11-5.

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Table 11-5 Density values for material types at Wodgina

Material	Density (g/m^3)
Fill	1.80
Oxide Waste	2.32
Fresh Waste	2.96
Oxide Pegmatite	2.32
Transition/Fresh Pegmatite (Cassiterite Pit)	2.73
Transition/Fresh Pegmatite (North-east Pit	2.80

Source: Widenbar, L. (2018)

Given the style of mineralization and the historical mining and reconciliation, RPM considers these densities to be reasonable for the classification applied.

11.7.2 Tailings storage facilities

Statistical Analysis

A histogram of Li_2O composites is presented in Figure 11-5. Two populations can be interpreted as a high-grade population with an average of around 1% and a low-grade population with an average of 0.3% to 0.4%. Investigation of the log probability plots, grouped by TSF, shows that the high- and low-grade populations relate to the different TSFs. The lower-grade material is present in TSF1 and TSF2, whereas the higher-grade material is present in TSF3 (Figure 11-6).

Figure 11-5 TSF Composite Histogram


Li2O_Pct Distribution
Li2O_Pct
Li2O_Pct
Num Data 334
Minimum 0.037
Maximum 1.482
Mean 0.971
Std Dev 0.222
Variance 0.049
Coef Var 0.23
0
2
4
6
8
10
12
14
0
0.2
0.4
0.6
0.8
1
1.2
1.4
1.6
1.8
2

Source: Widenbar L (2016)

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Figure 11-6 TSF Log Probability Plot


Li2O_Pct
Log Probability Plot of Li2O_Pct Grouped by AREA
TSF3 TSF2 TSF1
Li2O_Pct in TSF3
Num Data 308
Mean 1.020
Std Dev 0.147
Coeff Var 0.144
Li2O_Pct in TSF2
Num Data 20
Mean 0.379
Std Dev 0.143
Coeff Var 0.378
Li2O_Pct in TSF1
Num Data 6
Mean 0.460
Std Dev 0.138
Coeff Var 0.300
10
1
0.1
0.01
1 2 5 10 30 50 70 90 95 98 99
Probability %

Source: Widenbar L (2016)

Treatment of High-Grade Assays

No grade capping is used as there are no significant outliers in the distributions.

Geospatial Analysis

Although Li_2O assays within the tailings cannot be strictly considered as "regionalized variables" in a geostatistical sense, a clear northwest-southeast directional trend has been produced in variography.

Bulk Density

A total of 29 holes have been geophysically logged by Surtron for density. The holes represent a reasonably even spatial distribution across TSF1, TSF2 and TSF3. Density data has been collected at 10 cm intervals down the hole. These values have been statistically reviewed to determine the average density for each TSF (Table 11-6).

Moisture content has been reviewed and is stated to be approximately 5% to 6%; however, the samples have been stored and transported in calico then plastic bags and have likely lost some moisture, and consequently, a value of 8% has been applied to the raw density to arrive at a dry density.

Table 11-6 Density estimates for TSF's

Mean Surtron Density (m^3/t)				Moisture (%)	Estimated Dry Density (m^3/t)
TSF1	TSF2	TSF3	Average of All		
1.88	1.90	1.80	1.88	8	1.73

Source: Widenbar, L (2018)

For Mineral Resource estimation purposes, density has been rounded to 1.70 m^3/t, which is considered reasonable by RPM.

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11.8 Block Model

11.8.1 in situ Pegmatites

A Vulcan block model was created to encompass the full extent of the Wodgina resource area as currently defined by drilling. Note that for modelling purposes, the model framework is extended to the west and north to allow for pit slope requirements (though no pegmatite is included in this area).

The block dimensions used in the model were 20 m NS by 10 m EW by 5.0 m vertically, with sub-cells of 1 m by 1 m by 0.5 m used to follow the wireframes and topographic surfaces. The model framework is rotated 41° to align with the geological strike; this aligns the 10 m northing block with the along-strike direction. The block model origin, extent and attributes are shown in Table 11-7.

Table 11-7 Block Model Parameters

	Min	Block Size	Max. Centre
East:	0	10	2,685
North:	0	20	2,700
Elevation	0	5	650

Rock Model

An "empty" rock model has been constructed within the pegmatite wireframes and flagged in the block model. A relatively small volume of remnant mineralized pegmatite can be classified as transitional or oxidized (3% of total tonnes), with the vast majority (97%) of remaining mineralized pegmatite flagged as fresh.

All blocks above the final mined topographical surface have been excluded from the model. Fill material lies in and around the pit on top of the final mined surface topography, and to the northeast, there is dump material overlying the original topography. The fill has been defined by site surveys, and this material, flagged in the block model as attribute fill = 1, has no grade attributes.

Grade Interpolation

The Ordinary Kriging (OK) algorithm was selected for grade interpolation within the wireframes. The OK algorithm was selected to minimize smoothing within the estimate and to give a more reliable weighting of clustered samples. Li_2O Al_2O_3, CaO, Cs, Fe, K_2O, MgO, MnO, Na_2O, Nb_2O_5, P, Rb, S, SiO_2, Sn, SO_3, Ta_2O_5, TiO_2, WO_3 and LOI were all estimated.

An orientated anisotropic 'ellipsoid' search was used to select data for the interpolation within the unfolded space. The ellipsoid was oriented to align with the interpreted variogram. The search orientation for the pegmatite used the "unfolded" coordinates. The interpolation was carried out in three search passes to ensure effective searches in the areas of different sample data spacing. The search parameters are presented in Table 11-8.

Table 11-8 Search Parameters

Lenses	Pass	Variogram Bearing	Bearing	x	y	z	Octant	Max Octant	Min Sample	Max Sample
All	1	40	40	80	80	40	Yes	4	8	24
	2	40	40	120	120	60	no	-	6	24
	3	40	40	300	300	150	no	-	4	24

Local varying anisotropy (LVA) is an "unfolding" process that is applied to both the domain coded composite data and the rock model blocks prior to geostatistical analysis, variography and interpolation. Hanging wall and footwall surfaces were created for the basal domains, upper domains and vein domains to guide the LVA in the pegmatite lenses. This "unfolding" allows samples to be searched for, following irregular paths such as folded or faulted structures. In other words, the shortest path may no longer be a straight line or even follow a

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continuous route. LVA can improve grade estimations in datasets that are directionally dependent, or anisotropic.

Fault Buffer Zones

Based on recent mining activities it was noted several faults impact the continuity of the pegmatites. In-pit mapping and drillhole data was used to interpret several fault zones. As shown in Figure 11-7, two trends were interpreted: a north by north-east and an east by north-east. These faults were expanded to a nominal 5m width and used to deplete the mineralized pegmatite in accordance with grade control observations. Areas within these zones have been reset to 0.5% Li_2O, and as such, are not reported as Mineral Reserves.

Figure 11-7 Plan View of Interpreted Fault Zones



70m RL
Li2O pct
0 - 0.5
0.5 - 0.8
0.8 - 1.0
1.0 - 1.2
1.2 - 1.5
1.5+

Block Model Validation

A multi-step process was used to validate the estimation for the Wodgina pegmatites, which includes:

- Drill Hole Plan and Section Review
  - A visual review of section and plans of model grades versus assay data identifies there is a good spatial correlation across the deposit.

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Figure 11-8 Cross Section Comparison of the Drill Holes Vs the Block Model.



400 L
200 L
0 L
-200 L
Upper
Intermediate
Basal
Feeder
673500 E
674000 E
BLOCK : LI2O
-9999.000 <= < 0.000
0.000 <= < 0.250
0.250 <= < 0.500
0.500 <= < 0.750
0.750 <= < 1.000
1.000 <= < 1.250
1.250 <= < 1.500
1.500 <= < 100.000

- Composite versus Model Statistics
  - The average Li_2O grade in the database and in the model are identical at 1.04%.
  - De-clustered data was compared with the block model on an individual block-by-block basis. Correlation and distribution plots show the expected decrease in variance from data to block model; however, they have an almost identical mean. This is as expected with the smoothing of the OK algorithm.
- Swath Plots
  - Swath plots have been prepared by easting, northing and level. All produce reasonable results, as expected. An example of the swath plots, as shown for the Basal Pegmatites is shown in Figure 11-9. As can be seen, a degree of smoothing is observed which is considered suitable for the accuracy of the model and the classification applied.

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Figure 11-9 Swath Plots for Basal Pegmatites.


Z Direction
LI2O [BOUND=5000] <Positive>
li2o [minzone=5000]
Mean
Range
X Direction
Y Direction

Reconciliation

The Company reports that the reconciliation at Wodgina over the past 12 months has been challenging as it mines through the oxide and transitional zones in the upper benches of Stage 2 and Stage 3. There are measurement and practice challenges identified through a recent reconciliation project that is underway. These challenges exist across the mine value chain, so no single factor contributes to the variances observed. RPM was provided with no breakdowns on the monthly reconciliation as shown in Figure 11-10, rather a global reconciliation, which shows a significant variation from -20 to +20% decrease in the actuals to the mining model for total ore tonnage. Grade appears to behave significantly better and within industry standards.

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Figure 11-10 2024 Monthly Reconciliation


Total Ore Tonnes
Tonnes
% Difference
Jan-24 Feb-24 Mar-24 Apr-24 May-24 Jun-24 Jul-24 Aug-24 Sep-24 Oct-24 Nov-24 Dec-24
Month
Model
Actual
% Difference
Total Ore Grade
Grade (%)
Jan-24 Feb-24 Mar-24 Apr-24 May-24 Jun-24 Jul-24 Aug-24 Sep-24 Oct-24 Nov-24 Dec-24
Month
Model
Claim (Dig Block)
Claim Reconciled

RPM acknowledges the reconciliation process is in early stage of implementation and the complexity of dealing with oxide and transition ores; however, limited breakdown was provided to RPM on how the monthly global numbers were calculated.

Reconciliation is crucial to continual improvement of mining and estimation processes. RPM is aware that this is a key focus of the geology and engineering teams in the near future given the known variability on the contacts of the orebody and variations between the reserves and grade control models.

11.8.2 Tailing storage facilities

A Micromine block model was created to encompass the full extent of the TSF1, TSF2 and TSF3. The block dimensions used in the model were 25 NS by 25 m EW by 2.50 m vertically, with sub-cells of 2.5 m by 2.5 m by 0.5 m used to follow surfaces created..

Rock Model

A rock model has been generated using the various surfaces to represent the tailings material, interpreted underlying rock, and other fill (bund) and dump material (see example in Figure 11-11).

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| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 76 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 Figure 11-11 Section through the TSF rock model at 7,656,500 mN Source: Widenbar L (2016) Grade Interpolation Block model grade estimates have been generated using Inverse Distance Squared interpolation. Search and sample number parameters have been set up so that the interpolation is almost polygonal, with minor influence from neighboring samples. The interpolation was carried out in two search passes to ensure effective searches in the areas of different sample data spacing. The first pass search had a search radius of 60 m and the second pass had a search radius of 120 m. The assay data has been averaged by hole to produce a single point at the center of each drill hole. Block Model Validation A multi-step process was used to validate the estimation for the TSFs. All validation methods have produced acceptable results. ▪ Drill Hole Plan and Section Review - A visual review of sections and plans of model grades versus assay data identifies there is good agreement between the raw data and model grades. ▪ Data versus Model Statistics - The average Li2O grade in the database and in the model are almost identical at an overall average of 0.97% in the data and 0.96% in the model. Minor variations are observed when the data is reviewed for each TSF:  TSF1: 0.46% in the data versus 0.45% in the model  TSF2: 0.38% in the data versus 0.36% in the model  TSF3: 1.02% in the data versus 1.02% in the model ▪ Interpolation using alternative data and parameters - Several alternative interpolation regimes have been tested and compared to the final model grades. − The nearest neighbor estimate finds the nearest average hole grade and assigns that to blocks. This results in an average grade of 0.958% compared with 0.960% in the original estimate using Inverse Distances Squared. | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 77 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 − The individual sample estimate uses the raw assay data with typically three or four individual samples per hole. This results in an average grade of 0.961% compared with 0.960% in the original estimate using Inverse Distance Squared. 11.9 Classification Mineral Resources were classified in accordance with S-K 1300. The Mineral Resource was classified as Indicated Mineral Resources and Inferred Mineral Resources on the basis of a range of criteria has been considered in determining the Mineral Resource classification, including geological continuity, data quality, drill hole spacing, modelling technique, and estimation derived properties including search strategy, number of informing data points and distance of data points from blocks. Below is a summary for each Resource area reported. 11.9.1 In situ Pegmatites The classification process is a two-phase process, with the initial classification based on geostatistical and technical criteria. The second phase of classification is a review of the geostatistical and technical classification to arrive at the final classified Mineral Resource based on an additional consideration for Initial Assessment and Reasonable Prospects for Eventual Economic Extraction (RPEEE). The second phase of classification review also includes consideration for the regional context of geological controls and complexity, deposit morphology and the economic modifying factors. Please note that the consideration of the economic modifying factors is only to support the conclusion that the Initial Assessment is reasonable, and do not themselves constitute an economic assessment. A range of criteria has been considered over two passes of review in determining the Resource classification. The first pass of classification was more numerically driven and included considerations for geological continuity, data quality, drill hole spacing, modelling technique, and estimation properties including search strategy, number of informing data points and distance of data points from blocks. The second and final classification pass additionally included considerations for the familiarity of the team involved in the interpretation of geological and mineralization envelopes, and structural controls on mineralization, which was developed over several iterations of previous external and internal models. The conversion history from previous models of Inferred Mineral Resources to Indicated Mineral Resources also formed part of the final classification decision. Drilling from the ongoing resource development program which were not used in the estimation of grade as the holes were logged but data had not yet been returned from the assay laboratory, were also considered in the final classification decisions. These drillholes were used to guide the interpretation, and to support definition of limits of some extrapolated portions of the geological and mineralization envelope. These drillholes also informed the final classification decisions. ▪ Indicated Mineral Resource: First pass envelope was based on a 50 mE x 50 mN grid or better and supported by acceptable down hole survey. The first pass Indicated Mineral Resource envelope beyond the limits of the drilling was nominally restricted to an extrapolation distance of 20-30m from the nearest informing composite data point. The final envelope was smoothed for practical considerations for mineability. ▪ Inferred Mineral Resource: Nominally limited to a down-dip extrapolation distance of less than 80 m from the nearest informing drill hole. Mineralization continuity was assumed based on geological continuity, and data that could only be spatially located with limited confidence due to lack of down the hole survey control. The interpreted wireframe envelope used to classify blocks as Inferred Mineral Resources was also smoothed for practical considerations for mining. A plan views of the resource classification scheme for the 30 June 2024 Mineral Resource estimate is shown in Figure 11-12.

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11.9.2 Tailings storage facilities

TSF3 has been predominantly classified as an Indicated Mineral Resource, with minor areas with wider spaced drilling classified as Inferred Mineral Resources. TSF1 and TSF2 have been classified in the Inferred Mineral Resource category due to poor knowledge of the basal topography and more erratic drill hole spacing.

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7656500 N
7656000 N
7655500 N
673500 E
674000 E
674500 E
Source: MRL (2024)

Plan of Final Resource Classification

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LEGEND	CLIENT	PROJECT
Measured Indicated Inferred 0 200 400 m N	Albemarle	NAME: WODGINA TECHNICAL SUMMARY REPORT DRAWING: CLASSIFICATION OF THE MINERAL RESOURCES FOR WODGINA PEGMATITES FIGURE No. 11.12 · PROJECT No. ADV-DE-00702 · Date February 2025

DO NOT SCALE THIS DRAWING - USE FIGURED DIMENSIONS ONLY. VERIFY ALL DIMENSIONS ON SITE

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11.10 Comparison to Previous Mineral Resources Estimates

The most recently published Mineral Resource Statement for Wodgina was to the Australian Securities Exchange (ASX) on 22 September 2023 and was in accordance with the JORC Code (2012) by Mineral Resources Limited (MRL) as at 30 June 2023.

Albemarle published a Statement of Mineral Resources dated 31st December 2023 in accordance with S-K 1300 on the New York Stock Exchange (NYSE). RPM notes this Mineral Resource has been reported based on depletion from a previous model reported in 2022. A summary of the total Mineral Resources published in these statements in comparison to this Report is presented in Table 11-9.

Note that the below table has been weighted on a 100% equity basis. All Mineral Resources are reported at a COG of 0.5% Li_2O.

Table 11-9 Comparison with Previous Mineral Resources Estimates

Effective Date	Entity	QP	Measured		Indicated		Inferred		Total	
			Mt	% Li_2O	Mt	% Li_2O	Mt	% Li_2O	Mt	% Li_2O
30 June 2023	MRL	MRL	n/a	n/a	182.2	1.1	35.4	1.2	217.4	1.2
31 Dec 2023	Albemarle	SRK	n/a	n/a	17.4	1.3	163.4	1.1	180.8	1.1
30 June 2024	Albemarle	RPM	n/a	n/a	180.0	1.1	29.0	1.2	209.0	1.2

Note: values have been weight-averaged based on reported tonnages.
Effective date refers to the date of the Statement (depletion) not the public release date

The Mineral Resources are inclusive of Mineral Reserves and are presented as such to allow a direct comparison. While the TRS reports Mineral Resources exclusive of Mineral Reserves it is important to note that the Mineral Reserves, while based on the Mineral Resource estimate, include various modifying factors which results in changes to the tonnage and grade in line with mining practices and forecast production including ore loss and dilution factors. As such, simply adding the Mineral Resources (exclusive of reserves) and the Mineral Reserves will not reflect the Table 11-9 quantities and grades.

The difference between the Mineral Resources reported by MRL in September 2023 and in the TRS are not considered to be material, with a reduction in the overall tonnage of 6 Mt. There are, however, numerous changes on a local scale which are the result of the following critical aspects:

- Over 90 additional holes have been completed since the 2023 Mineral Resource was reported. This led to a material update and reinterpretation of the geology and pegmatite zones, particularly in Stages 3 through 6 at depth. This interpretation, while not having a material impact on the global Mineral Resources, resulted in material changes in the location of the host pegmatites, which materially impacted the Mineral Reserves, as noted below.
- Mining and reconciliation have resulted in a further understanding of continuity and, in some cases, the lack of it. Of note is the introduction of fault zone buffers within the estimate with pit observations; note these faults impact the mineralization on a local scale, which cannot be interpreted using drilling. The declassification of these zones is considered suitable by RPM and is incorporated into the reported Mineral Resources via the decrease in grade to 0.5 % Li_2O, which results in the material being reported in the Mineral Resources but excluded from the Mineral Reserves.
- Depletion of approximately 4 Mt.
- Of note is minimal variation in the global tonnages; upon review, it was noted that material changes in the location of the mineralization occurred, which impacted the changes in the Mineral Reserves.

There is, however, a material difference between the estimates reported in the TRS, MRL's ASX JORC Code reported number in 2023, and the estimates reported by Albemarle's technical advisor, SRK, in 2023. In comparison to the TRS in 2023, Albemarle has reported a lower level of Mineral Resources by 28.2 Mt, which represents just over 14% of the total 2024 Mineral Resource. Furthermore, Albemarle reported a materially higher average Li_2O grade for Indicated Mineral Resources, and almost 90% was downgraded to Inferred Mineral Resources. The 2023 SRK report noted several reasons for the downgrade of the material from Indicated Mineral Resources to Inferred Mineral Resources; however, upon independent review, RPM notes the following:

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- Significantly more information (including production) is available currently than that included in the 2022 SRK report and subsequent, including additional metallurgical testwork on both the in situ pegmatite and TSF material, production history, along with further drilling in critical areas. This has resulted in a significantly increased geological understanding of the pegmatite bodies and grade and mineral composition variations across the deposit. Of note is the inclusion of the TSF in the 2024 Mineral Resources.
- Throughout the review and site visit, RPM had several discussions regarding the mineralogy observed within the Mineral Resources, mineralogical testwork undertaken, and production performance since recommencing operations. Importantly, recent drilling has highlighted that mineralogically, the spodumene crystal size does not vary significantly, and the lepidolite content appears to decrease at depth. These two characteristics, while not comprehensive enough to confirm, provide RPM with a suitable level of confidence that ore types defined in the Mineral Reserves will not change materially over the mine life other than that defined and detailed in Section 14. However, if changes are encountered, they can be managed using blending or 'batching' through one of the three trains planned to be in operation, given the stockpiles forecast to be produced over the life of the Operation.
- As discussed in Section 6 of the Report, RPM notes that the samples used for the pulp re-assays were of suitable quality with no signs of oxidation within the deeper packages. As such, this is not considered a risk to the accuracy of the assays.

Numerous density studies have been completed within the Mineral Resource area, including density determinations in 2016, bulk comparisons to historical mining during 2019, and downhole geophysical logs. While RPM notes that density is always a key area for a Mineral Resource estimation, suitable studies have been undertaken to support the values used in line with the style of mineralization and the classifications applied. This has been verified by reconciliation studies undertaken since mining and processing recommenced.

11.11 Exploration Potential

The majority of drilling to date has focused on the definition of the pegmatites within the open cut mining area; however, recent drilling has highlighted the down-dip continuity of the mineralization which provide good exploration upside. Of note, as shown in Figure 11-13, the drilling has intersected significant thicknesses, which is potentially amenable to underground mining methods.

As noted previously, on a local scale the pegmatite fractionation changes and is interpreted to decrease with depth within the Basal pegmatite. This impacts the pegmatite volume, which increases with depth and type of mineral assemblage. This decrease in fractionation is highlighted by change in mineral assemblages which is a reflected in elemental composition. The Upper and Vein Zones have elevated Sn, Ta and Cs as compared to the Basal zone which displays a much lower degree of mineral variability. This is yet to be confirmed within mining operations; however, this interpretation is consistent to the style of mineralization, and is likely to continue at depth.

This interpretation is of importance to the exploration potential and continuity of potentially economic mineralization at depth. In the QP's experience, fractionation is related to emplacement methods and this is true of the Wodgina Pegmatite field, with the less fractionated pegmatites (Basal Zone) being thicker and less variable on the contacts. If this trend continues at depth it is expected that similar or thicker pegmatites bodies may be intersected.

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Figure 11-13 Depth Extension Beneath LOM Pit



Potential UG Resource Extension Target.
Oblique View Looking NE
-250mRL
-800mRL
View Looking East
Plan View
Li2O pct
0 - 0.3
0.3 - 0.5
0.5 - 0.8
0.8 - 1.0
1.0 - 1.2
1.2 - 1.5
1.5+
Legend
LOM Pit Design
UG Resource Li2O Grade Shells
Resource Extn Target

It is also highlighted that the source intrusive has not be identified, nor has a 'feeder' system. With the interpretation of decreasing fractionation at depth, this suggests that the distance to the source is lowering with depth. If a feeder zone can be identified, this could result in significant upside for the project, as observed at other projects in WA, notably Mt Marion.

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12. Mineral Reserve Estimates

12.1 Summary

This section of the Report summarizes the main considerations in relation to the preparation of the Mineral Reserves estimate and provides references to the sections of the study where more detailed discussions of particular aspects are covered. Detailed technical information provided in this section relates specifically to this Mineral Reserves estimate and is based on the Mineral Resource model and estimates as reported in Section 11.

The Mineral Reserve estimate has been independently reported by RPM as the QP in accordance with S-K 1300.

A "Mineral Reserve" is defined in S-K 1300 as "the economically mineable part of a Measured and/or Indicated Mineral Resource, which includes diluting materials and allowances for losses that may occur when the material is mined or extracted". Appropriate assessments and studies have been carried out and include consideration of and modification by realistically assumed mining, metallurgical, economic, marketing, legal, environmental, social and governmental factors. These assessments demonstrate at the time of reporting that extraction could reasonably be justified. Mineral Reserves are sub-divided in order of increasing confidence into Probable Mineral Reserves and Proven Mineral Reserves.

Mineral Reserve estimates are not precise calculations, being dependent on a geological model that is based on the interpretation of limited information on the location, shape and continuity of the occurrence of mineralization and on the available sampling results.

For a Mineral Reserve to be reported, it must be considered by the QP to meet the following criteria:

- Measured and/or Indicated Mineral Resources have been estimated.
- The Operation is at a minimum of pre-feasibility study level, demonstrating that at the time of reporting, extraction could reasonably be justified.
- There is a mine design and a mine plan in place.
- There is technical and economic viability of the Operation after the application of Modifying Factors (e.g., assessment of mining, processing, metallurgical, infrastructure, economic, marketing, legal, environment, social and governmental factors, etc.); and
- Classification of the Mineral Reserves takes into account varying Mineral Resource confidence levels and assessment, and whether appropriate account has been taken for all relevant factors (e.g., tonnage/grade, computations, etc.) to reflect the view of the QP.

Having noted the above, RPM highlights that Wodgina is an operating asset, and as such, while further improvements are planned, all the required infrastructure is in place to support the current production requirements. Historical data has been utilized in the Mineral Reserves estimate, including operating costs, processing recoveries and production requirements. As such, the basis of the Mineral Reserves is considered to be of a pre-feasibility study level of accuracy.

12.2 Statement of Mineral Reserves

Mineral Resources are reported exclusive of Mineral Reserves (that is, Mineral Reserves are additional to Mineral Resources). Mineral Reserves are subdivided into Proven Mineral Reserves and Probable Mineral Reserves categories to reflect the confidence in the underlying Mineral Resource data and modifying factors applied during mine planning. A Proven Mineral Reserve can only be derived from a Measured Mineral Resource, while a Probable Mineral Reserve is typically derived from an Indicated Mineral Resource as well as Measured Resources dependent on the QP's confidence in the underlying Modifying Factors. Only Probable Mineral Reserves can be declared for Wodgina as no Measured Mineral Resources are reported.

The Mineral Reserves have been estimated as at 30 June 2024 as summarized in Table 12-1. The Mineral Reserves are estimated based the Mineral Resources block model and on a revision of MRL's LOM plan, LOM

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modifying factors, Mineral Resource classification, and supporting financial model and reported at 0.75% Li_2O COG.

Table 12-1 Statement of Mineral Reserves as at 30 June 2024

Type	Classification	Quantity (100%) (Mt)	Attributable Quantity (50%) (Mt)	Li_2O (%)
Open Cut	Proved	-	-	-
	Probable	101.0	50.5	1.4
Stockpiles	Proved	-	-	-
	Probable	0.1	0.05	1.5
TSF	Proved	-	-	-
	Probable	14.8	7.4	1.0
Total	Probable	115.8	57.9	1.3

Notes:

1. The Mineral Reserves are additional to the reported Mineral Resources
2. The Mineral Reserves have been estimated by RPM as the QP.
3. Mineral Reserves are reported in accordance with S-K 1300.
4. The Mineral Reserves have been reported at a 50% equity basis.
5. Mineral Reserves are reported on a dry basis and in metric tonnes.
6. The totals contained in the above table have been rounded with regard to materiality. Rounding may result in minor computational discrepancies.
7. Mineral Reserves are reported considering a nominal set of assumptions for reporting purposes:
   - Mineral Reserves are based on a selling price of US$1,300/t CIF CKJ of chemical grade concentrate (benchmark 6% Li_2O).
   - Mineral Reserves assume variable mining recoveries based on grade, oxidation, thickness, and search distance, sourced from the Company as presented in Table 12-3.
   - The total mining recoveries are 91.1% for the open cut pit and 100% for the TSF.
   - Mineral Resources were converted to Mineral Reserves using plant recovery equations, sourced from the Company and based on plant data. The plant processing recovery equations depend on the material type, weathering, and in some circumstances, the Li_2O% grade of the plant feed.
   - Costs estimated in Australian Dollars were converted to U.S. dollars based on an exchange rate of AU$1.00:US$0.68.
   - The economic COG calculation is based on US$2.8/t-ore incremental ore mining cost, US$33.57/t-ore processing cost, US$15.66/t-ore G&A cost, US$3.64/t-ore sustaining capital cost and US$6.80/t ore. Incremental ore mining costs are the costs associated with the ROM loader, stockpile rehandling, grade control assays and rockbreaker.
   - The price, cost and mass yield parameters produce a calculated economic COG of <0.75% Li_2O. However, due to the internal constraints of the current operations, an elevated Mineral Reserves COG of 0.75% Li_2O has been applied. The same COG was utilized for the TSF.
   - Waste tonnage within the Mineral Reserve pit is 733.9 Mt at a strip ratio of 6.3:1 (waste to ore – not including stockpiles)

RPM is of the opinion that the Mineral Reserves and the underlying modifying factors are supported by suitable studies aligned to at least a pre-feasibility level of accuracy with the classification applied. The economics of the Operation, as noted in Section 19, are most sensitive to price variation; however, RPM is of the opinion that the economics of the Operation are robust and variation would not result in material changes to the Mineral Reserves reported. However, material risks of approvals for waste and tails storage are prevalent. If approvals are not granted in the timeframes required these will have a material impact on the Mineral Reserves as noted in Section 1.12.

12.3 Approach

Mineral Reserves were fully re-estimated by RPM based on the Company's LOM plan using RPM's in-house OPMS open cut mine planning software packages. The input parameters reviewed by RPM are based on the review of the mining studies, actuals from mining and processing operations, discussions with site personnel, and site visit observations. To enable the estimation of Mineral Reserves, RPM has:

- Identified any physical constraints to mining, for example, tenement boundaries, infrastructure, protected zones (flora, rivers, roads and road easements).

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- Reviewed approach, assumptions and outcomes from the Company mine planning studies, including the operating and capital cost forecasts.
- Reviewed information on historical and current mine performance, including operating costs and processing recoveries.
- Reviewed the mining method and LOM designs (ultimate designs and stage designs) and associated study documents;
- Reviewed the methodology used to estimate ore processing parameters in the model.
- Reviewed and verified LOM operating and capital costs.
- Completed an independent LOM plan utilizing RPM's in-house OPMS software. This LOM plan was based on the Company's pit sequencing and various production changes as noted below, and
- Compiled an economic model based on the LOM schedule which included Indicated Mineral Resources only.

12.4 Planning Status

Wodgina follows a structured and systematic mine planning process. The mine plan supporting the Mineral Reserves is reported on an annual basis and is completed to a pre-feasibility study level of accuracy , incorporating current operational productivity assumptions and costs. The plan outlines an average annual ex-pit ore production of 4.8 Mtpa, with active mining and processing continuing until 2048.

The LOM plan underpinning the Mineral Reserves estimate is an independent assessment based on the estimate of Mineral Resources, and a LOM schedule and associated financial analysis completed by RPM. This LOM was based on the forecast mining sequence; however, RPM modified various aspects of the Company's LOM plan to align with appropriate and practical modifying factors. Of note, these changes include the plant throughput during 2024 to 2026 to two (2) trains only, and associated capital expenditure with all three (3) trains commencing production in 2027. RPM considers the estimation methodology to align with industry standards and the production forecast to be achievable in the medium to long term. RPM considers the underlying studies, as well as capital and operating cost estimates, to be of a pre-feasibility level of accuracy.

12.5 Modifying Factors

The in situ Mineral Resources used to define the Mineral Reserves are based on the block model as described in Section 11 of this Report. The block model was depleted to 30 June 2024.

12.5.1 Pit Optimization

The Company conducted an economic pit limit analysis as part of its previous LOM planning, utilizing the GEOVIA Whittle pit optimizer software based on the 2023 block model, which materially varies from the Mineral Resources as reported in this Report (see Section 12.6). RPM highlights the notes below for reference on verification of the pit shell used as the basis for the pit design.

Whittle pit optimizer software applies the Lerchs-Grossman algorithm to determine economically feasible extraction boundaries based on the parameters specified in Table 12-2.

The resulting pit shell, derived from optimization, serves as the basis for the final pit design (Figure 12-1). This design ultimately sets the boundary for converting Mineral Resources to Mineral Reserves. Indicated Mineral Resources within this boundary may qualify as Mineral Reserves if they satisfy the relevant classification and COG criteria.

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 85 of 178 |

This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc. 2025

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 86 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 Table 12-2 MRL Pit Optimization Parameters Parameter Unit Value Ore Material US$/BCM MAX(6.31-(Vert.m × 0.02),4.65) Waste Material US$/BCM MAX(6.31-(Vert.m × 0.02),4.65) Processing Cost US$/t Ore 35.33 Selling Cost Concentrate (5.5%) Price US$/t US$/t 25.3 1,811.92 Whittle pit optimizer software was used to generate optimized pit shells based on a Revenue Factor (RF). The results of the Whittle analysis were used to better understand the relative economics of the Operation and to inform the development of mine designs and pit development strategies. The final pit shell and pit limits were determined by the Company and reviewed by thorough assessment of the Whittle optimizer results and surface constraints in early 2024. The Company has selected an RF 0.7 pit shell. RPM agrees with this approach as the basis for the LOM pit design, although notes the below in regard to the block model changes: ▪ The block model that underpins the pit optimization and subsequent pit design, and which forms the basis of the Mineral Resources was completed in 2023. As noted in Section 11.10 this model varies significantly to the 2024 model, as does the construction of the mining model (discussed below). RPM notes the Company has developed an updated Whittle optimization in 2024, based on new pricing, costs and model inputs; however, at the time of reporting no pit design or LOM plan had been developed. ▪ For estimation of Mineral Reserves, RPM has used 2023 pit design which is based on the above pit optimization. To ensure no material issues would result with using the 2023 pit design, RPM completed a detailed comparison of the 2024 0.7 RF factor pit shell which was based on the Mineral Resource model to the 2023 pit design. This review highlighted that various changes occur on the south-east wall and particularly the depth extent. The 2023 pit design incorporates additional waste with no material increase in ore tonnes. As such, the use of the 2023 pit design is considered conservative and an updated pit design would optimize the LOM plan and result in potential upside to the Operations LOM economics. RPM further notes that these changes would largely be beyond 5 years and in the final stages on the pit sequencing. ▪ The metal price used in this pit optimization is higher than the current prices; however, the selected Whittle optimization shell is at a revenue factor of 0.7. Revenue factor 0.7 of the optimization input metal price yields a metal price which the QP considers as a reasonable assumption. Based on this pit shell selection, the metals prices used in this pit optimization are consistent with those in the economic analysis, which the QP considers a reasonable assumption. Additional details are provided in Section 16 on price selection. Further to this, the pit design limit is restricted by critical infrastructure (processing plants) and heritage zones. As such, the use of a higher price does not materially change the Mineral Reserves contained within the pit. CLIENT PROJECT NAME OPTIMISER PIT SHELL DRAWING FIGURE No. PROJECT No. ADV-DE-0070212-1 February 2025 Date LEGEND DO NOT SCALE THIS DRAWING - USE FIGURED DIMENSIONS ONLY. VERIFY ALL DIMENSIONS ON SITE N WODGINA TECHNICAL SUMMARY REPORTWodgina Lithium Tenement Haulroad Wodgina Gas Pipeline 0 500 1000m Proposed IV Pad Power Station M4500365 M4500353 M4500086 M4500887 M4501252 M4500888 M4500050 TSF2 TSF2 TSF3 TSF3E TSF1 M4500050 L4500383 M4500924 Atlas Pits Covered Crushed Product Primary Crusher Admin.MEM Original Wodgina Pit Concentrate Shed ROM Pit Limits Crushed Product Stockyard Processing 67 40 00 E 674000E 7656000N 7658000N 7656000N 7658000N ATLAS IRON PTY LTD Wodgina Optimiser Shell

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12.5.2 Dilution and Recovery

For open cut mine planning and Mineral Reserve reporting, the block model was regularized after estimation to a Selective Mining Unit (SMU) size of 10.0 m x 10.0. m x 5.0 m which accounts for mining loss and dilution. This regularization method averages the grade according to the volume of sub-blocks or parts of sub-blocks that fit within the SMU dimensions.

An ore recovery factor has been applied to the block model. This recovery factor is variable and based on grade, oxidation, thickness, and search distance. The classification for the applied recovery factor is given in Table 12-3 below. Ore loss due to mining recovery has been converted to waste.

Table 12-3 Applied Ore Recovery Factor

Rock	Oxidation	Grade	Thickness	Search	Recovery (%)
Peg					0
Peg	Oxide	Low/ High Grade	Thick	All	70
Peg	Oxide	Low/ High Grade	Thin	<80	70
Peg	Oxide	Low/ High Grade	Thin	>80	0
Peg	Oxide	Marginal Ore	Thick	All	40
Peg	Oxide	Marginal Ore	Thin	<80	40
Peg	Oxide	Marginal Ore	Thin	>80	0
Peg	Fresh	Low/ High Grade	Thick	<40	100
Peg	Fresh	Low/ High Grade	Thick	<80	90
Peg	Fresh	Low/ High Grade	Thick	>80	80
Peg	Fresh	Low/ High Grade	Thin	<40	90
Peg	Fresh	Low/ High Grade	Thin	<80	80
Peg	Fresh	Low/ High Grade	Thin	>80	0
Peg	Fresh	Marginal Ore	Thick	All	40
Peg	Fresh	Marginal Ore	Thin	<80	40
Peg	Fresh	Marginal Ore	Thin	>80	0

Total mining recovery for the open cut and TSF is 91.1% and 100% respectively.

12.5.3 Pit Design and Geotechnical Parameters

The Mineral Reserves pit design parameters, including berm widths, face angles, berm spacing, and haul road gradients and widths are summarized in Table 12-4. The designed pit shell is based on the Company's slope design parameters from the geotechnical study completed in 2023.

Table 12-4 Pit Design Parameters

Weathered Zone	Slope bearing (°)(Strike - Right hand rule)	Slope dip direction (°)	Max. Bench Height (m)	Max. Batter Angle (°)	Min. Berm Width (m)	IRA Angle (°)
Weathered Zone	015 to 090	285 to 360	10	50	6.5	33.88
Weathered Zone	091 to (through north) 014	001 to (through north) 284	10	75	6.5	47.45
Non Weathered Zone	015 to 090	285 to 360	20	45	8.5	35.06
Non Weathered Zone	091 to (through north) 014	001 to (through north) 284	20	75	8.5	55.28
Fill	ALL	All	20	35	8.5	28.35

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 88 of 178 |

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Table 12-5 Pit Ramp Parameters

Design	Parameter
Road Width	35m
Road Gradient	10%

12.5.4 Processing Recovery

Mineral Resources were converted to Mineral Reserves using plant recovery equations, sourced from the Company (Section 14) as at 30 June 2024. The plant processing recovery equations depend on the material type, weathering, and in some circumstances, the Li_2O% grade of the plant feed.

Processing recovery is further discussed in Section 14.

Table 12-6 LOM Plant Feed Recovery

Ore Type	Material	Weathering Expression	Contact Ore Expression	Grade	Processing Recovery Factor
Fresh_HG		Fresh		Li_2O >= 1.4	(0.18 x Li_2O) + 0.225 (Max 65%)
Fresh_LG		Fresh		Li_2O >= 0.75 and Li2O < 1.4	(-0.021 x Li_2O) + 0.52
Fresh_HGLG_Basal		Fresh		Li_2O >= 0.75	0.52
Fresh_HGLG_MicaVeins	Mica	Fresh		Li_2O >= 0.75	0.37
Fresh_HGLG_MicaUpper	Mica	Fresh		Li_2O >= 0.75	0.42
CF50		Fresh	Contact Ore	Li_2O >= 0.75	0.45
Fresh_Contact		Fresh	Contact Ore	Li_2O >= 0.75	0.47
OxideTrans_Contact		Oxide/Transitional	Contact Ore	Li_2O >= 0.75	0.42
OxideTrans		Oxide/Transitional		Li_2O >= 0.75	0.45
Fresh_MW		Fresh		Li_2O >= 0.5 and Li_2O < 0.75	0.37
Oxide_MW		Oxide/Transitional		Li_2O >= 0.5 and Li_2O < 0.75	0.27

12.5.5 Cut-off Grade

For reporting of the Mineral Reserves, the marginal COG was estimated to be 0.54% Li_2O based on recent actual costs, historical data, and performance assumptions. Marginal COG utilizes an incremental ore mining cost to determine whether an already mined block is treated as waste or ore. This should not be confused with a break-even cutoff grade that includes the cost of waste stripping.

Although the calculated marginal COG is 0.54% Li_2O, based on operational constraints and historical performance, a nominal 0.75% Li_2O marginal COG was applied for the purpose of reporting Mineral Reserves.

The parameters used in the marginal COG are outlined in Table 12-7.

The COG calculation's average process (metallurgical) recovery was set at 56.9%. RPM only had access to the total mining cost (not separated by waste and ore activities), so the incremental mining cost was assumed to be 10% of the total mining cost. This assumption represents the cost of additional grade control and rehandling associated with ore mining.

The AUD:US$ exchange rate was 0.68.

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Table 12-7 Reserves Marginal Cutoff Grade Assumptions

Parameter	Units	Value
Incremental Ore Mining Cost	US$/t Ore	2.80
Processing Cost	US$/t Ore	33.57
G&A Cost	US$/t Ore	15.66
Sustaining Capital Cost	US$/t Ore	3.64
Selling Cost	US$/t Ore	6.80
Processing Recovery	%	56.9
Selling Price*	US$/t of 6% Li_2O Conc.	1,300

Note: * RPM notes that the Operation produced SC5.5. pricing in the Economic Analysis is prorated from SC6.0

12.6 Comparison to Previous Mineral Reserve Estimate

RPM notes that this is the maiden Mineral Reserves reported by Albemarle; as such, the only comparison can be made against those reported by MRL. On 22 September 2023, MRL published a Statement of Ore Reserves dated 30 June 2023 in accordance with JORC 2012 on the Australian Stock Exchange (ASX). A summary of the total Ore Reserves published in these statements in comparison to the TRS is presented in Table 12-8.

Note that the table below compares the in-situ Mineral Reserves only, reported on a 100% basis and excludes the TSF.

Table 12-8 Comparison with Previous Mineral Reserves

Effective Date#	COG Li_2O %	QP	Proved		Probable		Total	
			Mt	% Li_2O	Mt	% Li_2O	Mt	% Li_2O
30 June 2023	0.5	MRL	0.4	1.2	164.3	1.2	164.6	1.2
30 June 2024	0.75	RPM	-	-	115.8	1.3	115.8	1.3

Note: values have been weight-averaged based on reported tonnages.
Effective date refers to the date of the Statement (depletion) not the public release date

As noted in Table 12-8, there is a material difference between the reporting of the 2023 and 2024 Mineral Reserves. These differences can be attributed to the following:

- Changes in COG from 0.5% in 2023 to 0.75% Li_2O in 2024 resulted in approximately 18.1 Mt of mineralized material removed from the reported Mineral Reserves. The key driver for this change in COG was input on cost and processing recoveries and yield. Of note, the current mining practice utilizes a COG grade of 0.75% for direct feed with material between 0.5% and 0.75%.
- Implementation of additional ore loss factors by ore type (Section 12.5.2) based on operational performance and reconciliation. This is a material change from the 2023 estimate, resulting in approximately 9.8 Mt of ore removed.
- Inclusion of the fault zone buffer which resulted in all material within these zones being decreased below the Mineral Reserves COG.
- Depletion via mining of approximately 4 Mt above 0.5% and 2.7 Mt above 0.75%.
- The remaining difference is due to significant changes to the block model (as discussed in Section 11) and slight modifications to the pit design.

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13. Mining Methods

Mining activities focus on one primary pit with planned mining undertaken via six cutbacks increasing depth. RPM highlights that the modifying factors used in estimating the Mineral Reserves are discussed in Section 12.5. RPM notes all quantities discussed within Section 13 are reported on a 100% equity basis. Only Indicated Mineral Resources are included in the LOM plan; all Inferred material is considered waste.

13.1 Mining Method

The physical characteristics of the deposit are amenable to conventional open cut metalliferous mining methods. The pegmatite group primarily consists of two sets of stacked sheets, each ranging from 5 to 80 meters thick. These sheets generally dip 20 to 25° to the southeast but occasionally "roll over," dipping at 15 to 20° to the southwest in localized areas. The ultimate pit design and staged cut-back designs have been selected on the basis that they offer the lowest cost and highest recovery methods suited to the physical characteristics of the deposit.

The open cut mining method relies on 5 m working benches on 2.5 m flitches, with all waste rock and ore being hauled to ex-pit stockpiles. The Operation utilizes drill and blast, and small-to-medium sized hydraulic excavators in backhoe configuration. Like most similar mines, the mining is staged, with Stages 1 to 3 underway. The excavators are paired with a fleet of suitably matched rear dump haul trucks, and the separation of ore and waste occurs as directed by the Operation's grade control model. Ore is hauled to the ROM pad, where it is stockpiled in separated stockpiles based on ore characteristics and grade. This method and equipment class are appropriate for this deposit and typically employed at other similar operations.

MRL via various subsidiaries, performs and manages all mining operations, including the crushing and processing plant.

13.2 Mine Design

The pit design parameters, including berm widths, wall and batter angles, berm spacing and haul road gradients and widths, are detailed in Section 12.5.3 of this Report.

13.3 Geotechnical Considerations

The scope and quality of geotechnical studies conducted are sufficient and comparable to those of similar operations and ore bodies.

The slope stability assessment utilizes kinematic structural stability analysis for bench angles and the Limit Equilibrium Method (LEM) analysis for inter-ramp scale stability on selected sections. Design standards prioritize minimizing operational risk, strip ratio, and the need for stabilization, following MRL's Geotechnical Design Acceptance Criteria. Slope angles are determined based on rock mass and structural characteristics, derived from slope performance within the pit and rock core assessments. For slightly weathered and fresh rock, bench-scale kinematics form the basis for slope stability design, with parameters adjusted per results from the pit and diamond drill core data.

The kinematic analysis identifies the principal failure mechanisms as planar sliding and wedge formation, especially in weathered areas above the 200 mRL. Shear strength on foliation and joint surfaces was estimated using the Barton defect shear strength model, with friction angles updated based on recent shear testing. Rocscience SLIDE was used to model inter-ramp and overall slope stability, employing critical surface search methods, analyzing 50,000 slip surfaces for minimum Factor of Safety (FoS). Models were then run under standard conditions, incorporating groundwater and blast disturbance for sensitivity testing.

The slope stability assessment at Wodgina uses 200 mRL as the base groundwater level, with a sensitivity analysis adjusting this to 250 mRL to account for seasonal water level rises. Structural features, rather than groundwater, have been the primary stability control due to the fractured, well-drained nature of the rock. The pit design largely relies on historical performance, as structural impacts on the north, south, and west walls have been minimal.

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 91 of 178 |

This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc. 2025

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 92 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 Future design optimizations may include adjusting berm width or modifying batter height and angle based on actual slope performance and conformance with design tolerances. MRL reports that historic underground workings exist at Wodgina, with some already being excavated. Additional interactions are anticipated as final part of Stage 2 cutback, and directly behind the northern pit slope of Pit. MRL also reports that waste dump positioning sits outside the zone of instability prescribed by the current pit designs based on five years of mining. The Company reports that is has adopted several control measures and external expert recommendations to ensure safe ore extraction and a stable mine plan. Some of these controls include maintaining a void management plan, maintaining a Ground Control Management Plan (GCMP) and risk register for ground control, and use of operational controls. RPM has reviewed the recent pit design and considers the design parameters to be consistent with the recommended geotechnical design parameters. CLIENT PROJECT NAME WODGINA ULTIMATE PIT DESIGN DRAWING FIGURE No. PROJECT No. ADV-DE-0070213-1 February 2025 Date LEGEND DO NOT SCALE THIS DRAWING - USE FIGURED DIMENSIONS ONLY. VERIFY ALL DIMENSIONS ON SITE N 0 500 1000m WODGINA TECHNICAL SUMMARY REPORT 67 30 00 m 67 40 00 m 67 50 00 m 67 60 00 m 67 30 00 m 67 40 00 m 67 50 00 m 67 60 00 m 7656000 m 7655000 m 7654000 m 7656000 m 7655000 m 7654000 m Wodgina Ultimate Pit Wodgina Waste Dump

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 94 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 13.4 Hydrogeological Considerations Various hydrogeological studies have been undertaken in the area over the past two decades. Studies have focused on identifying and managing groundwater resources to support mining operations. The Company reports that groundwater tends to be compartmentalized, with depth to groundwater varying considerably across the Operation. This is evidenced by recent exploration drilling within and adjacent to Cassiterite Pit. 13.4.1 Regional Hydrology The northern Pilbara region's groundwater is derived from three primary aquifer systems: ▪ Alluvial and Colluvial Aquifers: High-yield aquifers along major river channels. ▪ Fractured Basement Aquifers: Moderate yields with increased permeability and storage from fractures. ▪ Low-Yielding Basement Aquifers: Limited yield due to low permeability and minimal fracturing. Groundwater generally flows northwards towards the coast, with recharge occurring minimally during rainfall, primarily along creeks and inundated areas (Wodgina Lithium Mine In-Pit TSF Seepage Assessment Atlas Iron Pits, 2022). 13.4.2 Local Hydrogeology Below is a summary of the local hydrology: ▪ Aquifers: The project area lies within the East Pilbara Groundwater Subarea, targeting the Pilbara – Fractured Rock Aquifer. ▪ Groundwater Levels and Flows: Mining near Cassiterite Pit has created a "cone of depression" in the water table, pulling groundwater towards the pit. Depth to groundwater varies significantly, with shallower levels (<10 m) on flat terrain and deeper levels (>40 m) in elevated areas of the greenstone belt. ▪ Groundwater Quality: Groundwater near Cassiterite Pit is marginal to brackish (3,500 mg/L TDS), circum- neutral in pH (6.5-7.5), and dominated by sodium, magnesium, calcium, and sulfate. These characteristics indicate ion exchange processes, rather than active recharge (Cassiterite Pit Dewatering and Post Closure Pit Lake Assessment, 2022). Regular monitoring ensures compliance with site approvals and evaluates potential impacts from mining on groundwater quality. At present, Wodgina manages operational pit water through in-pit sumps and pumping. In 2021, the Operation developed a water exploration program to identify production bore locations and inform the most suitable locations for Atlas Pit seepage bores; however, RPM has not reviewed this information. MRL undertook groundwater investigations in 2021 and 2022 in the active Cassiterite Pit and to the northeast. Water table elevation was recorded between 217 mRL and 94 mRL in the Cassiterite Pit. 13.5 Mining Strategy Several mine development strategies are reviewed and implemented as part of the Company's annual LOM planning process. The selected strategy forms the basis of the LOM plan presented in this Report. 13.5.1 Key Mine Deliverables and Milestones The key projects and deliverables critical to achieving the LOM plan include the following. ▪ Regulatory approvals: − Approval required for construction of the Eastern Waste Landform 2 expansion. − Approval required to construct the Southern Basin TSF. Further information on approvals is discussed in Section 17.4.4. | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 95 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 13.5.2 Production Ramp Up The LOM plan involves progressively ramping up ore production from 3.3 Mtpa in 2025 to 10.8 Mtpa in 2028. From 2030 to 2044, average ore production decreases to 5.6 Mtpa (fluctuating between 1.8 Mtpa and 19.8 Mtpa during this period). Total material movement ramps up from 36.5 Mtpa in 2025 to 38.4 Mtpa in 2029 and remains reasonably steady-state from 2030 through to 2044, averaging 32.5 Mtpa. In 2045, production and total material movement progressively decrease in anticipation of mine closure in 2048. Total waste movement across the LOM is 733.9 Mt, and total ore mined ex-pit is 101.0 Mt ROM. A further 14.8 Mt of historical tailings is also mined (rehandled), for reprocessing. The total feed grade LOM average is 1.3% Figure 13-2 shows the annual LOM production profile for waste, ROM ore and total product ore. The average operational mass yield and metallurgical plant recovery over the LOM period are 15.4% and 56.7%, respectively. RPM notes the drop in ore movement in 2045 and 2046, during this period, stockpiles feed the plant as shown in Table 13-2. Figure 13-2 LOM Total Material Movement (ex-pit + tailings rehandle) 13.5.3 Mining Sequence The various pit cutbacks are managed as an integrated mining operation. Production and equipment allocation is optimized between the active areas as required. Figure 13-3 shows the LOM operating period for the five primary active mining areas referred to as Stage 2 through Stage 6, in addition to TSF mining. Figure 13-3 LOM Active Mining Areas 20 24 20 25 20 26 20 27 20 28 20 29 20 30 20 31 20 32 20 33 20 34 20 35 20 36 20 37 20 38 20 39 20 40 20 41 20 42 20 43 20 44 20 45 20 46 20 47 20 48 O re (W M t) W a st e W M t) Stage2 4.6 6.2 1 1 1 Stage3 28.4 105.9 1 1 1 1 1 1 1 1 Stage4 40.5 198.7 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 Stage5 22.3 273.8 1 1 1 1 1 1 1 1 1 1 1 1 1 Stage6 5.3 143.0 1 1 1 1 1 1 1 1 1 1 1 1 1 TSF3 14.8 6.5 1 1 Total 115.8 733.9 16.3 36.3 38.1 37.7 38.4 32.9 30.6 33.1 34.4 34.2 37.5 38.7 38.3 39.0 42.1 41.3 42.2 42.0 41.6 41.4 33.4 27.8 21.8 19.0 11.5

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13.5.4 Dumping Sequence

Wodgina is planned to have a single waste rock dump, referred to as the Eastern Waste Landform (EWL). Across the LOM, 733.9 Mt of waste is placed in the EWL, and 12 Mt of mineralized waste is placed in temporary stockpiles near the ROM. RPM has assumed a 25% swell factor and the design capacity suitable to meet the requirements of the LOM. RPM notes that dry stacking of tails via co-mingling is undertaken. RPM confirms there is suitable capacity to meet the LOM plan of the waste and tails dry stacking.

Regulatory approval of the Eastern Waste Rock Expansion, referred to as EWL2 by the Company is required for achieving the LOM by 2030. Please refer to Section 17 for discussion on approvals.

Figure 13-4 shows the LOM mining stages being placed in the EWL by stage cutback.

Figure 13-4 LOM EWL Dump Sequence


Material Mined (Mt)
Year
Stage2
Stage3
Stage4
Stage5
Stage6
TSF3

13.5.5 Ore Stockpiling

Figure 13-5 shows the annualized stockpile inventory for material above 0.75% Li_2O. RPM notes that mineralized waste with a grade of 0.5% to 0.75% will not be processed as part of the LOM plan, and will be temporarily stockpiled outside the ROM and is not included in the below figure. Mineralized waste or Inferred Mineral Resource are not included in the LOM stockpile inventory below or the Mineral Reserves. Of note Figure 13-5 shows graphically the ore types as outlined in Table 12-6.

.

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Figure 13-5 LOM Stockpile Inventory


Tonnage (Mt)
Year
Fresh_HG
Fresh_MG
Fresh_LG
Fresh_HGLG_Basal
Fresh_HGLG_MicaVeins
Fresh_HGLG_MicaUpper
Fresh_Contact
CF50
OxideTrans
OxideTrans_Contact

13.6 Life of Mine Plan

The LOM plan assumes an active mine life of 25 years, with active mining and processing being completed until 2048. The key physicals relevant to the LOM plan have been summarized in Table 13-1. RPM notes that the LOM plan includes Indicated Mineral Resources only, with Inferred Mineral Resources included as waste.

Table 13-1 LOM Physicals

Parameter	Units (metric)	LOM
LOM Active Mine Period	Years	25
LOM Plant Period	Years	25
Waste Material Moved	Mt	733.9
Ore Mined (ex-pit)	Mt	101.0
Ore Mined (reprocessed tailings)	Mt	14.8
Ore Processed (Feed total)	Mt	115.8
Feed Grade (Total average)	%	1.3
Strip Ratio (ROM)	t:t	6.3
LOM Plant Recovery	%	56.7
Concentrate Tonnes (SC5.5)	dmt	16.4

The key outcomes of the LOM mining and production schedule are shown in Table 13-2, which includes the annualized LOM production schedule for the first five and a half years, and then an average of the remaining mine life.

The emissions intensity baseline shown in Table 13-2 is calculated based on the current Australian Federal Government requirements for emissions reductions to 2050 under the Safeguard Mechanism. This results in a decrease in the emissions baseline beyond 2030. Refer to Section 17 for further details.

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| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 98 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 Table 13-2 LOM Schedule as at 30 June 2024 Units Total LOM 2024 (Jul - Dec) 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 Mining Total Waste mined Mt 733.9 14.5 33.0 33.4 33.1 27.5 25.8 25.3 27.2 29.7 25.9 34.4 32.2 Ore Mined (tailings) Mt 14.8 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Ore Mined (ex-pit) Mt 101.0 1.7 3.3 4.7 4.6 10.9 7.1 5.4 5.9 4.7 8.3 3.1 6.5 Ore Mined Grade (ex-pit average) % 1.38 1.3 1.3 1.3 1.3 1.4 1.4 1.5 1.4 1.3 1.3 1.5 1.6 Ore Mined Total Mt 115.8 1.7 3.3 4.7 4.6 10.9 7.1 5.4 5.9 4.7 8.3 3.1 6.5 Total Strip Ratio Waste t/Ore t 6.3 8.4 10.0 7.1 7.2 2.5 3.6 4.7 4.6 6.3 3.1 11.0 5.0 Plant Ore Processed (tailings) Mt 14.8 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Ore Processed (ex-pit) Mt 101.0 1.5 3.5 3.5 5.2 5.3 5.3 5.3 5.3 5.3 5.3 5.3 5.3 Ore Processed Total Mt 115.8 1.5 3.5 3.5 5.2 5.3 5.3 5.3 5.3 5.3 5.3 5.3 5.3 Feed Grade (total average) % 1.3 1.3 1.3 1.3 1.3 1.3 1.4 1.4 1.4 1.4 1.4 1.4 1.5 Plant Recovery % 56.7 50.3 51.8 56.3 58.3 59.4 59.6 59.6 59.4 59.5 59.6 59.7 59.7 Operational Yield (Product t / Feed t) % 15.4 13.0 13.7 14.5 15.1 15.9 16.7 17.4 16.6 16.3 16.4 17.1 18.6 Concentrate Tonnes (SC5.5) M dmt 16.4 0.2 0.4 0.5 0.7 0.8 0.8 0.8 0.8 0.8 0.8 0.8 0.9 Environmental Emissions Intensity Baseline kt CO2e - 100 132 166 158 100 100 100 100 100 100 100 100 Units 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 2048 Mining Total Waste mined Mt 36.6 36.3 37.6 37.6 38.7 34.7 32.6 33.4 29.5 27.3 21.4 16.1 9.9 Ore Mined (tailings) Mt 0.0 0.0 1.5 1.1 2.0 2.4 2.2 2.2 3.3 0.0 0.0 0.0 0.0 Ore Mined (ex-pit) Mt 1.7 2.7 3.0 2.6 1.5 4.9 6.8 5.8 0.5 0.5 0.3 2.9 1.6 Ore Mined Grade (ex-pit average) % 1.6 1.5 1.4 1.4 1.2 1.3 1.3 1.3 1.5 1.6 1.6 1.4 1.6 Ore Mined Total Mt 1.7 2.7 4.5 3.7 3.5 7.3 9.0 8.0 3.9 0.5 0.3 2.9 1.6 Total Strip Ratio Waste t/Ore t 21.9 13.4 8.4 10.1 11.2 4.8 3.6 4.1 7.6 54.4 62.1 5.6 6.4 Plant Ore Processed (tailings) Mt 0.0 0.0 0.0 0.9 3.5 1.0 0.0 0.0 1.9 4.8 2.7 0.0 0.0 Ore Processed (ex-pit) Mt 5.3 5.3 5.3 4.4 1.6 4.2 5.3 5.3 3.3 0.5 0.4 2.5 2.0 Ore Processed Total Mt 5.3 5.3 5.3 5.3 5.1 5.1 5.3 5.3 5.3 5.3 3.0 2.5 2.0 Feed Grade (total average) % 1.6 1.6 1.4 1.3 1.1 1.2 1.2 1.4 1.2 1.1 1.1 1.3 1.6 Plant Recovery % 59.9 59.9 56.5 52.2 45.4 56.3 59.8 59.7 53.3 41.3 41.8 59.9 59.8 Operational Yield (Product t / Feed t) % 18.9 18.9 16.3 14.2 10.5 13.8 15.0 16.4 13.2 9.6 9.7 16.0 19.4 Concentrate Tonnes (SC5.5) M dmt 0.9 0.9 0.8 0.7 0.5 0.7 0.7 0.8 0.6 0.5 0.3 0.4 0.4 Environmental Emissions Intensity Baseline kt CO2e - 100 100 100 100 100 100 100 100 100 100 100 100 | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 99 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 13.7 Mining Equipment Mining is performed exclusively by truck and excavator fleets. The productive mining fleets (dig units and the associated haul truck) have been detailed in Table 13-3. Table 13-3 Wodgina Major Earth Moving Fleet Equipment Type Dig Unit Truck Fleet Mining Activity Tier 1 Excavators Liebherr R9600 (600-tonne) Komatsu 830E (230-tonne) Waste Mining Tier 2 Excavators Liebherr R9400 (350-tonne) Komatsu 830E (230-tonne) Waste / Ore Mining Tier 3 Excavators Liebherr R9200 (200-tonne) Komatsu HD1500 (140-tonne) Ore / Grade Control Front End Loader Caterpillar 992 (FEL) Komatsu HD1500 (140-tonne) Rehandle 13.8 Equipment Estimate The annual material movement capability of the equipment fleet is estimated with regard to operating hours and production rate (per operating hour) and used as a basis to estimate annual fleet number requirements. Table 13-4 summarizes the primary excavator and haul truck fleet over the LOM plan. The Wodgina LOM assumes that the current mining strategy of owner-operator will continue, so RPM has reviewed the equipment life and replacement requirements across the LOM. MRL as the operator is also responsible for supplying the mine workforce and labor requirements. The excavator fleet will comprise five (5) units in 2024 (excluding front-end loader) and maintain that capacity until 2029, when one of the two 200-tonne excavators is not required until 2034. In 2024, the operation requires 10x Komatsu HD1500 and 7x Komatsu 830E truck fleets, which increase and decrease with production and haulage requirements. The maximum number of rear dump trucks is 40 units in 2042. In addition to the major mining equipment, there is a significant ancillary fleet, including front-end loaders, graders, water carts, dozers, as well as fuel, lube and service trucks. In 2024, the ancillary fleet (excluding drills) includes 44 units. Table 13-4 Major Mining Fleet Summary Equipment 2024 2025 2026 2027 2028 2029 Typical 2030-2048 Excavators Liebherr R9600 (600-tonne) 1 1 1 1 1 1 1 Liebherr R9400 (350-tonne) 1 1 1 1 1 1 1 Liebherr R9200 (200-tonne) 2 2 2 2 2 1 2 Caterpillar 992 (FEL) 1 1 1 1 1 1 1 Total Excavators 5 5 5 5 5 4 5 Rear Dump Trucks Komatsu 830E (230-tonne) 6 13 13 13 14 9 15 Komatsu HD1500 (140-tonne) 10 10 10 10 10 10 10 Total Trucks 16 23 23 23 24 19 25

14. Processing and Recovery Methods

14.1 Process Description

The Wodgina processing plant was originally designed to process ROM ore, with an average grade of ~1.25% Li_2O, into a 6.0% Li_2O spodumene concentrate (SC6.0) using a whole-of-ore flotation process. The plant features a shared crushing circuit that feeds three identical flotation trains, each with a capacity of 1.85 Mtpa. Each train was designed to produce 250 ktpa of SC6.0 concentrate, resulting in a total throughput of 5.6 Mtpa and a combined concentrate output of 750 ktpa. While the comminution circuit is shared, the flotation trains operate as standalone units, but with a common feed source and a shared final concentrate destination.

Train 1 began initial operations in 2019 for commissioning, successfully producing spodumene concentrate before the site entered care and maintenance due to economic challenges. At that time, Trains 2 and 3 were still under partial construction. The site was recommissioned in 2022, with Train 1 resuming operations and construction of Trains 2 and 3 completed in the following years. All three trains are now operational, pending sufficient ore availability to sustain full capacity.

Upon recommencing operations, it became evident that the flotation trains could not consistently achieve design recovery rates at the SC6.0 target grade. Following contractual negotiations, the concentrate grade target was lowered to 5.5% Li_2O (SC5.5), which remains the current production standard for the final concentrate product.

Figure 14-1 shows an overview of the Wodgina processing plant flowsheet.

Figure 14-1 Processing Overview – Block Flow Diagram


Wodgina ex Pit Ore
Dry Plant
Crushing Circuit (common)
Wet Plant
Train 1
Train 2
Train 3
Product Lithium SC5.5
Product Tantalum (GAM)
Dry Stacked Tailings Waste Dumps
Tailings TSF

Figure 14-2 shows an aerial view of the processing plant, highlighting key areas such as the crushing section (dry plant) and the concentrate shed. It also indicates the three flotation trains (wet plant), numbered 1, 2, and 3 from right to left.

The discussion and descriptions below outline the design criteria for each component. RPM considers that the equipment capacities and designs are suitable to achieve the forecast LOM; however, has not been provided actual performance information for detailed review. Of note is the decrease in the concentrate from SC 6.0 to SC 5.5 which is a direct result of performance and increased understand of the orebody and

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shortcoming of the original plant designs. RPM notes that growth and improvement projects underway to increase recoveries to meet forecasts. RPM considers these project suitable.

Figure 14-2 Process Plant Overview – Aerial Image


POWER STATION
WET PLANT
CONCENTRATE SHED
DRY PLANT

14.1.1 Comminution Circuit

The comminution circuit is designed to process ROM ore and reduce its particle size for the flotation circuits. It uses a three-stage crushing process to produce ore smaller than 4 mm, which is then stored in an undercover stockpile. The ore is reclaimed by underground conveyors and fed into a common grinding feed bin.

Additional feed, such as reclaimed lithium-rich tantalite tailings from historic dams, is delivered by truck to an uncovered bypass stockpile. This material bypasses the crushing circuit and is fed directly into the grinding circuit feed bins.

Crushed ore or reclaimed tailings then overflow into individual grinding mill feed bins for each processing train, producing a final product with a grind size of P80, 180 µm.

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Figure 14-3 shows a process Block Flow Diagram of the common crushing circuit

Figure 14-3 Comminution Circuit – Block Flow Diagram


TSF3 Reclaim
ROM
Primary Crushing
(Gyratory)
Secondary Crushing
(Cone Crushers)
Tertiary Crushing
(HPGR Crushers)
Screening
(Double Deck)
Bypass Stockpile
(uncovered)
Crushed Ore Stockpile
(covered)
Grinding
(Feed Bin for Trains
1, 2, & 3)

Figure 14-4 shows an aerial view of the common crushing circuit.

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Figure 14-4 Crushing Circuit – Aerial View


Primary Crusher
Secondary & Tertiary Crushers
Sizing Screens
Coarse Ore Stockpile
Bypass Stockpile

Crushing

The crushing circuit consists of a three-stage process using a primary gyratory crusher, secondary cone crushers, tertiary High-Pressure Grinding Rolls (HPGRs), and double-deck banana sizing screens, as described below.

Primary Crusher

Ore is fed into a Metso 60-89 gyratory crusher with a 150 mm open side setting. The primary crushed ore is conveyed to double-deck banana sizing screens with apertures of 40 mm on the top deck and 7.5 mm on the bottom deck.

Secondary Crusher

Oversize material from the top deck is conveyed to two 7' Symons SXHD cone crushers with a 25 mm closed side setting. The secondary crushed ore is then sent back to the double-deck screen for further sizing.

Tertiary Crusher

Oversize material from the bottom deck is conveyed to three 1.4 x 1.0m HPGR units. Tertiary crushed ore is also sent back to the double-deck screens for sizing.

Sizing Screen

Crushed ore from the primary, secondary, and tertiary circuits is conveyed to the double-deck banana sizing screen. Oversize from the top deck is sent to the secondary crushers, while oversize from the bottom deck is sent to the tertiary crushers. Undersize material (<4 mm) from the bottom deck is conveyed to the crushed ore stockpile.

Crushed Ore Stockpile

Crushed ore is stored in an undercover stockpile with a capacity of 90,000 t, equivalent to around 98 hours of crushing circuit operation. Five (5) reclaim feeders beneath the stockpile transfer the ore to a single conveyor that feeds into the Fine Ore Bin.

COS Bypass Stockpile

A COS Bypass uncovered stockpile area and recovery system were included in the original design to bypass the coarse ore stockpile and send material directly to the conveyor feeding the grinding circuit as an

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alternative to the COS. This system consists of a loading hopper for reclaiming stockpiled ore, located adjacent to the undercover shed, where ore is loaded by a front-end loader. The stockpile area has been used during the processing of reclaimed tailings material or when maintenance is required on the coarse ore stockpile shed and conveyor system.

Grinding

The milling circuit marks the division of the process plant into three (3) separate processing trains.

Fine Ore Bin

The Fine Ore Bin is a single bin divided into three sections. Crushed ore is primarily fed into the Train 1 section, with overflow directed to the Train 2 and Train 3 compartments.

Ball Mills

Each section of the Fine Ore Bin feeds into identical processing trains. Each train is equipped with a 4.57 x 6.49 m ball mill. The ball mills operate in closed circuit with a cyclone cluster, maintaining a recirculating load of 250% to produce a cyclone overflow product with a particle size of 180 µm.

14.1.2 Beneficiation Circuit

The beneficiation circuit processes the grinding circuit product with a P80 of 180 microns. It begins with desliming cyclones to remove clay and iron-rich slimes sent to tailings. A magnetic separation circuit follows, extracting a magnetic tantalum-rich stream that is further processed by gravity separation to produce a tantalum product. The non-magnetic stream then passes through a pre-flotation circuit to remove sulphide minerals, mainly pyrite, followed by a conventional flotation circuit to concentrate Li_2O into a flotation concentrate product. The resulting barren flotation tailings are either dry-stacked or sent to a TSF. Ore body knowledge and operational experience has significantly improved the performance of this portion of the plant which operates as needed. Of note is the knowledge base of processing 'contact ore' which is impacted by sulphide content.

Figure 14-5 shows a block flow diagram of the common design used for Trains 1, 2, & 3.

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Figure 14-5 Processing Train Example – Block Flow Diagram


Comminution Circuit
(Crushing)
Individual Train
(Trains 1, 2, 3)
Gringing
Ball Mill
Deslime
Cyclones
o/f
u/f
Non Mags
Magnetic Separation
LIMS & WHIMS
Mags
Pre-Flotation
Tail
Tails Thickener
Density Separation
Spirals & Tables
Tails
Rougher / Rougher
Scavenger Flotation
Tail
Tail
u/f
1st Cleaner
Flotation
cons
Tails Dewatering
Cyclones
o/f
Tail
2nd Cleaner
Flotation
u/f
Tail
bypass
3rd Cleaner
Flotation
Concentrate
Dewatering
(Thickeners & Filters)
Product
Lithium SC5.5
Product
Tantalum (GAM)
Dry Stacked Tailings
Waste Dumps
Tailings
TSF

Figure 14-6 shows an aerial overview of the processing Trains 1, 2 &3, the concentrate storage shed, and the tailings screening area. The figure also shows the potential future location of Train 4, adjacent of Train 3.

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 105 of 178 |

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| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 106 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 Figure 14-6 Processing Trains 1 to 3 – Aerial View Desliming The milled product is pumped through two stages of desliming cyclones. The final cyclone overflow (<10 microns) is sent to the tailings thickener, while the underflow moves to the magnetic separation circuit. Magnetic Separation Deslimed ore first passes through Low Intensity Magnetic Separators (LIMS) followed by Wet High Intensity Magnetic Separators (WHIMS). The magnetic stream from the LIMS is discarded to tailings, while the non- magnetic fraction is sent to the WHIMS. The WHIMS magnetic product stream is sent to gravity separation for tin and tantalum recovery. The non-magnetic stream from the WHIMS is directed to the pre-flotation circuit. This component is to be upgraded as part of the growth project forecast by MRL. RPM agrees with this approach. Gravity Separation The magnetic product is further upgraded via gravity separation using spiral separators and shaking wet tables. The dense concentrate stream is recovered and sent to the GAM bagging plant, while the middlings and tailings from the final shaking tables are sent to the tailings thickeners. Flotation The flotation circuit upgrades the Li2O content, producing both a concentrate and a tailings stream. Pre-Flotation The pre-flotation circuit removes sulphide minerals typically found in metasediment waste from contact ore zones. This circuit can be bypassed when processing low-contact waste ores. The pre-flotation section consists of four RSC40HD and three RSC5HD flotation cells per train. Non-selective sulphide flotation reagents are used to separate sulphide minerals into the tailings stream, while the remaining material moves on to the Li2O rougher flotation. Pre-float concentrate is sent to the tailings thickeners, and the tailings stream proceeds to the lithium flotation circuit. RPM notes that the pre-floatation is used when required at of processing ‘contact ore’. A key to the plant is the consistent blend required to ensure recoveries are met. This is a noted path of the LOM plan, with plants operating via stockpiles. | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 107 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 Rougher & Scavenger Flotation Tailings from pre-flotation are sent to rougher flotation cells. Rougher concentrate moves to the first cleaner cells, while rougher tailings proceed to scavenger cells. Scavenger concentrate is returned to the rougher stage, and scavenger tailings are sent to the final tailings circuit. The rougher flotation circuit includes four RSC40HD flotation cells per train, and four scavenger per train as noted in Table 14-3. Cleaner Flotation Rougher concentrate moves to the first cleaner cells, which include three RSC40HD flotation cells per train. The first cleaner concentrate moves to the second cleaner circuit, while tailings return to the rougher/scavenger circuit. The second cleaner circuit consists of four RSC40HD flotation cells per train. The second cleaner concentrate moves to the third cleaner stage, and tailings return to the first cleaner circuit. The third cleaner stage, with two RSC40HD flotation cells per train, produces the final concentrate sent to the dewatering circuit. Tailings from the third stage return to the second cleaner circuit. 14.1.3 Concentrate Processing The flotation concentrate from the third cleaning circuit of each process train is sent to its respective concentrate dewatering circuit. Each dewatering circuit includes thickening and filtering stages. The filtered concentrate from each train is transferred via a shared conveyor to a single storage shed for later transport to the port. Dewatering Thickening Concentrate from the third cleaner cells is directed to a 15 m diameter thickener for each train. The thickener underflow is pumped to the filters, while the overflow is returned to the process water circuit. Thickener underflow is then sent to the associated train's concentrate filter belt. Filtering The thickener underflow is pumped to a JORD belt filter, which produces a final concentrate with less than 10% moisture. The filter cake is deposited onto a shared conveyor belt that transports the final concentrate to the storage shed. If the concentrate is suspected to be off-grade, it can be diverted to a second conveyor that discharges outside the storage shed. While previous moisture content has varied, including above product specification, this is expected to consolidate based on recent performance. Storage & Shipment Storage Shed (Covered) The concentrate storage shed has five open bays with a concrete base and a total capacity of 15,754 tonnes. A front-end loader rehandles concentrate into quad road train trucks for transfer to an intermediate staging storage yard managed by the haulage contractor or directly to the port for shipment. Storage Shed (Uncovered) The area around the storage shed has been concreted since the plant's original construction, increasing the available storage space. However, this additional area is uncovered, requiring rehandling of concentrate material initially deposited in the concentrate storage shed via a conveyor. 14.1.4 Tailings Processing The tailings circuit is designed to process the combined tailings from all three operational trains. The tailings can be further separated into coarse and fine fractions, enabling the coarse fraction to be dry-stacked on waste dumps, while the fine fraction is directed to the TSF (Tailings Storage Facility). Each flotation train generates a tailings stream, which is thickened in individual thickeners on the process trains. These are then either combined and sent to the desand plant and screens, or directly transferred to the TSF. The tailings stream consists predominantly of flotation tailings, with a small magnetic fraction removed in the

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magnetic separation stage, along with cyclone overflow from the desliming stage, which removes clay-bearing and iron-rich clay materials.

Combined Tailings

Tailings from the desliming circuits, WHIMS magnetic fraction, tantalite shaking table middlings and tailings fractions, scavenger flotation circuit, pre-flotation concentrate, dewatering cyclone overflow, and concentrate thickener overflow all report to a 26 m diameter thickener circuit for each processing train.

Tailings Screening

Tailings from the combined stream may also be directed to dewatering cyclones before entering a dedicated desanding screening circuit. Each train utilizes nine 250 mm cyclones to generate a coarse tailings product, which is fed to three tailings screens with apertures ranging from 300 to 500 µm, producing a dry stackable tailings product with approximately 20% moisture. The designed split of screen oversize to undersize is around 60% for the coarse, dry-stacked tailings and 40% for undersize tailings sent to the TSF, though this ratio may shift to around 50:50 depending on the ore types processed.

The screen oversize represents the final coarse or dry-stacked tailings, which are conveyed and transported via mining trucks to the waste dumps. The screen undersize is sent to a common pump hopper for disposal.

Final Tailings

The screen undersize is combined in a common pump hopper and pumped to the active TSF. Alternatively, if the coarse tailings screening plant is not in operation, the combined tailings stream can be sent directly to the designated TSF.

14.1.5 Reagents

The reagents for the three processing trains are nearly identical, as each train receives the same feed material from the crushing circuit, meaning they all process similar, if not identical, material. The reagents can be broadly categorized into grinding media, flotation reagents, and dewatering agents.

Grinding

The original design for the grinding circuit included 50/65 mm high-chrome steel balls in the ball mills. However, usage rates have varied as operational knowledge and experience have increased over time.

Flotation

The pre-flotation circuit was initially designed to use Sodium Isobutyl Xanthate (SIBX) for the non-selective flotation of sulphide minerals. However, this circuit can be bypassed if the sulphide content is insufficient. In the combined flotation circuit, which includes scavenger and cleaner flotation stages, each train utilizes pine oil as a frother, Tall Oil Fatty Acid (Oleic acid) as a collector, and soda ash for pH adjustment. Reagent dosages have been adjusted over time based on ore quality and ongoing plant optimization.

Dewatering

A dry flocculant powder is mixed in a flocculant preparation station before being added to the concentrate thickener at approximately 5 g/t and to the tailings thickener at around 50 g/t.

Water

Each process plant train depends on recycled water from within the process and water returned from the tailings dam. Water quality is crucial for the flotation process, with most water treated through dedicated Reverse Osmosis (RO) plants.

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14.2 Process Plant Design

The processing plant was designed to use whole ore flotation as the sole method for Li_2O recovery, without incorporating Dense Media Separation (DMS), which is commonly used as part of a hybrid DMS/flotation approach in similar operations. MRL contributed to the design, drawing on expertise from its in-house companies, Crushing Services International (CSI) and Process Minerals International (PMI). However, the process design was largely developed by the Minnovo process engineering group, with key documents such as the Process Design Criteria (PDC), Mass Balance (MBAL), Process Flowsheet Diagrams (PFD), and Equipment Lists sourced from Minnovo.

The plant design includes a common crushing section that feeds three identical processing trains, each with a capacity of 1.85 Mtpa, producing 250 ktpa of 6% Li_2O concentrate per train. This results in a total feed of 5.6 Mtpa and a total concentrate output of 750 ktpa.

Although all three processing trains are operationally available, the plant has not been able to consistently run more than two trains, with one typically on standby. This limitation has been due to several factors, including delays in external approvals, an inadequate supply of raw and RO water, insufficient ore feed to the crushing plant, and restricted crushing plant production rates.

14.2.1 Process Design Criteria

Table 14-1 shows a simplified version of the Process Design Criteria as sourced by the Minnovo document P037-DCR-PR-001.

Table 14-1 Process Design Criteria

Parameter	Units	Combined	Train 1	Train 2	Train 3
Overview					
Feed Tonnes	Mtpa	5.55	1.85	1.85	1.85
Li_2O Feed Grade	%	1.25	1.25	1.25	1.25
Li_2O Concentrate Grade	%	6.0	6.0	6.0	6.0
Li_2O Concentrate Production	t/y	750,000	250,000	250,000	250,000
Li_2O Recovery	%	65.0	65.0	65.0	65.0
Ore					
CWI	kWh/t	15			
UCS	Mpa	200-300			
Ore SG Average	t/m³	2.7			
Bulk Density Crushed Ore	t/m³	1.65			
Ore Moisture Content - Average	%	3.0			
Abrasion Index - Testwork	g	0.36			
Abrasion Index - Design	g	0.38			
Bond Ball Mill Work Index - Nominal	kWh/t	14.8			
Bond Ball Mill Work Index - Design	kWh/t	15.2			
Crusher					
Nominal Throughput	t/y	5,538,462			
Available Operating Hours Per Year	h	8760			
Plant Utilization	%	68.5			
Effective Operating Hours	h/y	6000			
Concentrator					
Nominal Throughput	t/y	5,538,462	1,846,154	1,846,154	1,846,154
Plant Utilization	%	91.3	91.3	91.3	91.3
Effective Operating Hours	h/y	7998	7998	7998	7998
Nominal Feed Rate	t/h	693	231	231	231

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 109 of 178 |

This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc. 2025

Parameter	Units	Combined	Train 1	Train 2	Train 3
Ore Characteristics					
ROM					
F100	mm	1200			
Crushing Plant					
Primary Crushing					
Feed Rate - Design	t/h	1,125			
Feed Rate - Nominal	t/h	923			
Type		Gyratory			
Number	#	1			
Open Side Setting	mm	150			
Secondary Crushing					
Feed Rate - Nominal	t/h	1012			
Type		Cone Crusher			
Number	#	2			
Closed Side Setting	mm	150			
Tertiary Crushing					
Feed Rate - Nominal	t/h	1380			
Type		HPGR			
Number	#	3			
Sizing Screen					
Feed Rate - Nominal	t/h	3514			
Type		Double Deck Banana			
Number	#	3			
Aperture - Top Deck	mm	40			
Aperture - Bottom Deck	mm	7.5			
Crushed ore stockpile					
Capacity	t	90,000			
Capacity (crushing time)	h	98			
Grinding Plant					
Feed F_{80}	mm	3.5	3.5	3.5	3.5
Product P_{80} - Average	um	180	180	180	180
Product P_{80} - Design	um	212	212	212	212
Mills					
Feed Rate	t/h	693	231	231	231
Type			Ball mill	Ball mill	Ball mill
Number	#	1	1	1	1
Size (Inside Shell Diameter x EGL)	m		4.57 x 6.49	4.57 x 6.49	4.57 x 6.49
Recirc Load	%		250	250	250
Deslime Cyclones					
Stage 1 - Overflow P_{80}	um		20	20	20
Stage 1 - Overflow P_{80}	um		10	10	10
Flotation					
Roughing					
Feed	t/h	651	217	217	217
Solids concentration	%		30	30	30
Number of conditioning tanks	#		5	5	5

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Parameter	Units	Combined	Train 1	Train 2	Train 3
Concentrate grade	%		4.0	4.0	4.0
Recovery	%		80	80	80
Scavenging					
Feed	t/h	558	186	186	186
Grade	%		2.5	2.5	2.5
Cleaner 1					
Feed	t/h	222	74	74	74
Grade	%		5.0	5.0	5.0
Cleaner 2					
Feed	t/h	183	61	61	61
Concentrate grade	%		5.5	5.5	5.5
Cleaner 3					
Feed	t/h	129	43	43	43
Concentrate grade	%		6.0	6.0	6.0
Concentrate Dewatering					
Concentrate Thickener					
Diameter	m		15	15	15
Design Feed Rate - Nominal	t/h	93.9	31.3	31.3	31.3
Concentrate Filter					
Type			Belt	Belt	Belt
Cake Moisture	%		<10	<11	<12
Concentrate Storage (Shed)	t	15,754			
Concentrate Storage (Shed)	days	7			
Tails Dewatering					
Thickener					
Number	#		1	1	1
Size (Diameter)	m		26	26	26
Design Feed Rate (full plant case)	t/h	597.9	199.3	199.3	199.3
Design Feed Rate (split tails)	t/h	254.4	84.8	84.8	84.8
Cyclones					
Size (Diameter)	mm		250	250	250
Number	#		9	9	9
Design Feed Rate	t/h	594	198	198	198
Screen					
Number	#		3	3	3
Feed rate	t/h	405	135	135	135
Aperture	um		300 - 500	301 - 500	302 - 500
Screen oversize	t/h	345	115	115	115
Tailings					
Dry stack offline	t/h	597.9	199.3	199.3	199.3
Dry stack	t/h	345	115	115	115
Fine Tails	t/h	252.9	84.3	84.3	84.3
Water					
Raw Water					
Demand	m^3/h	270	90	90	90
	GL/a	2.5			

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 111 of 178 |

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Parameter	Units	Combined	Train 1	Train 2	Train 3
Storage	m^3	1,064			
RW to Proc water make up	m^3/h	46.5	15.5	15.5	15.5
Process Water					
Storage	m^3	5,000			
Demand	m^3/h	6,600	2,200	2,200	2,200
Reagents					
Flocculant					
Cons Thickener Dose Rate	g/t		5	5	5
Tailings Thickener Dose Rate	g/t		50	50	50
Storage	days	7			
Oleic Acid					
Dose Rate	g/t		2,947	2,947	2,947
Storage	days	7			
Soda Ash					
Dose Rate	g/t		735	735	735
Storage	days	9			
Pine Oil					
Dose Rate	g/t		20	20	20
Storage	days	7			

14.2.2 Mass Balance

Table 14-2 shows a simplified version of the Mass Balance as sourced by the Minnovo document P037-CAL-PR-001. As noted, the plants have not achieved designed criteria for several reason, of note is the change in product specification from SC6.0 to SC5.5 to minimize the impact of the design issues.

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Table 14-2 Wodgina – Mass Balance

Stream		Comminution		Deslime		Iron Removal		Pre Flotation		Lithium Flotation	
Description	Units	Crushing	Grinding Cyclone O/F	Cyclone Overflow	Cyclone Underflow	Combined Mags	Non Mags	Concentrate	Tailings	Concentrate	Tailings
Solids	dt/h	923.1	230.8	13.7	217.1	18.2	198.9	1.7	197.2	31.3	165.9
	SG t/m^3	2.70	2.70	2.70	2.70	3.50	2.64	2.75	2.64	3.10	2.57
	m^3/h	341.9	85.5	5.1	80.4	5.2	75.3	0.6	74.7	10.1	64.6
Water	t/h	28.5	428.7	792.8	130.5	413.5	448.2	10.1	453.1	3.5	452.9
	SG t/m^3	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00
	m^3/h	28.5	428.7	792.8	130.5	413.5	448.2	10.1	453.1	3.5	452.9
Slurry	t/h	951.6	659.5	806.5	347.6	431.7	647.1	11.8	650.3	34.8	618.8
	% solids	97.0%	35.0%	1.7%	62.5%	4.2%	30.7%	14.4%	30.3%	89.9%	26.8%
	m^3/h	370.4	514.2	797.9	210.9	418.7	523.5	10.7	527.8	13.6	517.5
	SG t/m^3	2.57	1.28	1.01	1.65	1.03	1.24	1.10	1.23	2.56	1.20
Li_2O	%	1.25	1.25	1.03	1.26	2.99	1.16	1.09	1.16	6.00	0.25
	Units	1,154	289	14	274	44	231	2	229	188	41
	Recovery		100%	5%	95%	15%	80%	1%	79%	65%	14%

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 113 of 178|

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14.2.3 Equipment List

Table 14-3 shows a summarized version of the Mechanical Equipment list as sourced by the Minnovo document P037-LST-ME-001.

Table 14-3 Wodgina – Mechanical Equipment List

Description	Vendor	Model	Units
Primary Crusher	Metso	60-89 MK 11 Superior Gyratory	1
Secondary Crusher	Symons	7" Cone Crusher	2
Tertiary Crusher	CSI	HPGR	4
Screen	Schenk	Double Deck	3
Ball Mill	CITIC	2.6MW Mill - Ø4.57 x 6.49m EGL	3
Deslime Cyclone Clusters	Weir	150CVX10 / 250CVX10 CAVEX	6
LIMS	Steinert	1200x3050 Wet Drum	6
WHIMS	Longi Magnet Co	LGS-3000	6
Spiral Separator Banks			6
Shaking Tables			6
Primary Cyclone Cluster	Weir	650CVX-BP CAVEX	3
Pre-Flotation Rougher Cells	Metso	RCS40HD	12
Pre-Flotation Cleaner Flotation Cells	Metso	RCS5HD	9
Rougher Flotation Cells	Metso	RCS40HD	12
Scavenger Flotation Cells	Metso	RCS40HD	12
First Cleaner Flotation Cells	Metso	RCS40HD	9
Second Cleaner Flotation Cells	Metso	RCS40HD	12
Third Cleaner Flotation Cells	Metso	RCS40HD	6
Concentrate Belt Filter	JORD	J305 4V24	3
Concentrate Thickener	Outotec	15m Diam HRT	3
Tailings Dewatering Cyclone Pack	Weir	12x250CVX10 CAVEX	3
Tailings Thickener	Outotec	26m Diam HRT	3
RO Plants	Osmoflo		3
Flocculant Blower	BASF	Greenco	1
Flotation Air Blowers	Metso	ES126-5P	9
Air Compressor	Atlas Copco	G200	2

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15. Infrastructure

Wodgina is operated 24 hours a day through all seasons and is supported by significant infrastructure including crushing plant, spodumene concentrator trains, water bore fields, natural gas pipeline and power station, accommodation camp, administration buildings, maintenance facilities, diesel storage, aviation fuel storage, access roads, dedicated airport able to service Airbus A320 jets, water storage and tailings storage facilities.

15.1 Site Access

The Operation is primarily accessed via the Great Northern Highway, which provides direct connectivity from Port Hedland, approximately 120 km to the north. This route facilitates the transport of goods and services to and from site.

Once the lithium concentrate is processed, it is transported by truck along the fully sealed Great Northern Highway, before reaching the port in Port Hedland. This direct road route ensures efficient and reliable transport of the product for export.

On site, the roads are mostly gravel, while sealed bitumen roads surround the processing plant.

15.2 Airport

The Wodgina airport, owned by the MARBL Joint Venture but operated by a wholly owned subsidiary of MRL, currently has approximately six flights a week from Perth. The Airport Agreement between PMI (wholly owned subsidiary of MRL), includes management and operation of the airport facility, booking of flights, transport to the airport, liaising with incoming and outgoing flights and checking in and checking out travelers.

The nearest large regional airport is located in Port Hedland.

15.3 Port

Concentrate produced is transported by road to Port Hedland, which hosts an international deep-water port facility for export to global markets.

The Pilbara Port Authority (PPA) is currently developing the Lumsden Point multi-user minerals concentrate facility detailed in Figure 15-1. The future operational plan for the Lumsden Port Precinct is to provide an alternative to currently operating Berths 1 and 2 at the Eastern side of the harbor and to reduce traffic movements in the town of Port Hedland. The facility will be capable of receiving break bulk consignments as well as providing capacity for bulk materials exports in the form of minerals concentrates.

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Figure 15-1 Lumsden Point Port


CV200
TS101
CV101
TS100
CV100
Shed 4
Shed 3
Truck Dump Facility

Source: The Company, 2024

The Minerals Precinct includes a Wodgina storage shed, Pilbara Minerals storage shed and two PPA multi-user storage sheds, all with a common outload system feeding a new berth (PH5 bulk cargo and PH6 mineral concentrate). The PPA are targeting PH5 completion in December 2025 and PH6 in December 2026. RPM notes that this project is being undertaken by the port operator is to replace and increase the current port facilities.

The Wodgina storage shed (Figure 15-2) basis of design has included:

- Annual Throughput: 1.75 Mtpa
- Inloading rate: 2000 tph
- Outloading rate: 3,500 tph (aligned to PPA ship loader capacity, HandyMax / UltraMax)
- Truck Configuration: RAV10 quad road train with a 140 t payload
- Product Storage Requirements: targeting 160 kt for a single stockpile

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Figure 15-2 Port Lumsden Product Storage


65400
4715
29270
36130
37540
TRIPPER
PORTAL SCRAPER
RECLAIMER
~14300
~10000
OFFLOAD FEEDER
OUTLOAD CONVEYOR
11550
7530
3976
51766 RECLAIMER RAILS
2128
SECTION
D
0001

15.4 Site Buildings

The on-site buildings include workshop facilities, an accommodation camp, stores, fuel storage and refueling facilities, explosive magazine compounds, process water ponds, a laboratory, administration facilities, offices, and ablution facilities (Figure 15-3).

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Figure 15-3 Site Layout


Lithium Plant
Maintenance Workshop
Administration Buildings
Image © 2024 Airbus

Source: Google Earth, 2024

The accommodation village on-site currently houses 700 people. A new camp (Kangan camp) is currently being built with an additional 200-room capacity (Figure 3-1). The works are expected to be completed by the end of 2025. The Accommodation Camp Agreement includes the operation and management of the accommodation camp, catering services, janitorial services and waste management. Accommodation camp rates are based on per-person-day rates that reflect the level of camp occupancy.

15.5 Power Supply

The Operation's power supply is generated by an on-site gas-fired power station, which MARBL JV owns and MRL operates on behalf of the MARBL JV. The power station has an installed capacity of 48 MW and supplies energy to the entire Operation through an extensive distribution network. The gas is delivered to site via a lateral pipeline connected to the Pilbara Energy Pipeline, with the necessary transport agreements in place to facilitate this supply.

The gas required to run the station is sourced from multiple suppliers under rolling annual contracts. For 2024, a firm supply of 43.9 TJ per day was secured through an agreement between the Company and Shell Energy Australia Pty Ltd. The Company also has an agreement with Gas Trading Pty Ltd, allowing them to purchase additional gas on the spot market as required.

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15.6 Water Supply

15.6.1 General Overview

Wodgina is located in the Pilbara region of north-western Western Australia, approximately 110 km west of Marble Bar and 100 km south of Port Hedland. The hot desert climate is known for its very hot summers, with most rainfall occurring during the summer, sometimes with intense short-term rainfall due to tropical cyclones. Annual average rainfall at Marble Bar is a 300-350 mm, but annual pan evaporation approaches 4,000 mm. In this environment, Wodgina relies on groundwater as its primary source of water supply.

The hydrogeology at the Operation is described in Section 7.7; however, groundwater inflows into the operating Cassiterite Pit have been estimated by simple modelling to be of the order of 0.9 l/s or 80 kl/d. In such a hot climate, this rate of inflow is often almost invisible, as seepage reports to the base of pit walls and sometimes to the pit floor, at a rate less than the evaporation rate. The only provision for mine pit dewatering is sump pumps, which are likely to be needed only after heavy rain directly into the pit. No information has been provided about the frequency with which such rainfall and dewatering occurs, but the volume of water pumped would contribute little towards water demand for processing and other uses.

Water supply security for Wodgina must be considered in the context of water demand, which is driven by mineral processing (with some water ultimately exported in spodumene concentrate, but mostly contained in tailings in TSFs), dust suppression and potable water requirements. At any stage of development of processing capacity, the demand is relatively constant, but demand will obviously increase as the plant expands to three trains. There appears not to be a Water Management Plan for site that summarizes water requirements, reports on historical water usage or makes predictions of future water requirements. It seems that the water supply system operates "on demand", with minimal storage on site and additional groundwater is simply pumped when required.

Figure 15-4 shows a simplified flow sheet for water supply on site. The break tank is like a raw water pond, accepting water from multiple sources, including seepage from the TSFs and pumping from the old Wodgina Pit which acts as a small water reservoir on site. Before use in the process plant, water is treated by reverse osmosis, currently with two RO plants and a small RO plant for potable water supply (drinking water, gland water etc.). Brine from the RO plants and some other poor quality sources on site are used to supply a water cart for dust suppression. The TSF3E and Atlas pit are operated with a decant ponds and efforts are made to return supernatant to the process pond.

The simplified flowsheet does not show RO rejects which accounts for approximately 30% of the throughflow and are disposed of by evaporation in lined evaporation ponds. The two larger RO plants are currently approved to produce 0.82 Gl/y of reject water.

Figure 15-4 Simplified Water Flow Sheet


Old borefield
Breccia borefield
Atlas borefield
Other bores
North borefield
Break tank
RO plant
Process tank, pond
Wodgina pit
decant
return
Wet plant
wet tailings
Potable RO
seepage
TSF3e and Atlas in-pit TSF

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| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 120 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 15.6.2 Borefields Groundwater is currently pumped from multiple bore fields within and beyond the Operation’s footprint. Groundwater is drawn from three main bore fields in fractured rock aquifers offsite: the Old borefield 8 km to the north of the Operation, the North borefield 18 km to the north and Breccia borefield 25 km to the east; have capacities of 10 L/s, 30 L/s and 35 L/s, respectively. In addition, the Pipeline borefield consists of bores located along the pipeline between the Breccia borefield and site; and supplies 20 L/s. The Atlas borefield to the south of current mining area is near the old Atlas pits (current TSF) and has a capacity of 20 L/s. The Airstrip borefield, just to north of site, supplies 15 L/s. Combined these six sources supply 130 L/s or 11.2 ML/d. In addition to the above borefields, late in 2023, five additional bores were developed, two of them inside the mining area supplying 10 L/s and three along the Breccia pipeline providing another 20 L/s. Two new bores along the Airport road will soon supply 10 L/s. When these sources are tied in, the overall capacity of the water supply system will be 180 L/s or 15.6 ML/d. As noted in Section 17, the Operation has approved licenses allowing abstraction of 15.4 ML/d or 5.61 GL/y. While 130 L/s can support two trains in the process plant along with site requirements, and 180 L/s can support three trains, the Company has been actively working to identify additional sources. Options include the installation of additional bores within existing borefields along the Breccia Branch corridor, in the Northern Plains, in L 45/501 & L 45/502 (also known as Breccia south) and in a paleochannel considerably further to the north. These potential sites are shown in Figure 15-5. Studies and negotiations are also underway to assess the viability of purchasing water from third parties with adjacent tenure, some of whom may have excess water. Highly transmissive groundwater resources in the region are well described in a report by Golder in 2019. There is a wealth of experience in development of new groundwater sources in this area, and the operator’s confidence in meeting demands by adaptive management is considered justifiable. The operating team has experience and appears to understand the expansion plans, the time required to gain approval for exploration and the time required to develop and gain approval to take additional groundwater resources. RPM notes there is some evidence that the yield of existing bores is decreasing slightly, but such decreases can be compensated for by adding an additional bore when necessary. RPM highlights that the LOM presented in this Report includes the addition of a third train in 2027 allowing the Company suitable time if additional water sources are required. Figure 15-5 Potential Bore field locations Source: The Company, 2024 | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 121 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 15.6.3 Water Balance Available reports do not provide detailed information to identify all flows in the simplified flowsheet. Annual environmental reports are focused on reporting the water quality in pumping and monitoring bores rather than the volumes that have been pumped and how the water has been used. RPM is however of the opinion that the Operation does not require dynamic water balance modelling since flows are relatively steady and controlled by plant throughput and tailings slurry density; however, it is recommended to ensure no shortages occur in the future. It appears that the water demand of each train is approximately 50 L/s and that about 30 L/s is needed for dust suppression and potable water. While there are suitable plans to supply sufficient water for the LOM, RPM recommends that the Operation prepare and maintain an operational Water Management Plan (WMP), a living document focused on ensuring that all staff understand the most important operational issues on site related to water. Managing water requires a multidisciplinary approach, preferably with a leader nominated by the Mine Manager to ensure proper integration of water management on site. The focus of an operational WMP is on ensuring water supply security, management of excess water in times of heavy rain and management of contaminated water that cannot be discharged from site. Implementing such a plan often leads automatically to compliance with regulatory requirements, but the focus of the document is quite different, it is an internal document and is not part of an outwardly focused Environmental Management Plan. 15.7 Tailings Disposal 15.7.1 General Overview The tailings are split into either the coarse stream or fine stream in the ore processing plant. The coarse tailings (approximately 55% of the total tailings produced) from the ore processing are dewatered to a moisture content of approximately 25% (by weight) before being trucked to the Eastern Waste Landform for co-mingling with waste rock. The remaining (approximately 45%) conventionally thickened fine tailings were pumped to TSF3E and deposited into the In-Pit TSFs southwest of the Eastern Waste Landform; however, all tailings are pumped to the Altas in-pit TSF. There are four (4) existing tailings storage facilities (TSFs) including TSF 1,2 3 (and 3E), and the Atlas in- pit TSF referred to in Figure 15-6.

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 122 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 Figure 15-6 Tailings Storage Facilities at Wodgina Source: CMW Additional TSF Options, 2023 TSF1 is a paddock-type storage facility with TSF2 and TSF3 constructed as valley storage facilities. TSF1 and TSF2 are decommissioned and have had infrastructure built on top, while TSF3 is inactive and has had a capping applied as a dust mitigation measure. TSF3 was partially remined and is planned to be reprocessed as part of the LOM Plan. The above three facilities have been capped and are utilized for other purposes such as: ▪ Heavy Mining Equipment (HME) Workshop, Stores and Offices. ▪ ROM Pad, Skyway, and Fixed and mobile crushing areas. ▪ Dry stack load out, Fuel Storage and refueling. ▪ Laydown Areas, Monitoring Bores. ▪ ERT Training, Stockpiles, and Infrastructure corridors. TSF3E was designed to store 3.0 Mt of tailings solids (based on 1.5 t/m3 dry density), with an approximate tailings surface area of 13 ha and a maximum embankment height of 37 m. TSF3E is located in a steep- sided valley at the upstream south wall of existing TSF 3. The TSF3E embankment is partly founded on the southern embankment of TSF 3, which has been raised from the RL 260 m crest level to RL 275 m crest level. The downstream raise of TSF 3 embankment extends into the TSF3E footprint (noting the embankment is not supported on tailings), onto the natural rock slope at the left (west) abutment and onto the existing mine waste pile at the right (east) abutment. A bituminous geomembrane (BGM) liner over geotextile (Bidim A34) was installed on the upstream face of the embankment to reduce seepage losses. An 8 m zone of compacted select mine waste forms the tailings storage side of the embankment. This zone was constructed to extend the embankment onto the mine | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 123 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 waste dumps at the eastern side of the facility, with the BGM liner extended along the eastern side of the embankment. The decant access ramp that separates the main embankment from the eastern embankment is not lined with BGM. The decant pump infrastructure is positioned on the access ramp to recover water for mineral processing. The upstream toe of TSF3E embankment incorporates a keyway trench excavated to 'rock' in order to reduce seepage losses. Sub-aerial tailings deposition from a single point discharge (two adjacent tailings delivery pipelines) was positioned at the head of this cross-valley TSF. Tailings deposition into TSF3E ceased on 25 July 2023. Tailings deposition into the Atlas in-pit TSFs (Constellation, Dragon, Arvo and Anson) commenced on 26 July 2023. Figure 15-7 shows TSF3E in August 2023. Figure 15-7 TSF3E Source: Red Earth Engineering, 2023 As the respective pits fill with tailings, the discharge point is moved as required, with the decant pond and pump progressively moved up the respective haul ramps. The tailings deposition plan calls for tailings deposition to be cycled between the pits, such that the pits are filled concurrently. Anson and Arvo Pits are planned to receive tailings 84% of the time, with Dragon and Constellation Pits receiving tailings 10% and 6% of the time, respectively, (i.e. 3 and 2 days per month, respectively). The intent of this deposition strategy is to optimize the consolidation of the tailings during operations to decrease tailings permeability and reduce seepage losses from the pits. 15.8 Design Responsibilities and Engineer of Record The TSF designs for the Atlas In-Pit TSFs (Constellation, Dragon, Arvo and Anson) were executed by CMW Geosciences Pty Ltd (CMW) in July 2022 in accordance with the: ▪ Western Australian Department of Mines and Petroleum (2013). ‘Code of Practice, Tailings Storage Facility in Western Australia’ ▪ Western Australian Department of Mines and Petroleum (2015). ‘Guide to the preparation of a design report for tailings storage facilities (TSFs).

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Chris Hogg from CMW has been involved for many years, since the late 1990s/early 2000s and is known to have completed the annual TSF audits in 2019, 2020 and 2022. He has over 35 years of tailings management, dams design and construction experience.

Todd Armstrong, Principal Tailings Engineer with Red Earth Engineering (REE) executed the annual TSF audit in August 2023. Todd has over 25 years of tailings management, dams design, and construction experience.

The cover designs for the Atlas Pits were completed by O'Kane Consultants Pty Limited in August 2023.

The report titled *'Atlas In-*Pit Tailings Storage Facility Above-*Ground Expansion'*, dated 19 January 2024, has been prepared by REE in accordance with the Western Australian regulatory requirements listed above. In addition to these requirements, REE conducted a Consequence Category Assessment (CCA) for the Atlas TSF based on the Australian National Committee on Large Dams (ANCOLD) *'Guidelines on Planning, Operation and Closure of Tailings Dams (2019)'*. This design provides an additional 6.22 Mm^3 of storage above the approved 3.54 Mm^3 of storage.

The TSFs are managed directly by operations personnel. The WLP Production/Processing Manager has overall operational accountability for the TSFs. It is understood that MRL has employed qualified staff, experienced in tailings management, dams design, and construction internally managing the tailings aspects of their business, with the design and independent auditing of tailings facilities outsourced to external tailings consultants (CMW, REE).

It is assumed, in the absence of documentation, that the role of Engineer of Record (EoR) for the Wodgina TSFs is performed by MRL personnel with assistance from WLP, with the design and annual TSF audit being executed by independent entities, CMW and REE.

15.9 Production Capacities and Schedule

Details from the CMW 2019 Strategy Study are presented in Table 15-1 below. These details are based on an annual tailings production of 4.79 Mtpa (dry) and storage volume requirement of 3.42 Mm^3 pa.

Table 15-1 Fine Tailings Storage Capacity

Facility	Wet Tailings Storage Volume (Mm^3)	Storage Life (years)
Atlas TSF (with bunds to RL 285 m)	8.82	2.6
Atlas TSF (with bunds to RL 290 m)	10.79	3.2
Southern TSF Site 1	36.57	10.7
Southern TSF Site 2	72.14	21.09
Totals	128.32	37.7

Source: CMW Strategy Study, 2019

Figure 15-8 shows proposed location of the Southern TSF's from the CMW 2019 Strategy Study.

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Figure 15-8 Southern Sites 1 and 2


ATLAS PITS
SOUTHERN SITE 2
SOUTHERN SITE 1

Source: CMW Strategy Study, 2019

The Wodgina coarse tailings will continue to be co-mingled within the mine waste dumps. The details presented above demonstrate adequate future storage capacity for the fine tailings; however, RPM notes additional approvals are required for the Southern TSFs, as discussion in Section 17.

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16. Market Studies

16.1 Introduction

Albemarle engaged Fastmarkets to provide a marketing study to support lithium pricing assumptions.

A summary of the lithium market has been provided to offer context on developments and the basis for Fastmarkets' assessment of price.

Historically, the dominant use of lithium was in ceramics, glasses, and greases. This has been shifting over the last decade as demand for portable energy storage grew. The increasing need for rechargeable batteries in portable consumer devices, such as mobile phones and laptop computers, and lately in electric vehicles (EVs) saw the share of lithium consumption in batteries rise sharply. Accounting for 40.1% in 2016, battery demand has expanded at 36.6% compound average growth rate (CAGR) each year between 2016 and 2023 and is now responsible for 85.0% of all lithium consumed.

Beside EVs and other electrically powered vehicles (eMobility), lithium-ion batteries (LIBs) are starting to find increasing use in energy storage systems (ESS). This is a minor sector for now but is expected to grow quickly to overcome issues like fungibility in renewable energy systems.

As EVs become the established mainstream methods of transport – helped in no-small part by government incentives on EVs and forthcoming bans on vehicles with combustion engines – demand for lithium is forecast to rise to several multiples of historic levels.

16.2 Lithium demand

In recent years, the lithium industry has gone through an evolution. The ceramic and glass sectors have lost their dominant position to the growth in mobile electronics and most recently to EVs.

The first mass-market car with a hybrid petrol-electric drivetrain was the Toyota Prius, which debuted at the end of 1997. These used batteries based on nickel-metal hydride technology and so did not require lithium. Commercial, fully electric LIB-powered vehicles arrived in 2008 with the Tesla Roadster and the Mitsubishi i-MiEV in July 2009. Take up was initially slow. Then, as charging infrastructure was built out, and more models were developed with extended ranges, EV sales accelerated. Demand from the eMobility sector, which includes all electrically-powered vehicles, has been the driver of overall lithium demand growth in recent years. Fastmarkets estimates that in 2023 total lithium demand was 785,376 tonnes LCE of which the share for EVs was 68.9%.

Electrically-powered vehicles have exhibited exceptional growth over the past decade. Fastmarkets believes that demand for EVs will continue to accelerate in the next decade, as they become increasingly affordable, and a greater range of models enter the market. Legislation will also force the transition in the mid-term. Additionally, commercial fleet electrification is expected to advance as governments and businesses seek to develop green domestic transportation networks.

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Figure 16-1 **EV sales and penetration rates ('000 vehicles, %)**


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Further out, the battery electric vehicle (BEV) segment will come to dominate the EV sector, as both residential and commercial transport in developed markets increasingly shifts to BEVs and away from hybrids, and as developing markets benefit from the deflating BEV prices. The resurgence in popularity of petrol hybrid electric vehicles (PHEVs) in the US and China gives it a longer potential sales period, where its high CAGR rate is driven by its current low sales base.

On the back of EV adoption, lithium demand forecasts are extremely strong. Governments are pursuing zero-carbon agendas, local municipalities are introducing emission charges that accelerate the uptake of EV and charging infrastructure in many countries is becoming ubiquitous. The demand picture is augmented by the roll-out of distributed, renewable energy generation, which is greatly benefitted by the need to attach energy storage systems (ESS) to smooth over periods when generation is low.

Figure 16-2 Lithium demand in key sectors ('000 LCE tonnes)


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Looking forward, Fastmarkets expects demand from eMobility, especially BEVs, to continue to drive lithium demand growth. While traditional and other areas will all continue to add to lithium demand, the significance of the EV sector for the lithium supply-demand balance requires deeper discussion.

However, alternative technologies or societal developments could see different lithium demand. For example, households may choose to share cars, instead of owning them. The advent of autonomous vehicles could see the rise of 'transport as a service', where ride hailing and car sharing become the norms, especially in denser populated areas. This would reduce the global vehicle population. Energy storage and power trains are also developing, with hydrogen fuel cells or sodium-ion batteries, likely contenders for some share of the market.

Demand for lithium from the eMobility sector has continued to increase steadily despite increasingly negative sentiment within the last year. In 2023, 14 million EVs were sold, this is expected to reach 17.5

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 127 of 178 |

This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc. 2025

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 128 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 million in 2024 and increase to almost 24 million in 2025. The continued increase in EV demand and supportive policy should give confidence to car makers, charging infrastructure companies and vehicle servicing companies that EVs are here to stay, and so some of the last doubts about the viability of owning an EV will be expelled. Despite recent macroeconomic weakness and negative factors, like the ongoing military conflicts, BEV sales growth remains robust but is being more heavily supported by PHEV sales in China and the US than in previous years. Alongside car-buyers’ growing preferences for EVs, looming bans on pure internal combustion engines (ICE) and then hybrid vehicles are seeing auto makers and their supplies investing heavily to expand EV supply chains. Several auto makers have signaled that they will stop producing ICE vehicles altogether. Two clear signals that the future of the auto industry is EVs. While it has been shown that over the life of a vehicle, EVs are cheaper to run than ICE, the initial cost can be prohibitive. For higher end vehicles, this cost is manageable in the context of the overall vehicle cost. However, for entry level and smaller vehicles, the cost of the battery pack remains a hurdle to BEVs being competitive with ICE cars. General consensus is that US$100/kWh at the pack level is the rough global benchmark for BEVs to reach price parity with ICE vehicles. Although there are concerns about availability of raw materials and charging infrastructure, and the initial cost, in Fastmarkets’ opinion, many of these barriers are being eroded. Besides the cost of EVs relative to ICEs, range anxiety will continue to dissuade the uptake of BEV, particularly in markets where vehicle use is necessary for travel. This anxiety will only diminish as battery ranges increase, charging times diminish and charging infrastructure improves. Instead, where range anxiety is an issue, PHEV sales will partly compensate. Fastmarkets expects near- to mid-term growth in the EV market to remain robust. The biggest near-term threats are macroeconomic in nature, rather than EV specific. Fastmarkets’ macroeconomic forecast expects the global economy to exhibit somewhat slower growth in 2024-2025. The key drivers for this deceleration are high interest rates, a low rate of investment and slowing Chinese economic growth. The US economic performance continues to outperform Europe because US consumers are more resistant to higher interest rates. The share of consumer spending in the regional economy is significantly greater in the US than in Europe, where the slowdown of industries and investment, along with decelerating Chinese demand, hurt purchasing activity more. The Chinese economy is experiencing slower growth in 2024 than in the rebound year of 2023, but is still growing at a comparably significant rate. It is, however, returning to the path of slower growth. Such an economic outlook will dampen the outlook for new vehicle sales, but while Fastmarkets expects total vehicle sales to be negatively impacted, the bulk of this will be focused on ICEs. EVs, with their reduced running costs and lower duties in some areas, are seen as a way of cutting costs and as being more futureproof. With some OEMs cutting the costs of their EVs to grow, or even maintain, market share, EVs are looking more attractive than ICEs. With government-imposed targets and legislation banning the sale of ICE vehicles, strong growth in EV uptake is expected once the immediate economic challenges are overcome. This, though, does not discount risks to EV uptake, such as alternative fuels, different battery types or a shift in car ownership would all reduce EV or LIB demand. Overall, Fastmarkets’ forecast is for EV sales to reach 50 million by 2034. At 56% of global sales this is an impressive ramp up, but also highlights the room for further growth. 16.3 Lithium Supply Up until 2016, global lithium production was dominated by two deposits: Greenbushes (Australia, hard rock) and the Salar de Atacama (Chile, brine), the latter having two commercial operators, Albemarle and SQM. Livent, formerly FMC Corp, was the third main producer in South America with an operation in Argentina, Salar del Hombre Muerto. Tianqi Lithium and Ganfeng Lithium were the two main Chinese lithium players, | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 129 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 growing domestically and overseas with Tianqi buying a 51% stake in Greenbushes and Ganfeng Lithium developing lithium mining and production facilities in China, as well as investing in mines and brine operations in Australia and South America. In 2016 global lithium supply was about 187,000 tonnes LCE. Supply increased at a CAGR of 28% between 2016 and 2023 in response to the positive demand outlook from the nascent EV industry. Most of this growth was fueled by Australia, Chile and China. The supply response overshot demand, forcing some producers to place operations on Care & Maintenance between 2018 and 2020. Supply decreased by 7,000 tonnes in 2020 due to production cuts, lower demand and Covid-19 concerns. Supply recovered in 2021, increasing by 37% year on year and reaching 538,000 tonnes LCE, thanks to post-pandemic stimulus measures and an increasingly positive long-term demand outlook. This resulted in a 437% price increase from the start of the year, which incentivized supply expansions. The strong growth has continued, with supply increasing by 42% and 37% year on year in 2022 and 2023, respectively. In 2023, supply from brine contributed 39%, or about 407,000 tonnes of total LCE supply in 2023. Hardrock contributed 60%, of which spodumene contributed 49%, or about 514,000 tonnes of LCE. Lepidolite contributed 12%, or about 122,000 tonnes of LCE. In 2023, 94% of global lithium supply came from just four countries: Australia, Chile, Argentina and China. This remainder of supply came from Zimbabwe, Brazil, Canada, the United States and South Africa. Production came from 53 operations, of which 16 were brine, 22 spodumene, 13 lepidolite and 2 petalite. Fastmarkets expect spodumene production to maintain market share because of expansions and new mines in Australia coming online, as well as the emergence of Africa as an important lithium-mining region. In 2034, Fastmarkets expect spodumene resources to contribute about 1.36 million tonnes of LCE, or 48% of total supply, at the expense of brine’s share, which we forecast to drop to 35%, or 1.01 million tonnes of LCE. The successful implementation of DLE technology could also materially affect production from brine resources. Fastmarkets expect Eastern Asia (China) to be the largest single producer globally in 2034, accounting for 30% of supply, followed by South America with 28% and Australia and New Zealand at 25%. Expansion in China will cause lepidolite’s share of production to increase marginally to 13%, or 361,000 tonnes of LCE in 2034. There is potential upside to other clay minerals supply given the vast resources in the US and the willingness of the Chinese government to expand domestic production. Supply is adapting in tandem and outpacing demand in the near term. Global mine supply in 2023 was 1042,869 tonnes LCE. Based on Fastmarkets’ view of global lithium projects in development, mine supply is forecast to increase from 1,304,617 in 2024 to 2,854,357 in 2034 – A CAGR of 8%. This potential growth in supply is restricted to projects that are ‘brownfield’ expansions of existing projects or ‘greenfield’ projects that Fastmarkets believes likely to reach production. Such projects are at an advanced stage of development, perhaps with operating demonstration plants and sufficient financing to begin construction. ‘Speculative projects’, which are yet to secure funding or have not commissioned a feasibility project, for example, have been excluded until they can demonstrate that there is a reasonable chance that they will progress to their nameplate capacity

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 130 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 Figure 16-3 Forecast mine supply ('000 tonnes LCE) Within the lithium industry, Fastmarkets have witnessed a stream of new development projects and expansions — incentivized by the high price regime during 2022 and early 2023 and backed by government policy and fiscal. Supply additions from restarts, expansions and greenfield projects started in 2023 and have led to rapid supply increases, particularly in China. What caught the market by surprise was the speed at which China’s producers responded to the 2021-2022 supply tightness. China rapidly developed its domestic lepidolite assets and imported DSO from central Africa. The combination of the planned increases and the more rapid Chinese response has created an oversupply situation. We are now in a situation where some new supply is still being ramped up, while at the same time some high-cost production is being cut. Most of the recent supply restraint has so far come from non-Chinese producers and we expect that trend to continue, but we are starting to see increasing production restraint in China. The net result is that there are no nearby concerns about supply shortages, although bouts of restocking could lead to short-term periods of tightness. Over the longer term, there is no room for complacency. Chinese production seems less prone to suffering delays — as shown with the ramp-up of domestic lepidolite and African spodumene projects. But in most cases, new capacity experiences start-up delays (such as issues with gaining permits, as well as labor, know-how and equipment shortages). 16.4 Lithium supply-demand balance At current spot lithium salt and spodumene prices, the industry is moving fairly deep into the cost curve. This has been an unwelcome development for miners and processors, particularly ex-China and those looking to bring new projects online. It is not only weak prices, but also the weaker demand outlook, that is causing a broad-based review, with some entities along the supply chain scaling back production and/or rethinking investment plans. Even some low-cost producers have made significant changes, which shows how difficult it must be for those higher up the cost curve. The change in investment plans by non-Chinese participants means China’s market dominance is set to continue and perhaps expand, at the expense on non-Chinese participants. This will have ramifications for those wanting to build supply chains that avoid China. Fastmarkets expects the emerging trend of reducing capital expenditure and cost reduction through efficiency improvements, changes to strategy, placing capacity on care and maintenance (C&M), and delaying or stopping expansion plans to make future supply responses harder. These risks exacerbating future forecast deficits, especially given that the whole market will be much larger, requiring a bigger effort from producers to bring meaningful supply additions online. | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 131 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 However, the low-price situation is not putting off all investors, with some new large-scale projects being pushed forward as new, well established, investors enter the arena, such as Rio Tinto and ExxonMobil. These projects should help tackle the projected future deficits. The supply restraint and investment cuts taking place now mean that Fastmarkets forecasts the market to swing back into a deficit in 2027. With low prices now delaying many new projects, it means there is greater risk that supply will fall short of demand in the last few years of the decade and into the early 2030s. Larger deficits from 2032 will be primarily due to less visibility in project development, but also the impact of a low- price environment over the next few years not incentivizing the necessary project development to service these forecast deficits. Our supply forecast is based on our current visibility on what producers are planning. As it will be impossible to have year after year of deficits, it means producers’ plans will change and how that unfolds will ultimately determine how tight, or not, the market ends up being. Supply is still growing despite the low-price environment and some production restraint. This has coincided with a period of weaker-than-expected demand growth. Ironically, the industry is still growing healthily; Fastmarkets expects demand growth from EVs to average 25% over the next few years, but this is slower than >40% growth in demand from EVs the market was used to in the early post-Covid years. The high prices in 2021-2022 triggered a massive producer response with some new supply still being ramped up, while at the same time some high-cost production is being cut, mainly by non-Chinese producers. The combination of weaker-than-expected demand at a time when supply is still rising means the market is likely to be in a supply surplus until 2026. The supply restraint and investment cuts does now mean that we forecast the market to swing back into a deficit earlier than we had previously expected, with tightness to reappear in 2027 rather than 2028. This could change relatively easily should demand exceed our expectations and supply expansion disappoint to the downside. For example, the forecast surplus in 2026 of about 72,000 tonnes LCE is only about 4% of forecast demand in that year. With low prices delaying many new projects, it now means there is greater risk that supply will fall short of demand in the last few years of the decade and into the early 2030’s. Figure 16-4 Lithium supply-demand balance ('000 tonnes LCE) Source: Fastmarkets 16.5 Lithium prices Lithium prices reacted negatively to the supply increases that started in 2017, with spot prices for battery grade lithium carbonate, CIF China, Japan, Korea (CJK) falling from a peak of US$20/kg in early 2018, to a low of US$6.75/kg in the second half 2020. Demand recovery and the tightness in supply led to rapid price gains in 2021 and 2022. Spodumene prices peaked in November/December 2022 at more than US$8000/t and lithium hydroxide and carbonate at US$85/kg and US$81/kg, respectively. During this period of surging prices, companies along the supply chain built up inventory to protect themselves from further price rises. The Cathode Active Materials (CAM) manufacturers were particularly aggressive at building inventory. It was not just about protecting against -500 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 20 2 2 20 2 3 20 2 4f 20 2 5f 20 2 6f 20 2 7f 20 2 8f 20 2 9f 20 3 0f 20 3 1f 20 3 2f 20 3 3f 20 3 4f Total apparent demand Balance Total supply

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rising prices, but they were also seeing strong demand for batteries as EV sales were expanding rapidly and therefore, they needed higher inventories to cope with potentially another strong year of growth in 2023, which ultimately turned out not to be the case.

Prices decreased from the 2022 peak due to a significant producer response, exacerbated by the fast-tracking of lepidolite production in China and the shipping of DSO material from Africa, aggressive destocking and weaker-than-expected demand. Spodumene prices fell to US$4,850/t by the end of March 2023 – almost a 40% decline in 3 months. Purchasing strategies did not react quickly enough to the price drop in the early part of 2023, which saw companies continue to purchase material while their sales were falling, and as a result further inventory accumulated. As is common in falling markets, consumers, if they cannot hedge their inventory, tend to destock, which hits demand even harder, creating a downward spiral in prices and demand. By the end of 2023 spodumene and lithium carbonate prices had fallen by more than 85% and 80%, respectively since the start of the year.

The price rebound in 2024 was limited, with lithium carbonate prices after the Lunar New Year reaching US$14.25/kg, compared with a low of US$13.20/kg in March. Since then, prices have been on a downward trend, reaching US$10.61/kg in September, a fall of 30% since January 2024. The limited rebound and the fact that prices have dropped further to below US$11.00/kg highlights just how weak the market has become. Despite the significant falls, prices are still well above the US$6.75/kg low of 2020.

Spodumene has followed suit; after initially dropping to US$850/t in January 2024, prices rebounded to US$1,232 in May, before falling back to US$742 in September. The low in 2020 was US$375/t.

Fastmarkets is now waiting to see how much further prices need to fall to produce enough production cuts to rebalance the market.

Figure 16-5 Spodumene prices (6% lithia, spot, CIF China, US$/tonne)


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Fastmarkets' forecast is for hydroxide and carbonate prices to average US$13.00 this year and then drop to US$11.50-12.00 in 2025. As these are annual average prices, this could lead to prices below US$10/kg in 2025. Fastmarkets does not expect prices to fall to levels of the last trough in 2020, mainly for the following three reasons: first, China is still exhibiting relatively strong EV growth, whereas in 2020, EV sales were weak on 2019's subsidy cuts and due to the fallout from Covid; second, inflation has had a big impact on the mining sector over the past few years; and third, ESS is now a major part of the demand growth story.

Fastmarkets forecasts that spodumene prices will average US$1,812/t between 2024 and 2034.

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For the purposes of the reserve estimate, Fastmarkets has provided price forecasts out to 2034 for the most utilized market price benchmarks. These are the battery grade carbonate and hydroxide, CIF China, Japan and South Korea (CJK) and spodumene 6%, CIF China. Fastmarkets recognizes that Albemarle's current operations are expected to continue for at least another 20 years, but due to a lack of visibility and the recent significant changes in the market, prices beyond 2034 are unusually opaque for an industrial commodity.

Post-2034, the continued growth of demand for lithium from EVs and ESS, will require a lithium price that continues to incentivize new supply additions leading to more balanced markets. The lithium price will need to exceed the production cost for new projects and provide an adequate rate of return on investment to justify development. Though, this will be helped by an established and accepted EV market, which will support the long-term lithium demand.

Fastmarkets has provided a base, high, and low case price forecast, to give an indication of the range of which prices could sit, depending on reasonable assumptions around potential impacts to the base case market balance.

In the base case, Fastmarkets expects prices to be underpinned by the market balance and given the time it takes for most Western producers to bring on new supply, the forecast deficits mean the market is likely to get tighter again towards the end of the decade and to remain tight. As the market gets bigger, the number of new projects needed to keep up with steady growth also increases, which is likely to be a challenge for producers.

The high-case scenario could pan out either if the growth in supply is slower than we expect or if demand growth is faster. The former could happen if project development outside of China and Africa continues to suffer from delays because of the low price, and if DLE technology takes longer to be commercially available. The latter could happen if the adoption of EVs reaccelerates or if demand for ESS grows faster. However, these would probably lift prices only in the short- and mid-terms, as additional supply capacity would be incentivized, and so bring prices back to more sustainable levels.

The spread between the base case and high-price scenario widens towards 2034, where Fastmarkets has reduced visibility on supply.

The low-case scenario could unfold if higher-cost supply remains price inelastic. This is most likely to involve Chinese producers. Alternatively, or possibly in tandem, low prices would be expected if a global recession unfolded. A further downside risk would result from a sharp drop-off in EV sales, perhaps consumers choosing to stick with petrol cars. A breakthrough alternative battery technology could also undermine lithium demand or boost it. A major geopolitical event involving China, would also be a huge concern for this market.

Fastmarkets recommends that a real price of USUS$1,300/t for spodumene SC6.0 CIF China should be utilized by Albemarle for Mineral Reserve estimation. Recommended prices are on the lower end of Fastmarkets' low-case scenario.

These long-term prices and scenarios are presented in following graph, where 2024 has been assumed to be constant for clearer visualization.

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 133 of 178 |
This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc. 2025

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Figure 16-6 Spodumene long-term price forecast scenarios (6% Li2O spot, CIF China, US$/tonne, real (2024))


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16.6 Contracts

All spodumene that is produced by Wodgina is trucked from the mine site to the port. Each participant in the JV takes their share of production (50% MRL/50% Albemarle) and either converts it into a salt or sells into export markets. The assumption in the financial model is that the forecast consensus spodumene price is a proxy (SC6.0 forecast consensus price adjusted for SC5.5 product) for what each JV partner is forecast to realize in the export market.

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 134 of 178 |

This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc. 2025

RPMGLOBAL

17. Environmental Studies, Permitting, and plans, negotiations or agreements local individuals or group

The following sections discuss the available information on the Operation's environmental and social (E&S) aspects and the status with the approval and permitting requirements.

Potential impacts to biodiversity and water resources, and the controlling of land disturbance, are the key local environmental concerns for the project. Potential impacts to cultural heritage, and the engagement, participation and community development for the indigenous people and traditional owners (TOs), are the key local social concerns for the project.

MARBL has undertaken a E&S baseline and impact assessment in accordance with the local regulatory requirements. Where appropriate, E&S recommendations are provided in respect to E&S studies, future approvals and management plans and programs.

On 2-3 September 2024, RPM conducted a site visit to view the E&S conditions on the Wodgina mine site, and to conduct interviews with the local personnel on the E&S management of the site.

There are no significant E&S values limiting on the footprint or current operations. However, there are potential biodiversity and cultural heritage limits associated with the development of the Southern Basin TSF. These will be addressed through the project assessment and approvals process.

There will be additional compliance costs associated with the key future project approvals and also with project's future compliance under the Safeguard Mechanism ("SGM").

17.1 Environmental Studies

The Operation has completed environmental baseline assessment, impact assessment and associated technical studies to support project approval applications, including studies related to:

- Biodiversity.
- Surface Water and Groundwater Resources.
- Materials Characterization.
- Air Quality.
- Greenhouse Gas Emissions.
- Noise, Vibration and Visual Amenity.

17.1.1 Biodiversity

Flora and Vegetation

Several historical flora and vegetation assessments have been undertaken for the Operation. In 2020, Woodman Environmental Pty Ltd (Woodman Environmental) conducted a Detailed Flora and Vegetation Assessment of the operational area. This assessment comprised the review of all previous survey findings and the undertaking of an additional on-ground survey work where required to produce a comprehensive assessment of the flora and vegetation.

A total of 15 vegetation units (VU) were defined and mapped representing four broad groups based on soils and topography:

- Group 1: Shrublands over hummock grasslands on steep to moderate crests and slopes to stony outwash plains influenced by granite, ironstone and/or dolerite (VU 1, 2, 3, 4, 5, 6, 7, 8, 9).
- Group 2: Low woodlands and shrublands over hummock and occasionally tussock grasslands on low, undulating to flat plains and minor drainage lines with sandy to clay loams with granite or quartz stones (VU 10, 11, 12, 13).

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 135 of 178 |

This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc. 2025

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 136 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 ▪ Group 3: Low woodlands and shrublands over hummock and tussock grassland on clay to sandy loams on major drainage lines (VU 14). ▪ Group 4: Shrublands over hummock grasslands on stony plains with saline influence (VU 15). No Threatened Ecological Communities (TECs) listed under the Commonwealth Environment Protection and Biodiversity Conservation Act 1999 (EPBC Act) or State-listed Priority Ecological Communities (PECs), were recorded within the operational area. Available evidence indicates vegetation that is groundwater water dependent is not extensive throughout Wodgina. The depth to groundwater within elevated locations is generally at least 20 m from the surface and therefore not accessible to any occurrences of Vegetation Unit 14 in these areas. A total of six conservation significant flora species listed under the Western Australian Biodiversity Conservation Act 2016 (BC Act), have been recorded in the Operation’s area including five Priority species and one species considered significant due to being potentially undescribed: ▪ Abutilon aff. hannii (Potentially undescribed). ▪ Euphorbia clementii (Priority - P3). ▪ Heliotropium muticum (Priority - P3). ▪ Terminalia supranitifolia (Priority - P3). ▪ Triodia chichesterensis (Priority - P3). ▪ Vigna triodiophila (Priority P3). No threatened flora species were recorded in the area. A further eleven species of conservation significance have been identified that have the potential to occur in the Operation’s area. An assessment of the habitat types concluded that eight of these species were unlikely to inhabit the area, with the remaining three identified as possibly occurring. The 2020 flora and vegetation assessment concluded it was unlikely these three remaining species were actually present as no specimens were identified during the intense targeted searches in the appropriate habitat types throughout the footprint. The flora surveys undertaken within the Operation area identified 11 introduced flora species. Only one of these species, Calotropis procera (Calotrope), is considered a Declared Pest under the WA Biosecurity and Agriculture Management Act 2007. Opuntia stricta (Common Prickly Pear) is a Declared Pest and listed as a Weed of National Significance (WoNS), and although it has not been recorded in the Operation area, does occur in the region. Fauna and Habitat Western Wildlife Pty Ltd (Western Wildlife) were commissioned by MARBL in 2019 to undertake a Level 2 Vertebrate Fauna Survey over the Operation. The study assessed previous surveys with additional field work and assessment in areas not previously surveyed. A total of six fauna habitats have been recorded over the Operation, namely Ironstone Ridgetop, Rocky Ridge and Gorge, Rocky Foothills, Stony Rises, Spinifex Stony Plain and Drainage Line. All habitats are considered widespread in the region with the exception of Ironstone Ridgetop and Rocky Ridge and Gorge habitats, which are both considered to be limited in extent. A number of species classified as Threatened or Priority, under the EPBC Act and/or the BC Act, have been identified as having the potential to occur or have been recorded through one of the many fauna surveys at the Operation. The conservation significant species known to occur in the general area are: ▪ Dasyurus hallucatus (Northern Quoll) – Endangered under the EPBC Act. ▪ Rhinonicteris aurantia (Pilbara Leaf-nosed Bat) – Threatened under the EPBC Act and the BC Act | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 137 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 ▪ Macroderma gigas (Ghost Bat) – Vulnerable under the EPBC Act. ▪ Tringa glareola (Wood Sandpiper) – Least Concern under the EPBC Act. ▪ Tringa hypoleucos (Common Sandpiper) – Least Concern under the EPBC Act. ▪ Lagorchestes conspicillatus (Spectacled Hare-wallaby) – Vulnerable under the EPBC Act. ▪ Sminthopsis longicaudata (Long-tailed Dunnart) – Least Concern under the EPBC Act. ▪ Pseudomys chapmani (Western Pebble-mound Mouse) – Least Concern under the EPBC Act and the BC Act. ▪ Apus pacificus (Fork-tailed Swift) – Least Concern under the EPBC Act and the BC Act.. Two Short Range Endemic (SRE) surveys were conducted in 2009 and 2010. An undescribed terrestrial snail from the Camaenidae family was recorded across five sites around the Operation and consequently was considered to be a potential SRE species. Outback Ecology was commissioned in 2010 to undertake a targeted terrestrial snail survey to determine the distribution of the undescribed camaenid in the surrounding area. Outback Ecology concluded the Operation was unlikely to substantially impact the species as it was widely distributed in habitats which are widely distributed outside of the Operation. Bennelongia Environmental Consultants Pty Ltd (Bennelongia) was commissioned to undertake a pilot survey and desktop assessment in 2018 to assess the potential impacts of groundwater abstraction on stygofauna species in the Operation. The results suggested a rich stygofaunal community was present across the Operation and further studies were required to assess the impact. Bennelongia conducted a second stygofauna survey in 2019, consisting of two rounds of sampling which was undertaken in February and June 2019 to assess the occurrence of stygofauna at sites both inside and outside the area of significant groundwater drawdown). A total of 1,467 stygofauna specimens belonging to at least 37 species were captured during the field surveys. Groups occurring in the Operation include copepods (11 species), syncarids (nine species), oligochaete worms (seven species), amphipods (five species), ostracods (three species), isopods (one species) and nematode worms (at least one species, however is not included in the environmental impact assessments). Some of the identified species are known throughout the Pilbara region, with 27 species currently only known from the Operation. A total of seven (7) species were collected from single bores, with five of these collected from outside the impact area. The two species collected from a single bore within the impact area are the syncarid Bathynellidae and the copepod Parastenocarididae n. gen. Bennelongia were unable to draw conclusions about the likely range of these species due to the difficulty of extrapolating from a single record. However, as they were recorded from the very eastern edge of the predicted impact zone, it is highly likely they extend outside of the impact area. There is likely habitat for both species below the predicted extent of dewatering and the species should be able to persist during borefield operations. Bennelongia concluded groundwater drawdown as a result of operational abstraction activities, is unlikely to have a significant impact on either species composition or the persistence of individual species at the Operation. A two-phase troglofauna assessment was conducted by Outback Ecology in 2009 over the Operation. All specimens identified were either winged or had winged reproductive stages and are not troglofaunal. Following this, a desktop risk assessment was completed over an increased study area by analyzing 20 diamond core drill holes from Constellation, Dragon and Anson Pits. The cores were screened and did not identify any potential troglofaunal habitat. Troglofauna require a humid environment with interconnecting cavities which occur in areas that intercept the water table in the Pilbara region. Pisolite Channel Iron Deposits with drainage lines provide the humid environment that troglofauna require. However, no potential alluvial habitats are located within the proposed disturbance areas, therefore no troglofauna are considered present.

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 138 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 17.1.2 Surface Water The following hydrology studies have been conducted at Wodgina: ▪ Conducted by AQ2: − Wodgina Surface Water Baseline Study (2020). − Surface Water Assessment. Wodgina Mine Site. Expansion of Cassiterite Pit, Eastern Waste Landform (EWL) and Atlas Waste Dumps (2022). − Surface Water Assessment – Wodgina Mine Site - 5 Year Mine Plan (2023). − Wodgina Surface Water Assessment 5YMP – EWL Redesign Addendum (2023). ▪ Conducted by BG&E – Surface Water Assessment – Wodgina Lithium Mine (2023). Hydrological Setting The Operation lies on the catchment divide of the Turner River West catchment (to the east of the Operation) and Yule River catchment (to the west of the Operation). The confluence of the Turner River West and greater Turner River is approximately 9 km downstream (to the north) of the Operation. The Operation infrastructure predominantly lies within the Turner River West catchment, with surface runoff draining to the north and east of the Operation area. There are only small areas of the Operation located across the catchment divide in the Yule River catchment draining to the west. River and creek systems in the Pilbara generally only flow for a very short duration immediately following larger rainfall events, i.e. potentially limited to events for periods of a few days, predominantly occurring in the wet season (December through to March) with extended periods of no flow through the dry season. Multiple flood events are recorded for many years while in low rainfall years, or years where large rainfall events are absent, there may not be any flow responses in the main river/creek systems. There are no perennial surface water systems in the Wodgina area, although small semi-permanent pools may occur from time to time following heavy rainfall events. All drainage systems are classified as “losing streams” and when surface water flow occurs, it has the potential to seep through the base of the stream channel and recharge the groundwater system. Local Catchment Characteristics Key local catchment areas within the Operation have been broadly categorized as internally draining or as externally draining catchments. The main area/facilities that fall with the internally draining catchments are the pit areas, TSF3, water storage dam, beneficiation plant (northern section) and the Atlas Waste Rock Dump (WRD) (central section). The main area/facilities that fall with the externally draining catchments are the plant site, beneficiation plant (southern section), Atlas WRD (western and eastern sections) and the general site infrastructure. Surface Water Quality The Operation’s surface water quality was defined as part of the 2020 Surface Water Baseline Study. Runoff in the region is generally fresh in the creeks (TDS <500 mg/L) and moderately saline in the Water Storage Dam (TDS 950-2,100 mg/L) with neutral to basic pH (7.8 to 9). 17.1.3 Groundwater The following hydrogeological studies have been conducted at Wodgina: ▪ Groundwater Monitoring Summary (Burton S., 2018). ▪ Hydrogeological Characterization of Wodgina Mine Site (Golder Associates, 2018). ▪ Wodgina Lithium Mine. Seepage Assessment for the Atlas Pits Tailings Storage Facility and Contingency Water Disposal (Golder Associates, 2019). | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 139 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 ▪ Wodgina Lithium Mine – H2 Level Hydrogeological Assessment (Golder Associates, 2019a). ▪ Wodgina Lithium Mine – Cassiterite Pit Dewatering and Post Closure Pit Lake Assessment (AQ2, 2022). ▪ Wodgina Lithium Mine – In-Pit TSF Seepage Assessment – Atlas Iron Pits (AQ2, 2022). ▪ Wodgina Lithium Mine – Cassiterite Pit Dewatering and Post Closure Pit Lake Assessment – 5 Year Mine Plan (AQ2, 2023). Aquifer Characteristics The Wodgina area is a fractured rock environment, with groundwater resources being associated with bedrock aquifers including major fault systems, fractured rocks and well-developed weathering profiles. Zones of brittle deformation develop enhanced porosity and permeability, and can receive, store and transmit water. Areas of relatively unfractured bedrock dominate the sub-surface and form boundaries to the water resources stored in fractured zones. Minor aquifers also occur in localized alluvium and colluvium in drainage lines and, in some areas, may support groundwater dependent vegetation (e.g. along the Turner River). These aquifers are thin, readily drained and have limited storage capacity – they host the water table near the drainage lines and drain vertically into underlying fractured rock aquifers. The retention of runoff water in the alluvial aquifers from intense rainfall events forms an important recharge mechanism for the fractured rock aquifers as the hydroperiod (i.e. the period of saturation) for the streams and alluvial aquifers is likely to directly affect the quantity of recharge available to the fractured rock aquifer. A limited amount of aquifer testing has been conducted around the Operation. As the rocks comprise metamorphosed siliciclastic, volcanic and igneous rocks with shallow colluvium and alluvium cover in an arid environment, there is little local prospect for large groundwater supplies of economic significance. The lack of prospective groundwater targets and the distal location of water supply infrastructure located on the granitic peneplain indicate that the fractured rock environment at Wodgina is likely to be mostly of low permeability and primary porosity. Depth to groundwater is related to topographic relief. The depth to groundwater surrounding the greenstone belt on the relatively flat granitic peneplain is <10 m from the natural ground surface. Within the greenstone belt the depth to groundwater varies from very shallow, in low lying relief <10 m to >40 m bgl on the higher relief metasediment outcrop. Groundwater Quality Groundwater samples have been collected for hydrochemistry parameters on an annual basis, while salinity, electrical conductivity, total hardness and pH have been collected from the operating bores biannually. The analysis used the Australian and New Zealand Environment and Conservation Council (ANZECC) Water Quality guidelines (2000) to compare the results. The Breccia and North Borefield supply water for Rangeland cattle with water at the Wodgina accommodation camp treated through a RO unit. The results of the sampling showed: ▪ TSF3-MB-1 recorded a TDS value higher than the threshold (5,700 mg/L against the 4000 mg/L threshold in the ANZECC Water Quality guidelines). ▪ Four samples (MB-DG-1, TSF3-MB-1, TDNE6a and TDNE3) had sulphate concentrations above the 1000 mg/L threshold suggested by the guidelines. ▪ The samples from the Breccia, North and Old Borefields had results within the thresholds suggested by the guidelines. ▪ Overall, the water samples analyzed indicated that the groundwater is moderate alkaline and moderately brackish. Groundwater is particularly hard at TSF3-MB-1, TDNE6a and TDNE3.

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 140 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 17.1.4 Waste Rock and Tailings Characterization Waste Rock Characterization Extensive waste rock characterization studies have been undertaken across the different waste rock types present at Wodgina from 2002 to 2023. The following summarizes the waste rock characterization for the respective project areas: ▪ Cassiterite Pit: − No fibrous minerals or radioactive material have been characterized. − No sufficient dispersive and/or erosive material have been characterized. − Historically a high proportion (up to 68% in some stages) of Cassiterite Pit was considered Potentially Acid Forming (PAF). Currently approximately 44% of waste mined from Cassiterite pit is expected to be PAF. − Where encountered, PAF will be placed within designated areas of the EWL in accordance with the LOM design. PAF will be co-mingled with dry / coarse tailings and Non Acid Forming (NAF) material, and further encapsulated by a 5-metre thick NAF cover on outer surfaces. ▪ Wodgina Pit: − No fibrous minerals or radioactive material have been characterized detected. − No sufficient dispersive and/or erosive material have been characterized. − All material has been characterized as NAF. ▪ Tinstone Pit: − No fibrous minerals or radioactive material have been characterized detected. − No sufficient dispersive and/or erosive material have been characterized. − PAF waste material from Cassiterite Pit has been actively backfilled into Tinstone South. The historic Tinstone Pit is the same geology as the Cassiterite Pit and is expected to be PAF. ▪ Hercules Pit North: − No fibrous minerals or radioactive material have been characterized detected. − No sufficient dispersive and/or erosive material have been characterized. − All material has been characterized as NAF. ▪ Hercules Pit South: − No fibrous minerals or radioactive material have been characterized detected. − No sufficient dispersive and/or erosive material have been characterized. − All material has been characterized as NAF. Tailings Characterization Tailings characterization studies have been undertaken from 2017 to 2019, and the following summarizes the findings of these studies: ▪ The acid forming potential of tailings is classified as NAF, with additional testing indicating no potential for net acid formation with circum-neutral conditions under oxidative conditions. ▪ No radiation risk to human health due to extremely low total activity concentrations of uranium, thorium and rubidium relative to applicable limits. ▪ Tailings is absent of asbestiform materials. ▪ Water soluble concentrations of lithium and fluoride were very low, with long-term leaching not expected to present any adverse risks to the surrounding environment. ▪ Very low concentrations or below reporting limits of environmentally significant metals and metalloids. | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 141 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 ▪ Significant dust effects from dry/coarse tailings are not expected, with only 2% of the tailings volume in the very fine fraction (< 10 μm). Soils Characterization The soils characterization soils for the Operation are summarized as follows: ▪ Atlas Pits Mine Area: − Surface soils are consistently shallow and dominated by coarse material (>2 mm). Little variation in the particle size distribution of surface soils between sample sites and landforms with most classed as sandy loams or sandy clay loams. − Soils exhibited a tendency to slake; however, were non-dispersive. − Plant available nutrients were variable with nitrogen and phosphorus being low, potassium generally reported as medium to high, and sulfur being generally low. − Soil pH ranged from slightly acidic to neutral. − Soil Electrical Conductivity (EC) values ranged from 0.005 to 0.035 dS/m and therefore classed as non-saline. − All samples were classified as non-sodic with the highest Exchangeable Sodium Percentage (ESP) value sampled on the low-hills slope landform at 4.47%. − Variable levels of arsenic, cadmium, chromium, copper, lead, nickel, zinc and mercury were detected with most samples below the detectable limit. Chromium, copper, nickel and zinc were regularly detected at an analytically reportable level. ▪ Hercules Mine Area: − Ridge top: consists of soils formed on narrow ridges with the surface characterized by outcropping rock. Surface soils are typically shallow with high amounts of coarse material and a low nutrient status. Soils are slightly acidic with loamy sand to sandy loam texture and low ‘non-saline’ EC values. − Rock slope: consists of soils developed from colluvial material on steep, scree-dominated slopes generally occurring below breakaways. Soils are similar to ‘Ridge top’ soils dominated by coarse material and outcropping rock with low nutrient status; and − Low hills: consists of soils developed on low undulating to gently undulating plateau adjacent to prominent high relief ridge. Soils are relatively similar to rock soils associated with ‘Ridge top’ and ‘Rocky slopes’, being typically shallow, non-saline, and neutral to moderately alkaline. 17.1.5 Air Quality There is a potential for the Operation’s dust emissions to smother vegetation, thereby reducing the plants’ ability to photosynthesize, and to become a nuisance to native fauna and the employees of the Operation. Due to the remoteness of the site, there is no significant potential of site public amenity impacts from the dust emissions. There are no air quality / dust emissions monitoring requirements in the DWER EP Act Part V license. However, depositional dust monitoring on vegetation is undertaken to monitor any potential adverse dust impacts to vegetation. The key sources for site dust emissions are from: ▪ Excavation and haulage of ore and waste materials. ▪ Windblown dust from TSFs, ▪ Vehicle movement on unsealed roads. Dust emissions will be managed via a number of industry standard dust suppression activities on site including water carts and sprinklers and minimizing the areas of open clearing.

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 142 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 17.1.6 Greenhouse Gas Emissions The Operation’s Greenhouse Gas (GHG) Emissions for the 2022-2023 financial year were reported under the Commonwealth National Greenhouse and Energy Reporting Act 2007 (NGER Act). Overview of the Safeguard Mechanism The Safeguard Mechanism was first legislated in 2014 and came into effect on 1 July 2016 through the National Greenhouse and Energy Reporting (Safeguard Mechanism) Rule 2015 (Safeguard Rules). In July 2023, the Australian Government reformed the mechanism, with the latest updates published in April 2024, to drive emissions reductions across Australia’s largest industrial facilities. These reforms are aimed at helping Australia meet its climate targets and maintain competitiveness in a decarbonizing global economy. The Safeguard Mechanism applies to facilities reporting over 100,000 tCO₂-e annually under the National Greenhouse and Energy Reporting (NGER) Scheme. Such facilities, termed "Designated Large Facilities," must adhere to emissions intensity baselines set by the Clean Energy Regulator (CER), with the mechanism’s stated purpose being to provide "a framework for Australia's largest emitters to measure, report, and manage their emissions”. A facility’s emissions intensity baseline is the reference point against which net emissions are assessed. Net emissions are the covered emissions from the operation of the facility plus any Australian Carbon Credit Units (ACCUs) issued in relation to abatement activities occurring at the facility, less any ACCUs or Safeguard Mechanism Credits (SMCs) surrendered for the facility, for that year. A facility’s Safeguard Mechanism baseline represents a legislated cap on its allowable Scope 1 emissions for each reporting period, spanning 1 July to 30 June annually. Facilities that exceed their baseline emissions without exceptional circumstances such as natural disasters —are required to surrender offsets, namely ACCUs or SMCs, each equivalent to one tCO₂-e, to bring their net Scope 1 emissions back within the baseline. Impact of the Safeguard Mechanism on the Operation The recent updates to the Safeguard Mechanism apply specific baseline emission requirements to "existing facilities"—those operational before 1 July 2023. Consequently, Wodgina applied to the CER for a site- specific Emission Intensity (EI) determination “existing facility” and subject to specific baseline emissions calculations and reduction requirements under the mechanism. Under the reformed Safeguard Mechanism, existing facilities are required to reduce their baseline emissions by 4.9% annually, beginning from the 2023-2024 financial year, to support Australia’s decarbonization goals. This decline rate is scheduled to continue through 2030, after which new five-year decline rates will be established in alignment with Australia’s Nationally Determined Contributions (NDC) under the Paris Agreement. RPM has projected a consistent 4.9% decline rate through 2035, pending future updates. A facility-specific EI was calculated for the Wodgina facility, as part of the Emissions Intensity Determination (EID) application, and audited by an external assurance provider, prior to submission to the Clean Energy Regulator on 06 September 2024. MARBL were awaiting a decision as to whether a facility-specific EI or an industry average EI applies to the Wodgina facility as at the effective date of June 2024. Under the SGM, facilities must reduce their baseline emissions by 4.9% per annum to 2030, falling to 3.285% from 2031. Facilities will either: ▪ Exceed their baseline: purchase and surrender domestic offsets in the form of Australian Carbon Credit Units (ACCUs or SMCs). ▪ Fall below the baseline: generate Safeguard Mechanism Credits (SMCs), which can be sold to other Safeguard facilities to meet compliance obligations or held for future use. Once the baseline is determined by the Clean Energy Regulator, MARBL will forecast the emissions liability at the Wodgina facility to 2030. From this, MARBL will develop a strategy to ensure a Least Cost Compliance approach for SGM compliance. | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 143 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 The decarbonization options that are being assed at Wodgina include, purchase or onsite renewable electricity generation, hybridization of diesel-electric haulage fleet; and establishing a Fleet Management System. MARBL will continue to ensure annual compliance obligations under NGERS and SGM. The first year of SGM reporting under the reformed legislation is for FY24, due by 31 October 2024 and any resulting liabilities, to be offset by 31 March 2025. 17.1.7 Noise, Vibration and Visual Amenity Site noise and vibration emissions are not significant issues due to the remoteness of the Operation. There are no specific noise and vibration management and monitoring requirements for the Operation. However, industry standard occupational health and safety noise management and monitoring measures are employed at the Operation. Visual amenity is also not significant issues due to the remoteness of the site. There are no specific visual amenity management requirements for the Operation. However, the surrounding topography / landscape is considered in the final landform design, such that the design compatible with the surrounding topography / landscape. 17.2 Environmental Management Wodgina operates under an overarching Environmental Management System (EMS), and the following supporting E&S standards: ▪ Mine Planning. ▪ Hazard Identification and Risk Management. ▪ Legal and Other Obligations. ▪ Objectives Targets and Plans. ▪ Responsibility and Accountability. ▪ Competence Training and Awareness. ▪ Operational Controls and Maintenance. ▪ Management of Change. ▪ Emergency Planning response and Recovery. ▪ Non-Conformance Incident and Action. The EMS also includes a Mine Environmental Management Plan (EMP) and the following key E&S management plans / procedures: ▪ Wastewater Management Plan. ▪ Waste Rock Management Procedure. ▪ Stakeholder Engagement Management Plan. ▪ Care and Maintenance Management Plan. 17.3 Mine Waste and Water Management 17.3.1 Waste Rock Management The summary of the Operation’s waste rock landforms (WRLs) and the associated waste rock characteristics are as follows: ▪ Eastern Waste Landform (EWL):

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 144 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 − The EWL is the primary waste rock landform (WRL) for Wodgina and receives waste from Cassiterite Pit. The Cassiterite Pit has historically contained a large amount of PAF waste rock, and as such the design of the EWL has been based on ensuring adequate management of any PAF material. − The EWL is to provide for long term disposal of all PAF and NAF waste material from the Cassiterite Pit, comingled with coarse, dry tailings produced from the beneficiation plant. − PAF will be placed within designated areas of the EWL in accordance with the LOM design. PAF will be co-mingled with dry / coarse tailings and NAF and further encapsulated by a 5-metre thick NAF cover on outer surfaces. ▪ Atlas NAF WRD – NAF materials are unlikely to be dispersive due to low clay content and low sodicity. Facility will only receive NAF material for the purpose of temporary storage. NAF material to be used for rehabilitation activities in later stages of the Operation: ▪ Inactive WRDs: − Atlas WRD – all NAF and non-dispersive materials. No fibrous minerals or radioactive materials. − Hercules WRD – all NAF and non-dispersive materials. No fibrous minerals or radioactive materials. − Land Bridge WRD Dump – all non-dispersive materials. No fibrous minerals or radioactive materials. PAF material will be utilized to construct the Land bridge waste dump. The landform will be capped with NAF to reduce oxygen and water infiltration. The waste dump abuts existing operational landforms and haul roads and traverse the Tinstone Pit. Due to its design and location all runoff would be immediately contained. − Valley WRD - all NAF and non-dispersive materials. No fibrous minerals or radioactive materials. MRL implements a company-wide Waste Rock Management procedure to ensure waste rock is managed in a safe, stable and non-polluting manner. The purpose of this document is to provide guidelines and procedures to implement industry standard practices for managing mining waste rock and minimize environmental impacts from WRLs. This procedure describes: ▪ Pre-mining sampling and test work to categorize waste rock types and incorporate data into resource and mining models. ▪ Ongoing sampling and test work during mining to validate models and progressively update the associated management strategies. ▪ General waste rock disposal options and erosion considerations. ▪ Reconciling and routine update of mining models. ▪ Landform monitoring during and after final construction. 17.3.2 Tailings Management The key management recommendations arising from the tailings characterization are as follows: ▪ Wet/fine tailings have a higher potential for dust generation and should remain wet during operations; and ▪ The co-mingling or co-disposal of PAF waste rock and coarse tailings in the EWL is beneficial to PAF management practices by: − Reducing the permeability of the encapsulation cells. − Lowering seepage volume from the encapsulation cells. − Reducing the amount of time PAF rock is exposed to oxidizing conditions prior to encapsulation. − Improving the quality of seepage to be similar or better in terms of concentrations of aluminum, fluoride, lithium and other elements of potential environmental concern. | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 145 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 Tailings Storage Facilities TSF1 is a paddock-type storage facility with TSF2 and TSF3 constructed as valley storage facilities. TSF1 and TSF2 are decommissioned, while TSF3 is inactive and has had a capping applied as a dust mitigation measure. All three TSFs have been capped and are currently utilized for other infrastructure purposes. TSF3E is located in a steep-sided valley immediately upstream and to the south of TSF3 and is currently an operational TSF at the Operation. The southern embankment of TSF3 forms the northern boundary of TSF3E. The embankment was raised from an existing crest of 260 mAHD to a final crest of 275 mAHD. A lining system comprising a bituminous membrane liner over a geotextile was installed on the upstream face of the embankment to reduce seepage losses. A compacted select mine waste zone was also constructed along the WRD on the eastern side of the facility, with the lining system extended along the eastern side of the site along the WRD. Tailings in the form of slurry are piped to TSF3E and discharged via a single point discharge up the southern valley. Scour pits occur at points of low elevation along the tailings pipeline alignment. Tailings deposition occurs such that a supernatant pond is maintained around the decant pump within the northern section of the facility near the main embankment of TSF3E. Water is removed from the facility and pumped back to the processing plant. Operation of the decant continues for the LOM, at which point the closure spillway will be constructed. The minimum operational freeboard for the TSF under normal operating conditions is 0.5 m, plus an allowance for temporary storage of the 1% average exceedance probability (AEP) 72-hour storm event whilst maintaining required freeboard. The following proposed tailings management areas are covered under the TSF3 existing approvals: ▪ Excavation of tails material from TSF3 for feed: − Tailings material in TSF3 is a viable lithium resource. − Excavation of 240 kt of tailings material. − The excavation is adjacent to the existing natural surface ridge line clear of the toe and removed from the main embankment. − The excavation will be 2-6 m in depth and will maintain a slope angle of less than 26º which will provide stability assurance during mining activities. − The excavation will be approximately 745 m long and 105 m wide, which will ensure it can be kept at a shallow depth mitigating any geotechnical concerns around the stability of the tails. − The excavation will be at a minimum 7 m and a maximum 25 m inside the western perimeter of TSF3. − The capping of the exposed tails left by the excavation, and therefore covering any exposed tails, will occur within one month of the project being deemed complete with backfill to occur within six months. ▪ Proposed revisions to the excavation of tails material from TSF3 for Direct Shipping offsite will comprise the reprocessing on-site to maximize lithium recovery from the historic tailings. ▪ Operation and raise of the facility to the 275 mAHD: − Current TSF3 embankments are at the 255.5 mAHD – 260 mAHD. − Raise will occur in three 5-metre lift stages to ensure sufficient controls are maintained. − The TSF3E embankment has already been raised to the 275 mAHD. ▪ TSF3 material to be used as feed for the processing plant. ▪ Removal of the 240 kt tailings material excavation limit imposed under Mining Proposal Reg ID 62607. ▪ Excavations within TSF allowed within the TSF 1, 2 and 3 Key Mine Activity area (limited to 2-6m in depth and maintain a slope angle of less than 26º).

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 146 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 MARBL currently operate the Atlas In-Pit TSF which involves the storage of tailings in the following inactive open pits at the Atlas project area: ▪ Constellation Pit ‘B’. ▪ Dragon Pits ‘A’, ‘B’ and ‘C’. ▪ Anson Pit ‘A’ and ‘B’ (Anson Pit ‘B’ also known as Arvo Pit). MARBL propose to increase the capacity of the currently approved Atlas In-Pit TSF by approximately 6.2 Mm3 by expanding part of the TSF above ground, herein referred to as the ‘Atlas In-Pit TSF Above-Ground Expansion’. MARBL are in the process of acquiring tenements M4 5/1188 and M 45/1252 from Atlas and have executed a Rehabilitation Assumption Agreement. This agreement will facilitate the expansion of the TSF into all the historical Anson pits, including Anson Pit ‘C’. The expansion design for the western area combines the Anson A, B and C pits with an embankment constructed to an elevation of 290 mAHD expanding the tailings storage of the pits to above ground. The eastern area combines the Dragon A, B and C pit by construction of the Dragon Saddle embankment on the east to an elevation of RL 275 m. An increase in Constellation Pit B of the final tailings deposition level from 286 mAHD to 290 mAHD is proposed. 17.3.3 Surface Water Management Crown Reserves – Water The Minister for Mines has provided consent to mine on the Water Reserves 10746 and 10747 on M45/381, 10303 on M45/888, 12069 on M45/924-l, and 13886 on M45/50I. Surface Water Quality Monitoring The Operation has a preliminary Surface Water Quality Monitoring program for the purpose of collecting further background data for the site, and to monitor for potential impacts from the site relating to sediment pollution, the potential for AMD from waste landforms and hydrocarbon releases within disturbance areas. The surface water quality parameters to be monitored include: ▪ General water quality parameter suite. ▪ Total Suspended Solids (TSS). ▪ Metals suite. ▪ Hydrocarbons. Due to the ephemeral nature of the drainage surrounding the Operation, attempts to collect water quality samples would occur when daily rainfall exceeds 30 mm as recorded at local telemetered weather stations positioned across the Wodgina site. Drainage and Flood Modelling The baseline flood characteristics of the Operation and surrounding catchments were mapped previously by creating a 2D (two-dimensional) flood model for the area using the Hydrologic Engineering Centre’s (CEIWR-HEC) River Analysis System (HECRAS). The 2D model was developed to predict inundation extents resulting from the 1% AEP estimated design event. BG&E reviewed the previous modelling completed and identified that the variable Manning’s n values used to represent roughness across the domain (Site = 0.03, Ridge = 0.1, Floodplain = 0.06) may not be appropriate for the use of a Rain-on-Grid approach. A comparison was therefore done with a value of 0.1 | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 147 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 applied across the model domain, which found an increase in maximum of approximately 0.05 m at the downstream end of the model, and an increase in water depth in the central site area of approximately 0- 0.1 m, and the mode noticeable increase being 0.1-0.2 m in channels downstream of the site. As the purpose of the modelling at this time is to develop a conceptual understanding of surface water flows and management measures across the Operation, the more conservative Mannings n value of 0.1 across the model domain has been adopted by BG&E. It should be noted however that this is likely to predict conservatively high-water depths in defined channels and the model results should not be used for detailed design of infrastructure. In addition, it is recommended that the modelling be revised as more current underlying terrain data becomes available. The 1% AEP event flood depths in relation to the activities under this Proposal, screened to only show areas where flow depths exceed 0.05 m. Post-Development Hydrology Changes BG&E assessed the hydrological changes at Wodgina compared with the 2020 Surface Water Baseline Study Baseline Assessment, based on the following activities: ▪ Expansion of Cassiterite Pit. ▪ Expansion of Eastern Waste Landform (EWL). ▪ Construction of the following infrastructure: − Haul road connecting the Pit and EWL and Low-grade Ore Stockpile. − Atlas NAF Stockpile. − Atlas TSF Expansion. − Train 4. − Evaporation Pond. − Kangan Camp. The major changes from the baseline catchments include the following: ▪ The internally draining Cassiterite Pit catchment is increased due to the pit footprint expansion, incorporating an area that was previously classified as Turner River catchment and reducing this catchment by 0.6 km2. The Plant area, which was previously classified as having potential runoff externally, will also be prevented from doing this, thus also removing this 0.6 km2 catchment from draining to the Turner River. ▪ Expansion of the EWL increases the size of the EWL Catchment, which is classified as having potential runoff externally, and therefore increases the area of catchment reporting to the Turner River that is disturbed by mining. In addition, 0.6 km2 is now classified as internally draining and removed from the Turner River catchment. Addition of a catchment for the haul road and stockpile, as there is the potential that additional catchment now flows through/adjacent to mine disturbance activities due to the location of the haul road and stockpile. This increases the area of the Turner River catchment that is potentially disturbed by mining by 1.3 km2. ▪ The development of the Atlas NAF Stockpile modifies the catchment boundaries in this location as runoff would partially drain to the Atlas Pits and TSF and partially to the Yule River. The estimated increase in catchment area of the Yule River is 0.05 km2. ▪ The addition of the Atlas TSF Embankment, which serves to retain surface water and tailings, will reduce the catchment area draining externally to the Turner River by 0.1 km2. ▪ The changes in terrain associated with development of Train 4 has a minimal impact on the area draining externally to the Turner River. ▪ The Evaporation Pond is likely to remove an area from the Turner River catchment. The catchment for this area was not defined for the baseline assessment; however, it is recommended that this impact is assessed in the future when the design has been finalized. ▪ The location of the proposed Kangan Camp (area previously cleared and utilized as a mine camp, currently a laydown area) is likely to result on removal of catchment area to the Turner River in the order

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 148 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 of the size of the footprint of the camp itself (0.05 km2). It is recommended that this impact is assessed in the future when the design has been finalized. The main impact of these changes is a reduction in the catchment area draining to the Turner River, along with an increase in area within this catchment that flows through/adjacent to mine disturbance activities. However, the reduction in total catchment areas reporting to the Turner and Yule Rivers is insignificant, given the sizes of their catchments. Sediment Control Where runoff from the EWL and stockpiles can discharge to the environment, capture bunding is installed to collect runoff and direct it to sedimentation traps. The EWL batter faces will also be designed to minimize runoff erosion and the transport of sediment downstream. Sediment traps will be located at key positions on the downstream sides of the disturbance areas to treat the surface water runoff prior to discharge to the natural watercourse. In general, “dirty” runoff should be treated close to the source disturbance area, to reduce the volume of runoff requiring treatment and maintain separation from clean runoff deriving from external catchment areas. 17.3.4 Groundwater Management Mine Dewatering Requirements In 2023, AQ2 modelled the predicted inflows to Cassiterite Pit during the proposed operations to December 2026 to a maximum depth of 90 mAHD. The predicted total groundwater inflows to the Cassiterite Pit from the surrounding aquifer (base case prediction) is on average 80 m3/d (0.9 L/s); ranging between 50 m3/d (0.6 L/s) to 100 m3/d (1.2 L/s). At worst, assuming the mine intersects ground with a bulk aquifer permeability 50% higher than the calibrated permeability, the model indicates total inflows of 140 m3/d (1.6 L/s). However, evaporation from the pit sumps and pit walls will remove some of these groundwater inflows, and net residual groundwater inflow will therefore be less than predicted. AQ2 concluded that, in the absence of any identified major aquifer zones (faults) outside the expanded Cassiterite Pit and the predicted relatively low groundwater inflows into the pit, the continuation of pit floor sump pumping is the most practical and cost-effective water management strategy, as it will be able to manage all inflows including any rainfall runoff inflows. Groundwater Monitoring A monitoring and seepage bore network exists across the Wodgina site and is monitored in accordance with the DWER EP Act Part V environmental licensing conditions. 17.4 Operation Permitting and Compliance 17.4.1 Legislative Framework The primary project approvals are governed by the following Commonwealth (federal) and the Western Australian (WA) State legalization: ▪ Commonwealth: − Environment Protection and Biodiversity Conservation Act 1999 (EPBC Act) – a Controlled Action under the EPBC Act includes activities or projects that have (or is likely to have) a significant impact on a Matters of National Environmental Significance (MNES). − Native Title Act 1993 (NT Act). ▪ State (WA): − Mining Act 1978 (Mining Act). − Environmental Protection Act 1986 (EP Act) – Part IV (Mine assessment and approvals) and Part V (Mine regulation and operational permitting, and Clearing of Native Vegetation). | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 149 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 − Aboriginal Heritage Act 1972 (AH Act). In addition to the above primary E&S legislation, secondary approvals and permits are also required under the following State legislation: ▪ Biodiversity Conservation Act 2016 (BC Act). ▪ Rights in Water and Irrigation Act 1914 (RIWI Act). ▪ Contaminated Sites Act 2003 (CS Act). ▪ Dangerous Goods Safety Act 2004 (DG Act). ▪ Health Act 1911 (Health Act). 17.4.2 Current Key Mine E&S Approvals and Licenses/Permits The E&S approvals and the licenses/permits for the current operations at the Wodgina Lithium Mine (Wodgina) are summarized below in Table 17-1. EPBC Act Referrals The following project expansions have been referred to the Department of the Environment and Energy (now Department of Climate Change, Energy, the Environment and Water (DCCEW), under the EPBC Act: ▪ Wodgina TSF expansion (2008) – not a Controlled Action. ▪ Wodgina Direct Ship Iron Ore Mine (2010) – Controlled Action. ▪ Wodgina Direct Shipping Iron Ore Mine Stage 3 (Hercules Deposit - 2013) – not a Controlled Action. ▪ Wodgina Lithium Mine Expansion (2018) – not a Controlled Action NT Act The Operation primarily falls within the Kariyarra people's registered native title claim determination area (NT Claim - WC1999/003 / WAD6169/1998). The Kariyarra Aboriginal Corporation (KAC) is the Registered Native Title Body Corporate representing the interests of the Kariyarra People. There is an original Indigenous Land Use Agreement (ILUA) between the Kariyarra People and Gwalia Tantalum dated 8 March 2001. This has had supplemental agreements and deeds of assignment to subsequent owners of Wodgina. These agreements provide for the grant of tenure, provision of benefits (financial and non-financial) to the Kariyarra People and the protection of Aboriginal heritage. The relevant area covered by these agreements includes the open pits, TSF, administration and accommodation facilities, and gas pipeline. MARBL is currently negotiating with KAC for the assignment of the Wodgina agreements to MARBL which is proposed as part of a wider process of modernizing the native title agreement relevant to the site.". In addition to the Kariyarra people's native title determination area, the Nyamal People have an unregistered native title overlap claim area (NT Claim - WC2018/011 / WAD289/2018), which intersects with sections of the water infrastructure and exploration. The Nyamal People are represented by Nyamal Aboriginal Corporation (NAC). MARBL are in advanced discussions with the NAC about a heritage agreement to facilitate the conduct of heritage surveys to support water exploration and infrastructure. Once executed, this agreement will cover the tenure associated with Wodgina’s water infrastructure within the Nyamal People native title area, being L45/105, L45/501 and L45/502. EP Act Part IV Referrals The Wodgina project has not been formally referred under Part IV of the EP Part IV, on advice from the Department of Water and Environmental Regulation (DWER).

Table 17-1 Current Key Operation E&S Approvals and Licenses/Permits

Legislation	Approval Document Type / Description	Approval Document No.	Approved	Expiry
Mining Act[3]	Mining Proposal and Mine Closure Plan, December 2023 (Main Operations)	120114	14 December 2023	N/A
	Mining Proposal and Mine Closure Plan, February 2024 (Atlas TSF embankment raise, LGO Stockpile, Valley Fill NAF Stockpile, raise Atlas NAF Stockpile height)	122942	22 August 2024	N/A
EP Act Part V	Native Vegetation Clearing Permit (NVCP)	CPS 10346	29 July 2024	28 July 2029
		CPS 9911	16 March 2023	15 March 2028
		CPS 8068	24 March 2022	2 Nov 2028
	Works Approval: Category 5: Processing or beneficiation or metallic or non-metallic ore. - 8,750,000 tonnes per annual period - 4,800,000 tonnes of Tailings per annual period	W6734/2022/1	10 May 2023	9 May 2026
	Works Approval (Amendment): Atlas TSF embankment raise, evaporation pond, dry stack tailings management	W6734/2022/1 (Amendment)	9 Sept 2024	9 May 2026
	License: Category 5: Processing or beneficiation of metallic or non-metallic ore - 8,750,000 tonnes per annual period Category 52: Electric power generation - 64 MW gas power station Category 54: Sewage facility - 210 cubic meters per day Category 57: Used tyre storage - 500 tyres Category 85B: Water desalination plant - 1.5 gigalitres per annual period Category 89: Putrescible landfill site 3,650 tonnes per annual period	L4328/1989/10	26 Sept 2013	30 Sept 2033
	License (Amendment): Train 4 and EWL-h bore	L4328/1989/10 (Amendment)	16 Sept 2024	30 Sept 2033
RIWI Act	License to Construct or Alter Well (26D)	CAW208142	6 Dec 2022	4 Oct 2024
		CAW207875	5 Oct 2022	4 Oct 2024
		CAW208769	26 May 2023	25 May 2025
	License to Take Water (5C): Annual Water Entitlement - 5,610,000kL Taking of water for - dewatering for mining purposes, dust suppression for earthworks and construction purposes, and dust Suppression for mining purposes.	GWL154570	5 Aug 2020	27 May 2030

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This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc. 2025

RPMGLOBAL

17.4.3 Other Approvals

CS Act

The December 2023 Mining Proposal states that a search of the DWER Contaminated Sites Database indicated that no registered contaminated sites are located within the Wodgina project area.

In July 2023, MARBL completed a Preliminary Site Investigation (PSI) for the Wodgina Lithium Operation. The propose of this PSI was to identify potential source(s) of contamination associated with current and/or historical site activities and to determine MARBL's obligations with respect to the CS Act. The PSI identified several areas of potential environmental concern (APECs) which warrant further investigation to enable potential risks associated with the related contaminant exposure pathways to be further evaluated. These APECs included historical and current operational landfills, workshop areas, power station, and chemical/hydrocarbon handling and storage areas. Data gaps were identified for these APECs, that mainly associated with assessing soil and water quality and impacts. The PSI recommended that an appropriate Sampling and Analysis Quality Plan (SAQP) should be prepared in accordance with relevant DWER guidelines.

AH Act

The proposed activities and infrastructure have been designed to avoid the 17 known sites of ACH, and MARBL currently do not require or plan to seek any Section 18 Approvals under the AH Act to disturb an ACH site. However, MARBL has a Heritage Agreement in place with the KAC to facilitate the conducting of heritage surveys for to support the Operations and future development.

17.4.4 Future Key Mine E&S Approvals and Licenses/Permits

The future E&S approvals required to support the life of mine plan, comprise approvals for a new water supply and water processing / brine disposal, waste rock landform expansions, and an expanded and new TSF.

A summary of the anticipated approval applications to support the above activities is provided below in Table 17-2.

Table 17-2 Future Key Operation E&S Approvals and Licenses/Permits

Scope of Proposed Activities Requiring Approval	Approval Type / Document	Submission Date	Estimated Approval Date
Further EWL expansion (EWL2) – this also includes the renewal of the Airport NVCP	Mining Act – Mining Proposal, EP Act Part V – NVCP	Jan 2025	Q2 2025
EWL Life of Mine Design, Southern Basin TSF, water supply	EP Act Part IV – referral, EPBC Act – referral, Mining Act – Mining Proposal, EP Act Part V – Works Approval, License amendment, NVCP	Q3 2025	Mid 2027

Based on the review of the available information, RPM considers that there are no obvious barriers to future tenure, permits, or agreements for any extensions to the LOM plan. However, the assessment of the potential impacts to biodiversity and aboriginal cultural heritage (ACH) with the development of the Southern Basin TSF, have been identified as key areas to be addressed through the project assessment and approvals process.

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[3] A number of historic Mining Proposals have previously been approved for the Operation, not listed here.

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 151 of 178 |
This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc. 2025

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 152 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 Detailed flora and vegetation and detailed fauna assessments, in line with EPA Technical Guidance, to address proposed expansion projects commenced in 2023 and are ongoing in 2025. These studies include: ▪ Detailed Flora and Vegetation Assessment, Umwelt Australia. ▪ Detailed Fauna and Short-Range Endemic Species Assessment, Phoenix Environmental Consultants. ▪ Subterranean Fauna Assessment, Bennelongia Environmental Consultants. The Wodgina project area has been the subject of numerous biological surveys, providing a clear understanding of the environmental values of the area. Conservation significant species identified to potentially occur in the Southern Basin TSF project area include: ▪ Dasyurus hallucatus (Northern Quoll). ▪ Rhinonicteris aurantia (Pilbara Leaf-nosed Bat). ▪ Macroderma gigas (Ghost Bat). ▪ Pseudomys chapmani (Western Pebble-mound Mouse). ▪ Apus pacificus (Fork-tailed Swift). Two habitats that may be critical to these significant fauna species occur in the project area: Rocky Ridge Habitat and Drainage Line Habitat. Disturbance to these habitats is avoided or minimized as far as practicable. All caves identified to be critical to the significant bat species are also avoided. Impacts to these species are managed in accordance with the conditions and commitments of NVCPs and Mining Proposals. The proposed activities and infrastructure for the Southern Basin TSF have been located to avoid known sites of ACH. However, there is a potential for unknown sites of ACH to be identified during the project assessment and development phase. MARBL will, in conjunction with the Operation TOs, conduct ACH surveys of the Southern Basin TSF area, and undertake associated TO engagement, as part of the Operation assessment and development. 17.4.5 Status with Operation E&S Compliance The Operation is generally in compliance with the current E&S approvals and permits. However, there have been some operational incidents and non-compliance such as chemical spills, unauthorized land disturbance, infrastructure damage, pollution control equipment malfunction and a fauna strike. These were reported to the relevant regulators including outlining the remedial actions taken. One unauthorized land disturbance incident also resulted MARBL issuing a notification of breach of tenement conditions 24 for M 45/365-I (All ground disturbance approved by a Mining Proposal submitted on or after 3 March 2020 to be undertaken within the disturbance), to Department of Energy, Mines, Industry Regulation and Safety (DEMIRS) on 31 October 2023. The details and remedial actions taken for this incident are summarized as follows: ▪ On 14 October 2023, a review of aerial imagery of the Cassiterite Pit extension identified material outside of the disturbance envelope in the latest approved Wodgina Lithium Mine Mining Proposal (REG ID 113904, 28 March 2023). As an excavator worked along the windrow edge, loose material fell down the natural rill breaching the mining disturbance envelope. Drone images captured of the work area indicate that the incident occurred between 11 August and 29 August 2023. ▪ On 8 August 2023, MRL submitted a Mining Proposal revision (REG ID 120114) for approval including the expansion of the Cassiterite Pit footprint by 1.1 Ha. The disturbance outside the disturbance envelope is located within the proposed expansion area. Mining Proposal (REG ID 120114) was approved on 14 December 2023. ▪ Mine designs have been modified to allow adequate buffers to complete works within approval boundaries. ▪ Site education has been undertaken through toolbox talks and information sessions on Land Disturbance Permits, including on-ground delineation of clearing areas, supervisors and operators made aware of exclusion zones pre-clearing and spotters where required. | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 153 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 There will be additional compliance costs associated with the key future project approvals and also with project’s future compliance under the SGM. 17.5 Social or Community Requirements The Operation has completed social baseline assessment and impact assessment and associated technical studies to support project approval applications, including studies related to: ▪ Land Use and Community. ▪ Cultural Heritage ▪ Stakeholder Engagement and Community Development. 17.6 Land Use The Operation local community groups/land users are the Kariyarra People and the pastoral leaseholders (Kangan Pastoral Station, Wallareenya Pastoral Station, Indee Pastoral Station and Mundabullangana Pastoral Station). The current relationship with these local community groups is good and this is evidenced through the existence of respective agreements and ongoing community engagement. There are no current recorded serious or recurring public/community complaints with material consequences. 17.6.1 Pastoral Stations A significant proportion of the Operation occurs within the Kangan Pastoral Lease, leased to the Aboriginal Prospecting Company and managed by the Yandeyarra Aboriginal Community. The Wallareenya (Tabba Tabba) Pastoral Lease is impacted by borefield infrastructure and the Indee and Mundabullangana pastoral leases are impacted by gas pipeline infrastructure connected to Wodgina. MARBL is a party to an Agreement with Kangan Pastoral Station, originally entered into on 26 September 2011 between Atlas Iron Limited and Aboriginal Prospecting Co. Pty Ltd. This Agreement includes consent from the occupier of the land (Kangan Pastoral Station) exercising all rights under the relevant tenements on the pastoral lease. MARBL has an Agreement with Wallareenya Pastoral Station, which has been executed by MARBL and is being circulated in counterparty to Wallareenya Pastoral Lessees for signing. This Agreement includes consent from the occupier of the land (Wallareenya Pastoral Lease) to exercise all rights under the relevant tenements on the Pastoral Lease. 17.6.2 Crown Reserve - Aboriginal Reserve Management of Reserve 22895 for the purposes of “Use and Benefit of Aboriginal People” was vested in the Kariyarra Lands Aboriginal Corporation (KLAC) in 2018 (prior to this, the Reserve was for an Aerial Landing Ground and managed by the Department of Planning, Lands and Heritage (DPLH). This Reserve is overlapped by L 45/93, which is used for a water pipeline from North Borefield and the access road from the airstrip. The water pipeline and access road were constructed prior to MARBL’s acquisition of the Operation in 2016. A letter from KAC to DMIRS (dated 22 March 2021) stated that KALC and KAC had the same directorship, and that KAC managed native title rights across all of the Kariyarra Determination Area. This letter confirmed an existing agreement with Wodgina Lithium and provided consent to grant and operate L 45/93. 17.6.3 Cultural Heritage The December 2023 Mining Proposal states that a search of the DPLH Aboriginal Cultural Heritage Inquiry System (AHIS) was undertaken on in August 2023, and 17 ACH places were found that relate to the Mine Development Envelope (MDE). The proposed activities and infrastructure have been designed to avoid known sites of ACH. MARBL has a Heritage Agreement in place with the main TOs, the Kariyarra People to facilitate the conducting of heritage surveys for to support the Operations and future development. MARBL are also in advanced discussions with the Nyamal People about a heritage agreement to facilitate the conduct of heritage surveys to support

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 154 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 water exploration and infrastructure. Once executed, this agreement will cover the tenure associated with the Operation’s water infrastructure within the Nyamal People native title area, being L 45/105, L 45/501 and L 45/502. Ongoing ACH protection measures for the Operation include: ▪ Avoidance of known heritage sites. ▪ Buffers and exclusion zones of known heritage sites. ▪ Blast management for vibration sensitive heritage places. ▪ Land Activity Permit and Internal reviews and approvals prior to access and any new disturbance, or in high traffic areas. ▪ Cultural awareness training and inclusion into site inductions. ▪ Demarcation of heritage sites in proximity to operational areas. ▪ Effective incident management processes. There is currently no requirement for the operation to produce an Aboriginal Cultural Heritage Management Plan (ACHMP) as advised by MRL. 17.6.4 Stakeholder Engagement and Community Development The key local groups and land connected indigenous stakeholders for the Operation are the Traditional Owners (TOs) the Kariyarra People (for the main mine and site infrastructure), and the Nyamal People (for sections of Wodgina’s water infrastructure and exploration). MARBL is currently negotiating with KAC for the assignment of the Operation’s existing ILUA (dated 8 March 2001) and subsequent agreements and deeds to and then to Wodgina Lithium Pty. However, MARBL has a Heritage Agreement in place with the KAC to facilitate the conducting of heritage surveys for to support the operations and future development. MARBL are in advanced discussions with the NAC about a heritage agreement to facilitate the conduct of heritage surveys to support water exploration and infrastructure. Once executed, this agreement will cover the tenure associated with the Operation’s water infrastructure within the Nyamal People native title area. In addition to the Kariyarra People and the Nyamal People, MARBL has also identified the following land connected indigenous stakeholders: ▪ Yandeyarra / Mugarinya community – represented by Mugarinya Community Assoc Inc. ▪ Kangan Pastoral Lease, leased to the Aboriginal Prospecting Company and managed by the Yandeyarra Aboriginal Community. MARBL has an active community engagement and development program. All MARBL stakeholder engagements are planned in line with the Stakeholder Engagement Management Plan (SEMP) and recorded Stakeholder engagement Register. For the purpose of establishing targeted stakeholder engagement, MARBL has placed the Kariyarra People, Nyamal People and the Yandeyarra / Mugarinya community, as the Local Community/Land Users Stakeholder Group. MARBL’s community engagement approach aligns with both its legal and social obligations, and encompasses the following key areas: ▪ Providing positive community economic participation outcomes – through employment and business opportunity, and the Indigenous business facility. ▪ Strategic community economic empowerment and development – through Community Grants, corporate partnerships, and in-kind contributions. ▪ Community engagement and consultation – through genuine commitment to transparent, two-way community engagement and consultation, and dedicated native title, heritage, community and Indigenous engagement teams. | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 155 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 ▪ Creating a culturally respectful and inclusive workplace – with a commitment to Reconciliation, ongoing cultural awareness training and recognizing and celebrating key events, such as NAIDOC and National Reconciliation Week. ▪ Strong native title and cultural heritage governance frameworks – to comply with applicable laws and regulations and build trust and credibility. MARBL’s community and social development program, comprises the following key areas: ▪ Social Investment Programs – on annual basis, contribute to financial and in-kind support, particularly to host communities impacted by our operations and activities, through our social investment programs. Our community investment priority areas include health and wellbeing, strengthening local communities and economic empowerment. ▪ Community Grants – eligible organizations can apply for up to $10,000 per quarterly funding round. The grants are targeted at supporting programs and events that help to create strong, happy and healthy communities. ▪ Local Employment – recruit and retain Indigenous employees and promote a culturally safe working environment. In FY24, the Operation’s indigenous participation reached 3.68%, with 310 Indigenous employees currently engaged. MARBL is committed to developing career pathways for local Indigenous people. This includes regular community based Indigenous employment sessions to provide a mechanism for local jobseekers to secure career pathways within the Operation. ▪ Culturally Respectful and Safe Workplace – MARBL aims to develop its workforce’s understanding, respect and appreciation of the local Indigenous Australians’ lore and culture, both within and outside of business activities, through the implementation of mandatory native title party endorsed and delivered cultural awareness training (CAT) sessions for Operation employees. ▪ Indigenous Business Development – support Indigenous contractors to secure contracts with the Operation. ▪ Indigenous Business Financial Support Strategy – MARBL offer a start-up grant of up to a maximum value of $10,000, for indigenous startup businesses. For indigenous businesses past their initial development stages, offers of further financial support are provided through assisting in the purchasing of mobile assets. This assistance takes the form of a guaranteed finance facility. 17.7 Mine Closure Requirements The current approved Mine Closure Plan (MCP) for the Operation was completed in February 2024 and approved by DEMIRS on 22 August 2024. The MCP has been developed in accordance with the DEMIRS Statutory Guidelines for Mine Closure Plans (2023) and is of a good standard. The MCP states that the estimated date for completion of mining is 2048, in line with the current LOM estimation of 30 years (2048). DEMIRS requires that the MCP be revised and re-submitted for approval by the end of October 2028, in accordance with the relevant tenement conditions. The MCP has identified knowledge gaps in areas such as stakeholder engagement, landform design, water management and rehabilitation trials and procedures. The MCP includes an appropriate forward work program to undertake the necessary studies to address these identified knowledge gaps. Given the long LOM (2048), RPM considers that the proposed schedule to complete these studies is reasonable. A full financial year 2024 (FY24) closure liability estimate was produced in July 2024, based on the current approved MCP. A memorandum was provided by MARBL that summaries that methodology described to calculate the closure liability estimate, the general updates undertaken for the FY24 full-year estimate, and the FY24 closure liability estimate. The Wodgina closure cost estimate has been developed using the Standard Reclamation Cost Estimator (Version 2.0) (SRCE), provided by the Nevada Standardized Unit Cost (NSUC) Mine. This closure cost model is a sophisticated calculator that is globally recognized as one of the more comprehensive, publicly available cost models. It is important to note that the accuracy of any closure cost estimate is dependent on having an associated mine closure plan of an acceptable standard. A high-level cross-examination was undertaken between the provisions of the Wodgina 2024 MCP and the SRCE. The overall provisions calculated in the SRCE are broadly aligned with those discussed in the MCP. RPM considers that the resulting FY24 $112.23M liability estimate is representative of the level of disturbance and associated closure requirements.

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 156 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 17.7.1 Rehabilitation / Reclamation Bonding MARBL is not required to post a performance or reclamation bond for the Operation. However, MARBL is required to annually report land disturbance and make contributions to a pooled mine rehabilitation fund (MRF) based on the type and extent of disturbance under the MRF Act. The total 2024 MRF Levy for the Operation is $203,526.50, this based on a total disturbed area of 754.4270 ha, total area of land under rehabilitation of 270.1004 ha, and a total Rehabilitation Liability Estimate (RLE) of $20M. | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 157 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 18. Capital and Operating Costs The capital and operating costs outlined below reflect the LOM Schedule, which is summarized in Section 13. The below cost information has been provided by MRL and reviewed by RPM. RPM highlights the following: ▪ Costs are presented in Australian Dollars ($) unless otherwise denoted; ▪ Financial year is a calendar year (Jan X0 to Dec X0); ▪ All costs are real with no inflation or escalation applied; ▪ All costs are presented on a 100% equity basis. The MARBL JV which owns Wodgina is owned 50% MRL and 50% Albemarle; ▪ RPM considers that capital and operating cost estimates are based on a first-principles build-up or actuals from current operations, and as such, are considers to be at least of a pre-feasibility study level of accuracy. The remainder of the capital expenditures are based on built-up using typical costing methods for an operation of the scale, long mine life, and operation requirements to meet the LOM plan. In addition, various contingencies are built into the cost estimates. As such RPM considers the basis of costs reasonable for an Operation.; and ▪ All works undertaken on and off-site are managed via contracts to the Company through MRL. As such, no G&A costs are attributable to the Company. This section provides an overview of the annualized costs on a FOB basis. 18.1 Capital Costs The LOM capital cost estimate for the Operation is based on the outcomes of the LOM planning process whereby costs are built up from a first principles, taking into account recent actuals and forecasts. As shown in Table 18-1. The deferred strip asset is amortized over the LOM. Annual capital expenditure from 2025- 2029 is shown in Table 18-2. Table 18-1 LOM Capital Cost Estimate Capital Expenditure Item M $ Sustaining Capital Expenditure 660 Fleet Sustaining Capital Expenditure 660 Growth Capital Expenditure 690 Recovery Improvements 60 Kangan Camp 20 Atlas TSF 60 Southern TSF 50 Infrastructure Relocation Allowance 500 Deferred Strip Asset 2,170 Total 3,510

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Table 18-2 Annual Capital Costs Summary

Cost Centre	Unit	Total LOM	2H24	2025	2026	2027	2028	2029	Avg. 2030-2048*
Sustaining Capital Expenditure	**M$**	**660**	**10**	**30**	**30**	**30**	**30**	**20**	**30**
Fleet Sustaining Capital Expenditure	M$	660	10	30	30	30	30	20	30
Growth Capital Expenditure	**M$**	**690**	**40**	**60**	**20**	**30**	**30**	**<10**	**30**
Recovery Improvements	M$	60	10	20	20	10	-	-	-
Kangan Camp	M$	20	10	10	-	-	-	-	-
Atlas TSF	M$	60	20	30	-	-	-	-	-
Southern TSF	M$	50	-	-	-	20	30	10	-
Infrastructure Relocation Allowance	M$	500	-	-	-	-	-	-	30
Deferred Strip Asset	**M$**	**2,170**	**38**	**105**	**42**	**164**	**-**	**-**	**100**
Total	**M$**	**3,510**	**90**	**200**	**90**	**220**	**50**	**30**	**150**

*Note: LOM includes 2H24.
**Figures for these years are an annualized average.

18.2 Mine Closure and Rehabilitation

The mine closure requirements and rehabilitation are described in Section 17.7 and Section 17.7.1, respectively. The mine closure liability estimate of $112M and total Rehabilitation Liability Estimate of $20M are in addition to costs presented in Table 18-4. Also, the Mine Rehabilitation Fund (MRF) Levy for the Operation in 2024 was $0.2M, as described in Section 17.7.1.

18.3 Operating Costs

LOM annual operating costs are presented in Table 18-3. Operating cost forecasts have been presented on an annual basis for the first five years of the LOM plan and then the remaining years of the LOM plan have been presented as an average. The step-change in processing costs from 2027 onwards is reflective of the shift from two trains to three trains. Mining costs continue to remain relatively flat as an increase in ore mined coincides with a reduction in strip ratio.

Table 18-3 Annual Operating Costs Summary

Cost Centre	Unit	Total LOM	2H24	2025	2026	2027	2028	2029	Avg. 2030-2048*
Onsite Costs									
Mining Costs	M$	5,620	120	240	290	170	340	300	220
Processing Costs	M$	5,840	90	190	180	260	260	260	240
Safeguard Offset Costs	M$	140	<5	<5	<5	<5	<5	<5	10
Total Free on Road	**M$**	**11,610**	**210**	**440**	**470**	**430**	**600**	**560**	**470**
	$/Prod t	**710**	**1,130**	**990**	**1,010**	**600**	**790**	**700**	**680**
Offsite costs		-	-	-	-	-	-	-	-
Offsite Haulage and Stevedoring	M$	470	10	10	10	20	20	20	20
Port Handling	M$	70	<5	<5	<5	<5	<5	<5	<5
Shipping	M$	640	10	20	20	30	30	30	30
Total To Customer Port (ex-Royalty)	**M$**	**12,790**	**220**	**470**	**510**	**480**	**660**	**620**	**520**

* excluding royalties
** including royalties
*** rounding to nearest 2 significant figures. Rounding may cause computational discrepancies

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 158 of 178 |

This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025

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18.3.1 Site Costs

The operating cost estimates are derived on first principles basis, taking into account recent actuals and forecasts, including the forecast LOM physicals schedule. Operating costs by type and average annual cost during production years is shown in Table 18-4.

Table 18-4 LOM Average Annual Cost*

Cost Item	$ M	$/Sale t SC 5.5
Mining Costs	230	343
Processing Costs	240	356
Royalties	60	86
Safeguard Offset Costs	<10	9
Total	530	794

18.3.2 Offsite Costs

Wodgina offsite costs include the cost to deliver the product to the customer's port, including trucking to the port of Port Hedland and shipping costs.

18.3.3 Royalties

The Mining Regulations 1981 (WA) specify that the WA State Government-imposed royalty rate for lithium concentrate is 5% and is calculated either ad valorem or by a specific rate per tonne of production. There is also a 5% royalty rate on spodumene concentrate feedstock for lithium producers who produce lithium hydroxide and lithium carbonate in the situation where the produced lithium hydroxide and lithium carbonate are the sale products.

Royalties are applied in the financial model at 5% of sales value (FOB) of spodumene concentrate.

18.4 Safeguard Mechanism

18.4.1 Background

The Safeguard Mechanism was first legislated in 2014 and came into effect on 1 July 2016 through the National Greenhouse and Energy Reporting (Safeguard Mechanism) Rule 2015 (Safeguard Rules). In July 2023, the Australian Government reformed the mechanism, with the latest updates published in April 2024, to drive emissions reductions across Australia's largest industrial facilities. The 2023 reforms were designed to align with Australia's Climate Change Act 2022, mandating a 43% reduction in emissions below 2005 levels by 2030 and achieving net zero by 2050.

The Safeguard Mechanism applies to facilities reporting over 100,000 tonnes of carbon dioxide equivalent (tCO_2-e) annually under the National Greenhouse and Energy Reporting (NGER) Scheme. Such facilities, termed "Designated Large Facilities," must adhere to emissions baselines set by the Clean Energy Regulator (CER), with the mechanism's stated purpose being to provide "a framework for Australia's largest emitters to measure, report, and manage their emissions."

A facility's Safeguard Mechanism baseline represents a legislated cap on its allowable Scope 1 emissions for each reporting period, spanning 1 July X0 to 30 June X1 annually. Facilities that exceed their baseline emissions, without exceptional circumstances such as natural disasters, are required to surrender offsets, namely Australian Carbon Credit Units (ACCUs or SMCs), each equivalent to one tCO_2-e, to bring their net Scope 1 emissions back within the baseline.

The Company has estimated the baseline Scope 1 CO_2-e quantity based on current standards and an understanding of the regulations. These estimates, along with emissions intensity baselines and Mineral Resources' internal carbon price forecasts, have been factored into the economic analysis. RPM's review identified a minor discrepancy in Wodgina's calculations due to a few minor discrepancies between the model and the Safeguard rule. RPM notes the potential for further changes in carbon offsets, ACCU prices

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 159 of 178 |

This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 160 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 and regulations by state and federal governments, adding uncertainty to the estimates. Despite this, the full LOM annual costs have been included in the economic analysis, as presented in Section 19. | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 161 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 19. Economic Analysis 19.1 Economic Criteria This Report has been based on data and assumptions from MRL and assumptions from Albemarle. The primary method by which the economic viability of the Mineral Reserves has been determined is through a discounted cash flow model analysis. The key economic criteria applied in the cash flow model includes: ▪ Only Indicated Mineral Resources are included in the cashflow analysis. Inferred material is considered waste. ▪ All forecasts are in real terms from 1 July 2024; ▪ Financial year is a calendar year (Jan X0 to Dec X0); ▪ All cash flows are in Australian Dollars ($); ▪ Discount rate of 10% (real) and a US$:AU$ exchange approximately 1.47, based on independent expert advice; ▪ Diminishing value depreciation method, excluding resource-linked capital expenditure and deferred strip assets, over an average life of 5 years with no residual value and a nil opening balance; ▪ A corporate tax rate of 30%; ▪ Spodumene forecast prices (SC6.0) are as per August 2024 Fastmarkets’ base case 10-year forecast (real terms), from 2024 to 2026. From 2027 onwards, a long-term price of US$1,300/t is applied, which is below Fastmarkets’ low case 10-year average price of US$1,333/t. Mineral Reserves have also been estimated using a US$1,300/t assumption. RPM is not a price forecast expert and has relied on third- party and expert opinions; however, considers the spodumene forecast prices provided to be from a reasonable source. RPM has adjusted the SC6.0 forecast prices from Fastmarkets for other grades of spodumene concentrate by calculating a grade-adjusted price on a pro-rata basis; and ▪ WA State Government royalties (Section 18.3.3) and currently understood Federal Safeguard Mechanism regulations (Section 18.4). The full LOM safeguard mechanism costs are included in the financial model calculations; however, due to the commercial sensitivity of future carbon offsets, the forecast carbon price is not disclosed in this Report. 19.2 Cash Flow Analyses The discounted cash flow model was constructed based on the LOM plan presented in Section 12.6 of this Report. The capital expenditure and operating expenditure estimates are as per those described in Section 18. Further to this, the forecast costs associated with the SGM are included in the full LOM cashflow per year. RPM considers that capital expenditure and operating expenditure estimates are based on a first principles build-up or actuals from current operations. Based on the assumptions made in this Report regarding the achievability of the LOM plan, the results of the cash flow modelling show negative cashflows in most quarterly time periods from July 2024 to December 2026 (cumulative undiscounted cash flows of -$179M across this time period), predominantly driven by elevated levels of capital expenditure and a weak spodumene price environment, followed by mostly cash flow positive quarterly time periods to the end of the LOM plan. A discount rate of 10% (real) is applied to the net cash flow after-tax to estimate the discounted cash flow. The economic analysis confirmed the economics of Wodgina which delivers an after-tax net present value (NPV) of $2.64B (100% equity basis) or $1.32B (50% JV basis) as summarized in Table 19-1 and detailed in Table 19-2. The cumulative present value of after-tax cash flows can be seen in Figure 19-1.

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 162 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 Table 19-1 Annual Discounted Cashflow Economic Evaluation Units LOM (AUDM) LOM (USD#) LOM (USD#) 1 1 0.5 Gross Spodumene Revenue $M 28,010 19,050 9,520 Free Cashflow*** $M 7,010 4,670 2,330 Total Operating Costs* $M 12,790 8,700 4,350 Total Capital Costs $M 2,510 1,710 860 Avg. Free on Board Costs* $/Prod t 742 504 504 All-In Sustaining Costs** $/Prod t 907 616 616 Discount Rate % 10.0% 10.0% 10.0% Pre-Tax NPV*** $M 3,780 2,570 1,290 Post-Tax NPV*** $M 2,640 1,800 900 * excluding royalties ** including royalties *** rounding to nearest 2 significant figures. Rounding may cause computational discrepancies # Based on an exchage rate of 1USD:0.68AUD Figure 19-1 Operation Cashflow and Pre Tax NPV Summary (100% Basis) | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 163 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 Table 19-2 Annual Cashflow Cost Centre Unit Total LOM 2H24 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 Gross Spodumene Revenue M$ 28,010 230 520 640 1,250 1,340 1,410 1,470 1,410 1,380 1,390 1,450 1,570 1,600 Total Operating Costs* M$ (12,790) (220) (470) (510) (480) (660) (620) (610) (620) (560) (640) (490) (590) (430) Rehabilitation Costs M$ (200) - - - - - - - - - - - - - Working Capital Adjustment M$ 40 60 (20) 20 (100) 50 (10) (10) 10 10 - (60) 40 (50) Corporate M$ - - - - - - - - - - - - - - Royalties M$ (1,400) (10) (30) (30) (60) (70) (70) (70) (70) (70) (70) (70) (80) (80) Capital Expenditure M$ (3,510) (90) (190) (90) (220) (50) (30) (30) (20) (100) (30) (440) (360) (270) Tax M$ (3,130) - - - (20) (170) (180) (220) (210) (200) (190) (190) (190) (190) Undiscounted Project Net Cashflow** M$ 7,010 (40) (190) 40 360 450 500 530 480 460 460 190 410 570 Undiscounted Cumulative Net Cashflow** M$ 7,010 (40) (230) (190) 170 610 1,110 1,640 2,130 2,580 3,050 3,240 3,650 4,220 Discounted Project Net Cashflow** M$ 2,640 (40) (170) 30 270 300 300 300 250 210 190 70 140 180 Discounted Cumulative Net Cashflow** M$ 2,640 (40) (210) (180) 90 390 690 990 1,240 1,450 1,640 1,710 1,850 2,040 Cost Centre Unit 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 2048 Gross Spodumene Revenue M$ 1,600 1,380 1,190 830 1,130 1,270 1,390 1,090 750 440 640 610 Total Operating Costs* M$ (510) (590) (540) (510) (650) (680) (690) (560) (340) (210) (330) (260) Rehabilitation Costs M$ - - - - - - - - - - (200) - Working Capital Adjustment M$ - 70 - 20 (20) - (20) 50 (40) 20 (30) 30 Corporate M$ - - - - - - - - - - - - Royalties M$ (80) (70) (60) (40) (60) (60) (70) (50) (40) (20) (30) (30) Capital Expenditure M$ (200) (120) (160) (180) (40) (30) (30) (90) (270) (250) (100) (90) Tax M$ (220) (200) (160) (70) (50) (150) (160) (190) (20) (40) - (100) Undiscounted Project Net Cashflow** M$ 600 480 280 60 320 340 420 250 30 (70) (60) 160 Undiscounted Cumulative Net Cashflow** M$ 4,820 5,290 5,570 5,630 5,940 6,290 6,700 6,950 6,980 6,910 6,850 7,010 Discounted Project Net Cashflow** M$ 170 120 70 10 60 60 70 40 - (10) (10) 20 Discounted Cumulative Net Cashflow** M$ 2,210 2,330 2,400 2,410 2,470 2,530 2,600 2,640 2,640 2,630 2,630 2,640

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 164 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 19.3 Sensitivity Analysis The sensitivity analysis has confirmed that the LOM schedule is robust to changes in key project value drivers such as: spodumene price, overall operating expenditure and overall capital expenditure. The results of the sensitivity analysis are shown in Figure 19-2 and the sensitivities applied are specified in Table 19-3. Figure 19-2 NPV Sensitivity Analysis Table 19-3 Sensitivities Applied to NPV Sensitivity Analysis Item Sensitivities Applied Spodumene Price -20% to +20% Operating Expenditure -20% to +20% Capital Expenditure -20% to +20% The sensitivity analysis shows the impact to the NPV when each of the key value drivers is adjusted by -20% to +20%. The results indicate that the Operation is most sensitive to changes in the spodumene price and least sensitive to changes in capital expenditure. RPM highlights that changes to carbon offset pricing, based on current understanding, has limited impact on the overall economics of Wodgina. All sensitivity scenarios assessed for Wodgina returned positive NPV results. As such, RPM considers that the quantities and quality reported are economically viable and they support the reporting of the Mineral Reserves. | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 165 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 20. Adjacent Properties There is no information from adjacent properties that is relevant to the Wodgina mine site.

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 166 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 21. Other Relevant Data and Information No relevant information. | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 167 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 22. Interpretation and Conclusions 22.1 Geology The Mt Cassiterite and Mt Tinstone pegmatites, which form the Mineral Resources reported in this Report, consist of a group of subparallel, interfingered, un-zoned albite-spodumene pegmatites that intrude the mafic volcanic and meta-sedimentary host rocks of the surrounding greenstone belt. Individual pegmatites vary in thickness and dip an average of 22o to the southeast. These pegmatites are abundant in albite and primary spodumene with subordinate K-feldspar, minor muscovite in near-homogeneous sheeted bodies, and lepidolite. The pegmatite sheets display a massive to comb-textured internal structure, which is regarded as being characteristic of albite-spodumene type pegmatites. The pegmatites can be grouped into an upper thinner swarm (10-30 m in thickness), a middle thicker swarm (30-80 m in thickness), and a thick basal unit (120-200 m in thickness) and are typically exposed prior to mining over an area 1,100 m by 800 m. The upper sheets are generally hosted by weathered and oxidized meta-greywacke, whereas the lower pegmatite sheets intrude fresh pyrrhotite/pyrite-rich meta-greywacke. The review of the drilling and sampling procedures indicates that standard practices were being utilized by MRL for the recent drilling, which underpins a large portion of the Indicated Mineral Resource, with no material issues being noted by RPM. The QA/QC samples all showed suitable levels of precision and accuracy to ensure confidence in the sample preparation methods employed by MARBL JV and primary laboratory and notes that re-sampling programs have been completed by MRL on previous MARBL JV drilling programs to ensure accuracy. RPM notes that while the historical drilling procedures were not in line with current procedural record keeping and digital recording, RPM was aware of the procedures of the operators at the time during the 1990’s and early 2000’s. Furthermore, the pulp samples taken from the remaining material are consistent with the infill drilling undertaken using current procedures, and a visual comparison does not indicate any systematic bias nor an issue with storage and oxidation of the material prior to re-assay. RPM considers there to be excellent potential to expand the current Mineral Resource through successful exploration, including the high-priority area directly to the north of the current operations and pit and the depth extension, which are potentially amenable to underground mining methods. 22.2 Mining Wodgina is an established open-pit mine operating as a conventional truck-and-shovel operation utilizing industry-standard mining methods. RPM considers the assumptions for the major mining fleet reasonable. In RPM's opinion, the Mineral Reserves and associated equipment fleet numbers are reasonable to achieve forecast production. The LOM plan supporting the Mineral Reserves is reported on an annual basis and incorporates current operational productivity assumptions and costs. Of note, there is a negative cashflow in the next two (2) years, based on the forecast. RPM has reviewed the available data and determined it to be adequate for supporting the Mineral Reserve statement. The LOM plan forecasts an average annual ex-pit ore production of 4.8 Mtpa, with mining and processing operations expected to continue until 2048. The LOM plan underpinning the Mineral Reserves estimate is an independent assessment based on the estimate of Mineral Resources, and a LOM schedule and associated financial analysis completed by RPM. This LOM was based on the forecast mining sequence; however, RPM modified various aspects of the Company’s LOM plan to align with appropriate and practical modifying factors. Of note these changes include the plant throughput during 2024 and 2026 to two (2) trains only (and associated capital expenditure). RPM considers the estimation methodology to align with industry standards and the achievable production in the medium to long term. RPM considers the underlying studies, as well as capital and operating cost estimates, to be of a pre-feasibility level of accuracy.

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 168 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 22.3 Mineral Processing ▪ The Wodgina processing plant was designed to process 5.5 Mtpa of 1.25% Li2O ore through a common comminution circuit, feeding three identical processing trains to produce 750,000 t/y of SC6.0 concentrate. ▪ The plant includes a single 3-stage crushing circuit feeding three parallel flotation trains that reject waste and tin/tantalum minerals through desliming, magnetics, and density removal, followed by multistage flotation to produce lithium concentrate. ▪ Despite having three processing trains, the system functions as a single circuit with shared feed and product discharge conveyors. ▪ Operations resumed in 2022 after a care-and-maintenance period (2019–2022), with a revised product concentrate grade of 5.5% (SC5.5), increasing the production target to ~300,000 t/y per train; however, only 810,000 t/y is achieved in the LOM presented in this Report. ▪ Inconsistent and variable feedstock from the ROM, caused by limited storage and blending capacity, has hampered processing plant performance. The LOM plan includes significant stockpiles to be built during the mine life allowing flexibility in the blending requirements of the plant. ▪ The processing design has inherent limitations from the original whole-of-ore flowsheet, but targeted improvement projects are addressing these, focusing on online analysis, process control optimization, ore conditioning, and flotation cell upgrades. ▪ Processing operations are slightly below two-train capacity due to feed and water constraints. Ongoing projects aim to secure sufficient water and feed material to enable increased train operation. 22.4 Environmental, Social, and Governance (ESG) There are no significant local environmental and social (E&S) concerns for the project that limit footprint or current operations. However, there are potential biodiversity and cultural heritage limits associated with the development of the Southern Basin TSF. MRL (as the operator) has plans in place to address these potential E&S heritage limits through the project assessment and approvals process. The Operation has the required Environmental and Social (E&S) approvals and the licenses/permits for the current operations and the mine is generally operating in compliance with these current E&S approvals and permits. The future E&S approvals required to support the LOM plan include approvals for a new water supply and water processing / brine disposal, waste rock landform expansions, and an expanded and new TSF. MARBL has a plan and schedule in place to secure these future E&S approvals. RPM consider this plan and schedule to be appropriate and achievable. | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 169 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 23. Recommendations 23.1 Geology and Mineral Resources It is recommended to complete additional drilling, targeting two main areas: ▪ Approximately 6 Mt of Inferred Mineral Resource is contained within the final pit design which will be mined in the later years of the LOM. It is recommended that infill drilling be completed as the pit deepens to allow for the Inferred material to be converted to Indicated Mineral Resources and incorporated into the Mineral Reserves. ▪ Targeted Resource and Grade control drilling via DDH and RC methods, given the geology risks noted in the mining activities to date. RPM notes that all grade control is currently via blast hole sampling; it is recommended that RC be undertaken at least in geologically complex zones to minimize issues and complexities in short term planning. Furthermore, diamond drilling will provide details mineralogical information to enable further understanding of the fractionation and structural complexities of the deposit. 23.2 Mining ▪ Conduct further analysis to evaluate strip ratio optimizations by investigating the potential for steepening pit batters and enhancing the eastern footwall sheared pegmatite contact zone. ▪ Develop a scope to evaluate the feasibility of mechanical ore sorters and assess the potential economic benefits of processing contaminated ore with grades between 0.5% and 0.75%. ▪ Secure the necessary regulatory approvals to expand the Eastern Waste Rock Landform (EWL2). 23.3 Mineral Processing ▪ Enhance feed capacity and consistency: address feed constraints by improving ROM storage and blending capabilities to minimize variability and ensure consistent material feed to the plant. This will enable more stable operations and improve plant performance by allowing operating conditions to be optimized to the known ore source. ▪ Optimize ball mill circuit: upgrade the existing ball mill circuit to address current bottlenecks and improve its capacity to sustain continuous operation of all three processing trains. This includes reviewing equipment sizing and implementing modifications to increase throughput. ▪ Expand water supply: develop projects to ensure sufficient water availability for processing operations. This is critical to enable the operation of all three processing trains simultaneously and achieve higher production targets. ▪ Improve processing plant performance: focus on targeted improvement projects to optimize the plant, including enhancements in online analysis, process control, ore conditioning, and flotation cell performance. These upgrades will help overcome the limitations of the original whole-of-ore flowsheet design. ▪ Optimize processing train utilization: increase operational efficiency by resolving feed and water constraints, allowing the consistent use of all three processing trains. This includes close collaboration with the mining department to ensure adequate feedstock supply. ▪ Improve process plant flexibility: implement systems and strategies to enable better adaptation to ore variability, including enhancing the flexibility of the crushing and flotation circuits to accommodate different ore characteristics. ▪ Water recovery: prioritize projects that improve water recovery and utilization efficiency within the plant to ensure sustainable operations while supporting increased capacity. 23.4 Environmental, Social, and Governance RPM recommends that MARBL:

- Review and update future approvals plan accordingly to the outcomes of the baseline studies and associated stakeholder engagement.
- Continue with the stated TO stakeholder engagement and community development measures, to ensure ongoing good relations with the Operation TOs.

23.5 Tailings Storage

- RPM recommends that the Engineer on Record role be clarified.
- RPM recommends that the works required to facilitate the regulatory approval of the Southern TSF be executed in a timely manner to ensure a smooth changeover from the current active TSF (Atlas InPit TSFs with bunding).

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 170 of 178 |
This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025

24. References

- Fastmarkets_Lithium Market Study_Albemarle_Full_10182024
- Fastmarkets_Lithium Market Study_Albemarle_Summary_Li Carbonate and Li Hydroxide_10252024
- Fastmarkets_Lithium Market Study_Albemarle_Summary_Spodumene Concentrate_10252024

Report Title	Area	Provider	Year
Lithium content in various minerals in eight samples for ALS	Mineralogy	University of Tasmania	2023
Wodgina Flotation Report	Mineralogy	JK Tech	2023
A23533 / A25001 Wodgina Test Work	Mineralogy	ALS	2024
Wodgina Flotation Report	Metallurgical Test Work	JK Tech	2023
Wodgina Modelling and Simulation Report	Metallurgical Test Work	Orway Mineral Consultants	2023
Wodgina Lithium - Courier 8 Test Report	Metallurgical Test Work	Metso	2023
A23533 / A25001 Wodgina Test Work	Metallurgical Test Work	ALS	2024
Wodgina Test Work	Metallurgical Test Work	Mineral Resources Ltd	2024
Wodgina Process Flow Diagram - Version 11	Process Design	Mineral Resources Ltd	2024
Process Design Criteria - B831-EG-DSG-0001_0 IFU	Process Design	Minovo	2018
Mechanical Equipment List - B831-MH-LST-0002_6	Process Design	Mineral Resources Ltd	2019
Mass Balance - B831-EG-CAL-0003_0 IFU	Process Design	Minovo	2018
Asset Register	Process Design	Mineral Resources Ltd	2024
Wodgina Plant Assessment Summary Report	Process Improvements	Minsol Engineering	2023
Wodgina Recovery (Recovery Projects)	Process Improvements	Mineral Resources Ltd	2024
SEC Technical Report Summary Initial Assessment Wodgina, Western Australia	SK 1300 Report	31-Dec-21	SRK Consulting
Environmental Management Plan (Rev 04)	Operational EMP – initial?	19-Sep	Mineral Resources Limited ('MRL')
Wodgina - Environmental Management Plan (Rev 01)	Operational EMP	18-Dec	MRL
REVERSE OSMOSIS (RO) PLANT WASTEWATER DISPOSAL STRATEGY PLAN	Operational EMP	19-May	MRL
WODGINA APPROVALS	Internal briefing document	Undated (current 2024)	MRL
Mining Proposal – Wodgina Lithium Project Version 1.4 (Ref: MP_120114) - M45/49, M45/50, M45/254, M45/351-I, M45/353, M45/365-I, M45/381, M45/382, M45/383-I, M45/886, M45/887-I, M45/888, M45/923-I, M45/924-I, M45/925-I, M45/949, M45/950-I, M45/1188-I, M45/1252-I, G45/290, G45/291, G45/321, L45/9, L45/58, L45/93, L45/105, L45/108, L45/437, L45/441, L45/443, L45/451, L45/452 & L45/501	Mining Proposal	8-Dec-23	MRL
Wodgina Lithium Project, Mine Closure Plan 2023 (Version 3.2), Appendix B of MP_120114 - M45/49, M45/50-I, M45/254, M45/351-I, M45/353, M45/365-I, M45/381, M45/382, M45/383-I, M45/886, M45/887-I, M45/888, M45/923-I, M45/924-	MCP	8-Dec-23	MRL

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 171 of 178 |
This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025

Report Title	Area	Provider	Year
I, M45/925-I, M45/949, M45/950-I, M45/1252-I, G45/290, G45/291, G45/321, L45/9, L45/58, L45/93, L45/105, L45/108, L45/437, L45/441, L45/443, L45/451, L45/452 & L45/501			
APPROVAL FOR MINING PROPOSAL – WODGINA LITHIUM PROJECT, REGISTRATION ID: 120114, ENVIRONMENTAL GROUP SITE NAME: WODGINA LITHIUM, ENVIRONMENTAL GROUP SITE: S0231317	DEMIRS approval notice	14-Dec-23	Department of Energy, Mines, Industry Regulation and Safety (DEMIRS)
DWER Licence - L4328/1989/10, Wodgina Lithium Project issued to MARBL Lithium Operations Pty Ltd, M45/49, M45/50, M45/254, M45/353, M45/365, M45/381, M45/382, M45/383, M45/886, M45/887, M45/888, M45/950, M45/923, M45/924, M45/925, M45/949, M45/1188, M45/1252, General Purpose Lease G45/290, G45/291 and G45/321	DWER Licence	01/10/2013 to	DWER
Category 5: Processing or beneficiation of metallic or non-metallic ore 8,750,000 tonnes per annual period		########	
Category 52: Electric power generation 64 MW gas power station		Date of issue -	
Category 54: Sewage facility 210 cubic metres per day		########	
Category 57: Used tyre storage 500 tyres		Date of amendment - 14/02/2024	
Category 85B: Water desalination plant 1.5 gigalitres per annual period			
Category 89: Putrescible landfill site 3,650 tonnes per annual period			
Application for Works Approval Amendment Decision Report, Works Approval Number W6734/2022/1, Works Approval Holder MARBL Lithium Operations Pty Ltd, Wodgina Operations L45/443, M45/383, M45/923, M45/1188, M45/1252, G45/321. Condition 2 - Reference to monitoring bore EWL-h removed from Table 2. Condition 14 - TLO period of 180 calendar days deleted and condition updated to stipulate "for a period not exceeding 24 March 2025" The Premises relates to category 5 activities and the assessed production/design capacity under Schedule 1 of the Environmental Protection Regulations 1987 (EP Regulations) which are defined in existing Works Approval W6734/2022/1. On 08 January 2024, the Works Approval Holder submitted an application to the department to amend Works Approval W6734/2022/1 under section 59B of the Environmental Protection Act 1986 (EP Act). The Atlas in-pit Tailings Storage Facility is currently operating in time limited operation (TLO) which is valid until the 24 March 2024. Due to the necessary replacement of new thickener pumps and pipelines, the Works Approval Holder has requested a time extension of the TLO for an additional 12 months. Furthermore, the Works Approval Holder requested on 31 January 2024 to remove the monitoring bore EWL-h from condition 2, Table 2 for consistency with licence L4328/1989/10.	DWER WA amendment decision report	1-Feb-24	DWER

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 172 of 178 |

This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025

Report Title	Area	Provider	Year
This amendment is limited only to extending the TLO period in condition 14 until the 24 March 2025 and to removing the monitoring bore EWL-h from condition 2, Table 2.			
PART V LICENCE AMENDMENT APPLICATION ATTACHMENT 3B – SUPPORTING DOCUMENTATION, MARBL LITHIUM OPERATIONS, VERSION 00	DWER Licence application supporting technical report	1-May-24	MRL
Native Vegetation Clearing Permit (NVCP) – Purpose Permit CPS 8068/2, Wodgina Lithium Pty Ltd, Land on which clearing is to be done ML 45/50, ML 45/381, ML 45/949 and L45/108 Clearing authorised (purpose) - The Permit Holder is authorised to clear native vegetation for the purpose of a gas pipeline and supporting infrastructure. Area of Clearing - The Permit Holder must not clear more than 293 hectares of native vegetation	NVCP	From 3 November 2018 to 2 November 2028	DWER/ DEMIRS
NVCP – Purpose Permit CPS 9911/1, MARBL Lithium Operations Pty Ltd, Land on which clearing is to be done - M45/50, M45/353, M45/365, M45/381, M45/383, M45/887, M45/888, M45/923, M45/924, M45/1252, Clearing authorised (purpose) - The Permit Holder is authorised to clear native vegetation for the purpose of mineral production. Area of Clearing - The Permit Holder must not clear more than 113.8 hectares of native vegetation	NVCP	From 16 March 2023 to 15 March 2028	DWER/ DEMIRS
NVCP – Purpose Permit CPS 10346/1, MARBL Lithium Operations Pty Ltd, Land on which clearing is to be done - G45/290, G45/291, G45/321, M45/49, M45/50, M45/254, M45/353, M45/365, M45/381, M45/382, M45/383, M45/887, M45/888, M45/923, M45/924, M45/925, M45/949, M45/950, M45/1188I, M45/1252, L45/443 Clearing authorised (purpose) - The Permit Holder is authorised to clear native vegetation for the purpose of mineral production. Area of Clearing - The Permit Holder must not clear more than 448.36 hectares of native vegetation		From 29 July 2024 to 28 July 2029	
LICENCE TO TAKE WATER - GWL154570(20), issued to MARBL Lithium Operations Pty Ltd, Annual Water Entitlement - 5,610,000kL, Location of Water Source - L45/105, L45/451, L45/452, L45/58, L45/93, M45/382, M45/49 and M45/50	GWL	From 5 August 2020 to 27 May 2030	DWER
LICENCE TO CONSTRUCT OR ALTER WELL - CAW207875(1), issued to Wodgina Lithium Pty Ltd, Location of Water Source - L45/58 L45/93 and M45/49, Construct as many as required wells - supply (non-artesian), monitoring and exploratory	GWL	From 5 October 2022 to 4 October 2024	DWER
LICENCE TO CONSTRUCT OR ALTER WELL - CAW208142(1), issued to Wodgina Lithium Pty Ltd, Location of Wells - L45/443, M45/382 and M45/887, Construct as many as required wells - supply (non-artesian), monitoring and exploratory	GWL	From 6 December 2022 to 4 October 2024	DWER
LICENCE TO CONSTRUCT OR ALTER WELL - CAW208769(1), issued to MARBL Lithium Operations Pty Ltd, Location of Wells Source - G45/290, G45/291, G45/321, L45/108, M45/1188, M45/254, M45/351, M45/381, M45/383, M45/886, M45/924, M45/949, M45/950 and R45/4, Construct as many as required wells - supply (non-artesian), monitoring and exploratory	GWL	From 26 May 2023 to 25 May 2025	DWER

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This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025

Report Title	Area	Provider	Year
List of Notices (Regulator Non-Compliance Notices - Excel spreadsheet)	Internal register document	Undated	MRL
List of Reportable Incidents (Regulatory Non-Compliance incidents - Excel spreadsheet)	Internal register document	Undated	MRL
Annual Environmental Report (AER) 2023, MARBL Lithium Operations Pty Ltd, L4328/1989/10, Part V of the Environmental Protection Act,	DEWR Licence – AER	28-Oct-23	MRL
Annual Environmental Report - Project: J00720 Wodgina Mining Assets / Mineral Resources, Reference ID: AER-793-54925, Period Finish: Sep/2023, Environmental Group Site (Site): S0231317 Wodgina Lithium Environmental Group	DEMIRS - Environmental Assessment and Regulatory System (EARS) - Compliance Reporting	27-Feb-24	DEMIR S
Wodgina Land and Tenure	Internal briefing document	Undated (current 2024)	MRL
Schedule of Wodgina Agreements (Excel spreadsheet)	Internal register document	Undated (current 2024)	MRL
EMS Documents (Excel spreadsheet)	Internal register document	Undated (current 2024)	MRL
Wodgina Lithium Project, H2 Level Hydrogeological Assessment	Technical Report	19-May	Golder Associat es Pty Ltd (Golder)
Wodgina conceptual water circuit FY23 v02, Ground Control and Water (Flowchart Figure)	Water Usage Flowchart	25-Mar-22	MRL
Surface Water Assessment Wodgina Mine Site 5 Year Mine Plan	Technical Report	23-Jul	AQ2
Wodgina Surface Water Assessment 5YMP – EWL Redesign Addendum	Technical Memo	20-Jul-23	AQ2
Wodgina Lithium Project, Cassiterite Pit Dewatering and Post Closure Pit Lake Assessment - 5 Year Mine Plan	Technical Report	23-Jul	AQ2
Preliminary Site Investigation (PSI) Wodgina Lithium Operations, Western Australia	PSI under the CS Act	27 July 203	Senvers a
Wodgina Lithium Project, Mine Closure Plan 2023 (Version 3.2), Appendix B of MP_120114 - M45/49, M45/50-I, M45/254, M45/351-I, M45/353, M45/365-I, M45/381, M45/382, M45/383-I, M45/886, M45/887-I, M45/888, M45/923-I, M45/924- I, M45/925-I, M45/949, M45/950-I, M45/1252-I, G45/290, G45/291, G45/321, L45/9, L45/58, L45/93, L45/105, L45/108, L45/437, L45/441, L45/443, L45/451, L45/452 & L45/501	MCP	8-Dec-23	MRL
Closure Cost Liabilities Review (Wodgina) – Full-Year FY24	Internal Memorandum – Closure Cost Estimate	1-Jul-24	MRL
HSEC - General Risks, SITE RISK REGISTER	Internal risk summary register	Undated	MRL
Emergency Response Site Risk Register (Excel spreadsheet)	Internal risk summary register	Undated	MRL Metals
Wodgina – Communities and Heritage	Internal briefing document	Undated	MRL
Stakeholder Engagement Management Plan (Rev 00)	SEP	20-Jun	MRL
Wodgina Mining Model Update	Mining	MRL	2024

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 174 of 178 |

This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc. 2025

Report Title	Area	Provider	Year
Wodgina Five year approvals - Geotechnical Assessment – Stages 3 and 4	Mining	MRL	2023
Wodgina Two year approvals - Geotechnical Assessment – Stages 1, 2 and 4	Mining	MRL	2022
Wodgina Open Pit Geotechnical Review of Final Stage Slope Designs	Mining	Geotechnical Consulting Pty Ltd	2007

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 175 of 178 |

This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc. 2025

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 176 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 25. Reliance on Information Provided by Registrant This Technical Report Summary has been prepared by RPM for Albemarle as the Client and Lithium Resources Limited as the Registrant. The estimates, conclusions, opinions and information contained in this TRS are based on information and data provided by the Registrant and the Company, which was validated following industry practices and deemed appropriate for use as at the date of this Report. RPM fully relied on the Company, MARBL JV and the Registrant for information in relation to the following subsections. RPM considers it reasonable to rely on the Registrant and the Company for this information as they have been the owner of the Operation for many years and have experience with the operation of lithium mines in Western Australia. 25.1 Macroeconomic Trends Information relating to inflation, interest rates, foreign exchange rates and taxes. This information was used in Section 19 for the economic analysis and supports the Mineral Resource Estimate in Section 11 and the Mineral Reserve Estimate in Section 12. 25.2 Marketing Information relating to marketing and sales contracts, marketing studies and strategies, product valuation, product specifications, refining and treatment charges, transportation costs, and material contracts. The information relied upon in this Report has been provided by Fastmarkets (a marketing expert). This information was used to support the Mineral Resources Estimate in Section 11 and the Mineral Reserve Estimate in Section 12. It has been used when discussing the contract information in Section 16, Commodity Price in Section 12 and analysis of the economics in Section 19. 25.3 Legal Matters Information relating to mineral rights, approvals and permits to mine, mineral tenures (concessions, payments to retain, obligation relating to work programs), ownership interests, surface rights, easements, rights of way, violations, fines, ability and timing to obtain and renew permits, monitoring requirements, royalties, water rights and bonding requirements. This information has been used to discuss property ownership, tenure, permits and closure matters in Section 3, economic analyses in Section 19 and supports the Mineral Resource Estimate in Section 11 and the Mineral Reserve Estimate in Section 12. This information was provided by MARBL JV and is confirmed reliable given the ongoing operations at the assets. 25.4 Environmental Matters Information relating to environmental permitting and monitoring requirements, ability to maintain and renew permits, emissions controls, closure planning, baseline studies for environmental permitting, closure bond and binding requirements and compliance with requirements for protected species and areas. This information is used when discussing tenure and property ownership in Section 3, the permitting and closure discussions in Section 17, and the economic analysis in Section 19. It supports the Mineral Resource estimate in Section 11 and the Mineral Reserve estimate in Section 12. This information was provided by MARBL JV and is confirmed reliable given the ongoing operations at the assets. The majority of documents were prepared by subject matter experts and can be relied upon to support the information contained in this Report. 25.5 Stakeholder Accommodations Information relating to community relations plan, non-governmental organizations, social and stakeholders baseline and supporting studies. | ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 177 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 This information is used in the social and community discussions in Section 17 and the economic analysis in Section 19. It supports the Mineral Resource estimate in Section 11 and the Mineral Reserve Estimate in Section 12. This information was provided by MARBL JV and is confirmed reliable given the ongoing operations at the assets. 25.6 Governmental Factors Information relating to Government royalty and taxation and governmental monitoring, violations and enforcement action and bond requirements. This information was used in Section 3 for discussion of royalty requirements and encumbrances on the Property, the mine closure and permitting in Section 17, the economic analysis in Section 19 and supports the Mineral Resources Estimate in Section 11 and the Mineral Reserves Estimate in Section 12. This information was provided by MARBL JV and is confirmed reliable given the ongoing operations at the assets.

| ADV-DE-00702-02 | Technical Report Summary, Wodgina Operation, Western Australia | February 2025 | | Page 178 of 178 | This report has been prepared for Albemarle Corporation and must be read in its entirety and is subject to all assumptions, limitations and disclaimers contained in the body of the report. © RPM Global USA, Inc 2025 26. Date and Signature Page The report titled ‘‘Technical Report Summary, Wodgina Operation, Western Australia”’ with an effective date of 10 February 2025 was prepared by RPM USA Inc. (RPM) as a third-party firm in accordance with Title 17 Subpart 229.1302(b)(1) of Regulation S-K, Disclosure by Registrants Engaged in Mining Operations (S- K 1300). References to the Qualified Person or QP are references to RPM and not to any individual employed or engaged by RPM. Dated 10 February 2025 RPM USA, Inc. 7887 East Belleview Avenue, Suite 1100 Denver, Colorado, 80111 USA